Exhibit 10.1
FOURTH AMENDMENT dated as of May 9, 2024 (this “Amendment”), to the Credit Agreement (as defined below) among DaVita Inc., as Borrower (the “Borrower”), the other Loan Parties party hereto, each of the Converting Tranche B-1 Term Lenders (as defined below) party hereto, each Additional Extended Tranche B-1 Term Lender (as defined below) and Wells Fargo Bank, National Association, as Administrative Agent.
RECITALS
A.     The Borrower, the Lenders party thereto from time to time, the other parties thereto and Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), Collateral Agent and Swingline Lender, are party to that certain Credit Agreement dated as of August 12, 2019 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”).
B.     Section 2.25 of the Credit Agreement permits the Borrower to make an Extension Offer to all Lenders of Term Loans with a like Maturity Date on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans) and on the same terms to each such Lender.
C.    The Borrower intends to make an Extension Offer in respect of the existing Tranche B-1 Term Loans outstanding immediately prior to the Fourth Amendment Effective Date (as defined below) (the “Existing Tranche B-1 Term Loans”) to each Tranche B-1 Term Lender (as defined in the Credit Agreement immediately prior to the effectiveness of this Fourth Amendment) (each an “Existing Tranche B-1 Term Lender”) to (i) extend the Maturity Date with respect to the Existing Tranche B-1 Term Loans and (ii) make certain other amendments to the Credit Agreement, in each case, pursuant to Section 2.25 of the Credit Agreement (the “Term Loan Extension” and the Existing Tranche B-1 Term Loans as so extended, the “Extended Tranche B-1 Term Loans” or “Extended Term B-1 Loans”).
D.     Substantially concurrently with, but immediately following, the Term Loan Extension, pursuant to Section 2.24 of the Credit Agreement, the Borrower intends to (i) incur Incremental Term Loan Commitments in the form of additional Extended Tranche B-1 Term Loans in an aggregate principal amount of $657,884,309.63 (the “Incremental Extended Tranche B-1 Term Loans”) and (ii) use the proceeds of the Incremental Extended Tranche B-1 Term Loans to repay a portion of the Existing Tranche B-1 Term Loans that are not extended pursuant to the Term Loan Extension (such Existing Tranche B-1 Term Loans not so extended, the “Non-Extended Tranche B-1 Term Loans”), pay accrued interest thereon and pay fees and expenses incurred in connection with the foregoing.
E.    Subject to the terms and conditions set forth herein, each Person party hereto who has delivered a signature page as a Lender agreeing to provide Extended Tranche B-1 Term Loans (each such Person who is an Existing Tranche B-1 Term Lender holding Existing Tranche B-1 Term Loans immediately prior to the effectiveness of this Amendment and has delivered a signature page hereto, a “Converting Tranche B-1 Term Lender”; each such Person who has delivered a signature page hereto but is not a Converting Tranche B-1 Term Lender, an
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“Additional Extended Tranche B-1 Term Lender”; and each Converting Tranche B-1 Term Lender and Additional Extended Tranche B-1 Term Lender, an “Extended Tranche B-1 Term Lender”) has agreed to provide a commitment (the “Extended Tranche B-1 Term Commitment”) in the amount set forth on its signature page hereto (or to convert all or a portion (or such lesser principal amount of its Existing Tranche B-1 Term Loans as the Fourth Amendment Lead Arrangers may allocate to such Converting Tranche B-1 Term Lender) of its Existing Tranche B-1 Term Loans into Extended Tranche B-1 Term Loans (such converted Tranche B-1 Term Loans, the “Converted Tranche B-1 Term Loans” and any such conversion of Tranche B-1 Term Loans into Extended Tranche B-1 Term Loans being referred to herein as a “Term B-1 Conversion”)).
F.     Each of the Converting Tranche B-1 Term Lenders have accepted such Extension Offer by delivering their respective signature pages to this Amendment.
G.     In order to effect the foregoing, the Borrower and the other parties hereto desire to amend the Credit Agreement, subject to the terms and conditions set forth herein.
H.     Goldman Sachs Bank USA, BofA Securities, Inc., Crédit Agricole Corporate and Investment Bank, JPMorgan Chase Bank, N.A., MUFG Bank, Ltd., Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia, Truist Securities, Inc., UBS Securities LLC and Wells Fargo Securities, LLC will act as the joint lead arrangers and joint bookrunners with respect to this Amendment (the “Fourth Amendment Lead Arrangers”) and HSBC Securities (USA) Inc. and TD Securities (USA) LLC will act as senior managing agents with respect to this Amendment (together with the Fourth Amendment Lead Arrangers, the “Fourth Amendment Agents”.
AGREEMENTS

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders party hereto and the Administrative Agent hereby agree as follows:
ARTICLE I.

Amendment

SECTION 1.01.    Defined Terms. Capitalized terms used herein (including in the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The rules of construction specified in Section 1.3 of the Credit Agreement also apply to this Amendment.
SECTION 1.02.    Extended Tranche B-1 Term Commitments.

(a)     Subject to the terms and conditions set forth herein, on the Fourth Amendment Effective Date, substantially concurrently with, but immediately following, the Term Loan Extension, each Additional Extended Tranche B-1 Term Lender agrees to fund an
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Incremental Extended Tranche B-1 Term Loan in a principal amount not exceeding such Additional Extended Tranche B-1 Term Lender’s Extended Tranche B-1 Term Commitment set forth on its signature page hereto. The Incremental Extended Tranche B-1 Term Loans shall constitute a single Class of Term Loans with the Converted Tranche B-1 Term Loans and the Incremental Extended Tranche B-1 Term Loans and Converted Tranche B-1 Term Loans shall in each case constitute “Extended Tranche B-1 Term Loans” for all purposes under, and subject to the provisions of, the Loan Documents. The Additional Extended Tranche B-1 Term Lenders, the Administrative Agent and the Loan Parties party hereto agree that the Incremental Extended Tranche B-1 Term Loans shall constitute “Incremental Term Loans” pursuant to and in accordance with Section 2.24 of the Credit Agreement. This Amendment shall constitute an Increase Joinder pursuant to and in accordance with Section 2.24 of the Credit Agreement.
(b)    Subject to the terms and conditions set forth herein, on the Fourth Amendment Effective Date, each Converting Tranche B-1 Term Lender agrees to convert all or a portion (or such lesser principal amount of its Existing Tranche B-1 Term Loans as the Fourth Amendment Lead Arrangers may allocate to such Converting Tranche B-1 Term Lender) of its Existing Tranche B-1 Term Loans into Extended Tranche B-1 Term Loans. Without limiting the generality of the foregoing, each Converting Tranche B-1 Term Lender shall have a commitment to acquire by Term B-1 Conversion Extended Tranche B-1 Term Loans in the amount of all or a portion of the Existing Tranche B-1 Term Loans held by such Converting Tranche B-1 Term Lender immediately prior to the Fourth Amendment Effective Date (or such lesser principal amount of its Existing Tranche B-1 Term Loans as the Fourth Amendment Lead Arrangers may allocate to such Converting Tranche B-1 Term Lender). Each party hereto acknowledges and agrees that notwithstanding any such Term B-1 Conversion, each such Converting Tranche B-1 Term Lender shall be entitled to receive payment on the Fourth Amendment Effective Date of the unpaid fees and interest accrued to such date with respect to all of its Existing Tranche B-1 Term Loans.
(c)    The Non-Extended Tranche B-1 Term Loans shall, to the extent not repaid with the proceeds of the Incremental Extended Tranche B-1 Term Loans, remain outstanding as a separate Class of Term Loans from the Extended Tranche B-1 Term Loans.
(d)    Each Lender, by delivering its signature page to this Amendment and funding, and/or converting its Existing Tranche B-1 Term Loans into, Extended Tranche B-1 Term Loans on the Fourth Amendment Effective Date shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or to be approved by or satisfactory to, the Administrative Agent or any Class of Lenders on the Fourth Amendment Effective Date. The commitments of the Extended Tranche B-1 Term Lenders are several, and no Extended Tranche B-1 Term Lender shall be responsible for any other Extended Tranche B-1 Term Lender’s failure to make Extended Tranche B-1 Term Loans.
(e)    Subject to the terms and conditions set forth herein, effective as of the Fourth Amendment Effective Date, for all purposes of the Loan Documents, (i) the Extended Tranche B-1 Term Commitments shall constitute “Commitments”, (ii) the Extended Tranche B-1
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Term Loans shall constitute “Term Loans” and (iii) each Extended Tranche B-1 Term Lender shall become a “Term Lender” and a “Lender” (if such Extended Tranche B-1 Term Lender is not already a Term Lender or Lender prior to the effectiveness of this Amendment) and shall have all the rights and obligations of a Lender holding an Extended Tranche B-1 Term Commitment (or, following the making of an Extended Tranche B-1 Term Loan, an Extended Tranche B-1 Term Loan).
(f)    The Borrower shall, on the Fourth Amendment Effective Date, pay to the Administrative Agent, for the accounts of the Persons that are Existing Tranche B-1 Term Lenders immediately prior to the Fourth Amendment Effective Date, all interest, fees and other amounts accrued to the Fourth Amendment Effective Date with respect to the Existing Tranche B-1 Term Loans, whether or not such Existing Tranche B-1 Term Loans are converted pursuant to Section 1.02(b) of this Amendment.
(g)    The Borrower and the Administrative Agent acknowledge and agree that the borrowing of the Extended Tranche B-1 Term Loans (whether issued for cash or in exchange for Existing Tranche B-1 Term Loans) will constitute a borrowing of Term SOFR Loans with an initial Interest Period beginning on the Fourth Amendment Effective Date and ending on May 31, 2024, as set forth in the Borrowing Request delivered pursuant to Section 1.04(e).
SECTION 1.03.    Amendment of Credit Agreement. Effective as of the Fourth Amendment Effective Date:
(a)    the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Credit Agreement attached as Annex A hereto (the “Amended Credit Agreement”), and
(b)    Exhibit N-5 to the Credit Agreement is hereby included in the Credit Agreement as set forth on Annex B hereto.
SECTION 1.04.    Amendment Effectiveness. The effectiveness of this Amendment (including the obligations of each Additional Extended Tranche B-1 Term Lender to fund its Incremental Extended Tranche B-1 Term Loan) is subject to the satisfaction of the following conditions precedent (the first date of such satisfaction, the “Fourth Amendment Effective Date”):
(a)    The Administrative Agent shall have received from (i) the Borrower and each other Loan Party, (ii) each Converting Tranche B-1 Term Lender, (iii) each Additional Extended Tranche B-1 Term Lender and (iv) the Administrative Agent, either (x) counterparts of this Amendment signed on behalf of such parties or (y) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmissions of signed signature pages) that such parties have signed counterparts of this Amendment;
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(b)    The Borrower shall have, immediately after giving effect to the Term Loan Extension and the making of the Incremental Extended Tranche B-1 Term Loans by the Additional Extended Tranche B-1 Term Lender, paid to the Administrative Agent, for the ratable benefit of the Existing Tranche B-1 Term Lenders, all accrued and unpaid fees and interest to, but not including, the Fourth Amendment Effective Date with respect to such Existing Tranche B-1 Term Lender’s Existing Tranche B-1 Term Loans outstanding under the Credit Agreement immediately before giving effect to this Amendment.
(c)    Immediately before and after giving effect to the Term Loan Extension, the making of the Incremental Extended Tranche B-1 Term Loans and any repayment of the Non-Extended Tranche B-1 Term Loans, the conditions set forth in paragraphs (b) and (c) of Section 5.2 of the Credit Agreement shall be satisfied on and as of the Fourth Amendment Effective Date, and the Converting Tranche B-1 Term Lenders and Additional Extended Tranche B-1 Term Lender shall have received a certificate of a Responsible Officer of the Borrower dated the Fourth Amendment Effective Date to such effect;
(d)    The Administrative Agent shall have received:
(i)    a certificate of the secretary or assistant secretary of each Loan Party dated the Fourth Amendment Effective Date, certifying (A) that either (x) a true and complete copy of each Constitutive Document of such Loan Party was attached to the secretary’s certificate dated August 12, 2019, February 13, 2020 or April 28, 2023, as applicable, and such Constitutive Documents have not been altered since delivery of such Constitutive Documents on such date or (y) attaching a true and complete copy of each Constitutive Document of such Loan Party and certifying such Constitutive Documents are in full force and effect on the Fourth Amendment Effective Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Amendment and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been further modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing the Amendment or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (i)), including by reference to the incumbency certificate previously delivered in connection with the secretary’s certificate dated August 12, 2019, February 13, 2020 or April 28, 2023, as applicable; and
(ii)    a certificate as to the good standing of each Loan Party, to the extent requested by the Administrative Agent, as of a recent date, from the Secretary of State (or other applicable Governmental Authority) of its state of organization;
(e)    The Administrative Agent shall have received a Borrowing Request in a form reasonably acceptable to the Administrative Agent requesting that the Additional Extended
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Tranche B-1 Term Lender make the Incremental Extended Tranche B-1 Term Loans to the Borrower on the Fourth Amendment Effective Date;
(f)    The Administrative Agent and the Lenders shall have received, sufficiently in advance of the Fourth Amendment Effective Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act, and including, without limitation, the information described in Section 11.17 of the Credit Agreement. At least three days prior to the Fourth Amendment Effective Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and the Administrative Agent has provided the Borrower the name of each requesting Lender and its electronic delivery requirements at least 10 Business Days prior to the Fourth Amendment Effective Date, the Administrative Agent and each such Lender requesting a Beneficial Ownership Certification (which request shall be made through the Administrative Agent) shall have received such Beneficial Ownership Certification;
(g)    (i) The Administrative Agent, the Fourth Amendment Agents, the Converting Tranche B-1 Term Lenders and the Additional Extended Tranche B-1 Term Lender shall have received, in immediately available funds, on or prior to the Fourth Amendment Effective Date all fees required to be paid to them by the Borrower as mutually agreed prior to the Fourth Amendment Effective Date and (ii) the Administrative Agent shall have received payment or reimbursement of all costs, fees, out-of-pocket expenses, compensation and other amounts then due and payable in connection with this Amendment, including, to the extent invoiced at least one Business Day prior to the Fourth Amendment Effective Date, the reasonable fees, charges and disbursements of counsel for the Administrative Agent;
(h)    The Administrative Agent shall have received, on behalf of itself, the Collateral Agent, the Converting Tranche B-1 Term Lenders, the Additional Extended Tranche B-1 Term Lender and each other Lender party hereto, a favorable written opinion of (i) Sidley Austin, LLP, special counsel for the Loan Parties, (ii) Kathleen Waters, Chief Legal Officer of the Borrower, (iii) Bass, Berry & Sims PLC, special Tennessee counsel for the Loan Parties, (iv) Cole, Scot & Kissane, P.A., special Florida counsel for the Loan Parties, (v) Bailey Kennedy, LLP, special Nevada counsel for the Loan Parties, and (vi) Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., special Massachusetts counsel for the Loan Parties, in each case (A) dated the Fourth Amendment Effective Date, (B) addressed to the Administrative Agent, the Collateral Agent, the Converting Tranche B-1 Term Lenders, the Additional Extended Tranche B-1 Term Lender and each other Lender party hereto and (C) in form and substance reasonably satisfactory to the Administrative Agent;
(i)    The Collateral Agent shall have received a Perfection Certificate, duly executed and delivered by the Loan Parties, along with all attachments contemplated thereby; and
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(j)    The Administrative Agent shall have received a solvency certificate in the form of Exhibit C to the Credit Agreement, dated the Fourth Amendment Effective Date and signed by the chief financial officer of the Borrower.
The Administrative Agent shall notify the Borrower, the Extended Tranche B-1 Term Lenders and the other Lenders of the Fourth Amendment Effective Date and such notice shall be conclusive and binding.
ARTICLE II.
Miscellaneous
SECTION 2.01.    Representations and Warranties. (a) To induce the other parties hereto to enter into this Amendment, each Loan Party represents and warrants to each of the Lenders, including the Extended Tranche B-1 Term Lenders, and the Administrative Agent that, as of the Fourth Amendment Effective Date and after giving effect to the transactions and amendments to occur on the Fourth Amendment Effective Date, this Amendment has been duly authorized, executed and delivered by each Loan Party and constitutes, and the Credit Agreement, as amended hereby on the Fourth Amendment Effective Date, will constitute, its legal, valid and binding obligation, enforceable against each of the Loan Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)    The representations and warranties of each Loan Party set forth in the Loan Documents are, after giving effect to this Amendment on such date, true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the Fourth Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).
(c)    After giving effect to this Amendment and the transactions contemplated hereby on the Fourth Amendment Effective Date, no Default or Event of Default has occurred and is continuing on the Fourth Amendment Effective Date.
SECTION 2.02.    Effect of Amendment; Reaffirmation. (a) This Amendment is not intended to and shall not constitute a novation of the Credit Agreement or any of the other Loan Documents. Except as expressly set forth herein, this Amendment (i) shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders, the Issuing Lenders or the Agents under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document. Except as expressly set forth herein, each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan
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Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each Loan Party hereby expressly acknowledges the terms of this Amendment and (except as expressly set forth herein) reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which such Loan Party is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and (ii) such Loan Party’s guarantee of the Obligations under the Guarantee in Section 10.1 of the Credit Agreement, as applicable, and such Loan Party’s prior grant and the validity of Liens and security interests on the Collateral to secure the Secured Obligations pursuant to the Security Documents and confirms that all such Liens and security interests continue in full force and effect to secure the Secured Obligations under the Loan Documents after giving effect to this Amendment. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Secured Obligations of the Loan Parties under the Loan Documents, as amended by, and after giving effect to, this Amendment. Each Loan Party hereby consents to this Amendment and confirms that all obligations of the Loan Parties under the Loan Documents to which the Loan Parties are a party shall continue to apply to the Credit Agreement, including on and after the Fourth Amendment Effective Date, as amended hereby. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply to and be effective only with respect to the provisions of the Credit Agreement and the other Loan Documents specifically referred to herein.
(b)    On and after the Fourth Amendment Effective Date each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement, “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Credit Agreement, as amended hereby on the Fourth Amendment Effective Date. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
(c)    The provisions of Section 11.5(b) of the Amended Credit Agreement are incorporated herein by reference mutatis mutandis and apply to all of the activities of each Fourth Amendment Lead Arranger in connection with this Amendment (whether prior to, on or after the Fourth Amendment Effective Date).
(d)    This Fourth Amendment (including, for the avoidance of doubt, the Amended Credit Agreement attached as Annex A hereto) shall constitute an Extension Offer with respect to the Existing Tranche B-1 Term Loans.
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SECTION 2.03.    Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF). The jurisdiction and waiver of right to trial by jury provisions in Section 11.12 of the Credit Agreement are incorporated herein by reference mutatis mutandis.
SECTION 2.04.    Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out of pocket expenses in connection with this Amendment and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent and the Fourth Amendment Lead Arrangers.
SECTION 2.05.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Any signature to this Amendment may be delivered by facsimile, .pdf, electronic mail or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. The Administrative Agent may require that any such documents and signatures delivered by facsimile, .pdf or other electronic means be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile, .pdf or other electronic means.
SECTION 2.06.    Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
SECTION 2.07.    Tax Fungibility of Extended Tranche B-1 Term Loans. For U.S. federal and applicable state and local income tax purposes, all of the Extended Tranche B-1 Term Loans (whether issued for cash or in exchange for Existing Tranche B-1 Term Loans) shall be treated as one fungible tranche.
[Signature pages follow]
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their officers as of the date first above written.

DAVITA INC.

By:	/s/ Nicolas K. Eliason
	Name:	Nicolas K. Eliason
	Title:	Group Vice President, Capital Markets & Investor Relations
[DVA – Signature Page to Fourth Amendment]

GUARANTORS:

DIALYSIS HOLDINGS, INC.
DVA OF NEW YORK, INC.
DVA HEALTHCARE OF MASSACHUSETTS, INC.
DVA HEALTHCARE RENAL CARE, INC.
DVA RENAL HEALTHCARE, INC.
ISD I HOLDING COMPANY, INC.
ISD II HOLDING COMPANY, INC.
ISD RENAL, INC.
PHYSICIANS DIALYSIS ACQUISITIONS, INC.
RENAL LIFE LINK, INC.
RENAL TREATMENT CENTERS, INC.
RENAL TREATMENT CENTERS – CALIFORNIA, INC.
RENAL TREATMENT CENTERS – ILLINOIS, INC.
RENAL TREATMENT CENTERS – MID-ATLANTIC, INC.
RENAL TREATMENT CENTERS – NORTHEAST, INC.
RENAL TREATMENT CENTERS – WEST, INC.
TOTAL RENAL CARE, INC.
TOTAL RENAL LABORATORIES, INC.
TRC WEST, INC.

By:	/s/ Patrick J. McKinnon
	Name:	Patrick J. McKinnon
	Title:	Chief Financial Officer

RENAL TREATMENT CENTERS - SOUTHEAST, LP

By:    Renal Treatment Centers, Inc.,
    its general partner

By:	/s/ Patrick J. McKinnon
	Name:	Patrick J. McKinnon
	Title:	Chief Financial Officer

[DVA – Signature Page to Fourth Amendment]

TOTAL RENAL CARE TEXAS LIMITED PARTNERSHIP

By: Total Renal Care, Inc., its general partner

By:	/s/ Patrick J. McKinnon
	Name:	Patrick J. McKinnon
	Title:	Chief Financial Officer

VILLAGEHEALTH DM, LLC

By: Total Renal Care, Inc., its managing member

By:	/s/ Patrick J. McKinnon
	Name:	Patrick J. McKinnon
	Title:	Chief Financial Officer

[DVA – Signature Page to Fourth Amendment]

KNICKERBOCKER DIALYSIS, INC.
DAVITA OF NEW YORK, INC.

By:	/s/ Luann D. Regensburg
	Name:	Luann D. Regensburg
	Title:	Vice President and Treasurer

LIBERTY RC, INC.

By:	/s/ Luann D. Regensburg
	Name:	Luann D. Regensburg
	Title:	Treasurer

[DVA – Signature Page to Fourth Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Darin Mullis
	Name:	Darin Mullis
	Title:	Managing Director

[DVA – Signature Page to Fourth Amendment]

GOLDMAN SACHS BANK USA,
as an Additional Extended Tranche B-1 Term Lender

By:	/s/ Thomas Manning
	Name:	Thomas Manning
	Title:	Authorized Signatory
Amount of Extended Tranche B-1 Term Commitment: $657,884,309.63

[DVA – Signature Page to Fourth Amendment]

[TRANCHE B-1 TERM LENDER CONSENTS ON FILE WITH ADMINISTRATIVE AGENT]
[DVA – Signature Page to Fourth Amendment]

Annex A
Amended Credit Agreement
[See attached]

Annex A

CREDIT AGREEMENT

Dated as of August 12, 2019,
as amended by the First Amendment, dated as of February 13, 2020, as amended by the Second Amendment, dated as of April 3, ~~2023~~2023,
~~and~~ as amended by the Third Amendment, dated as of April 28, 2023 and as amended by the Fourth Amendment, dated as of May 9, 2024

among

DaVita Inc.,
as Borrower,

The Guarantors Party Hereto,
The Lenders Party Hereto,
and
Wells Fargo Bank, National Association,
as Administrative Agent, Collateral Agent
and Swingline lender,

BofA Securities, Inc.,
Credit Agricole Corporate and Investment Bank,
Credit Suisse AG, New York Branch,
Goldman Sachs Bank USA,
JPMorgan Chase Bank, N.A.,
MUFG Bank, Ltd.,
Sumitomo Mitsui Banking Corporation,
The Bank of Nova Scotia,
Truist Bank and
Wells Fargo Bank, National Association,
as
Co-Syndication Agents
_____________________
BofA Securities, Inc.,
Credit Agricole Corporate and Investment Bank,
Credit Suisse Loan Funding LLC,
Goldman Sachs Bank USA,
JPMorgan Chase Bank, N.A.,
MUFG Bank, Ltd.,
Sumitomo Mitsui Banking Corporation,
The Bank of Nova Scotia,
Truist Securities, Inc. and
Wells Fargo Bank, National Association,
as
Joint Lead Arrangers and Joint Bookrunners

HSBC Bank USA, N.A. and
TD Bank, N.A.,
as
Senior Managing Agents

TABLE OF CONTENTS
Page

SECTION 1 DEFINITIONS.     1
1.1 Defined Terms.     1
1.2 Classification of Loans.     ~~53~~54
1.3 Terms Generally.     ~~53~~54
1.4 Accounting Terms; GAAP.     ~~53~~55
1.5 Resolution of Drafting Ambiguities.     ~~54~~55
1.6 Exchange Rates; Currency Equivalents; Daily Simple RFR Loans.     ~~54~~55
1.7 Additional Alternative Currencies.     ~~54~~56
1.8 Change of Currency.     ~~55~~57
1.9 Certain Conditions, Calculations and Tests.     ~~56~~57
1.10 Divisions.     ~~57~~59
1.11 Rates.     ~~57~~59
1.12 ESG Adjustments.     ~~58~~59
SECTION 2 AMOUNT AND TERMS OF COMMITMENTS    . ~~59~~60
2.1 Term Commitments.     ~~59~~60
2.2 Procedure for Term Loan Borrowing.     ~~59~~61
2.3 Repayment of Term Loans.     ~~59~~61
2.4 Revolving Commitments.     ~~60~~62
2.5 Procedure for Revolving Loan Borrowing.     ~~61~~62
2.6 Swingline Commitment.     ~~61~~63
2.7 Procedure for Swingline Borrowing; Refunding of Swingline Loans.     ~~62~~63
2.8 Commitment Fees, etc.     ~~63~~65
2.9 Termination or Reduction of Revolving Commitments.     ~~65~~66
2.10 Optional Prepayments.     ~~65~~67
2.11 Mandatory Prepayments and Commitment Reductions.     ~~66~~68
2.12 Conversion and Continuation Options.     ~~68~~70
2.13 Limitations on Term Benchmark Loan Tranches.     ~~69~~71
2.14 Interest Rates and Payment Dates.     ~~69~~71
2.15 Computation of Interest and Fees.     ~~70~~72
2.16 Inability to Determine Interest Rate.     ~~70~~72
2.17 Pro Rata Treatment and Payments.     ~~74~~76
2.18 Requirements of Law.     ~~75~~78
2.19 Taxes.     ~~77~~79
2.20 Indemnity.     ~~79~~82
2.21 Change of Lending Office.     ~~79~~82
2.22 Replacement of Lenders.     ~~80~~82
2.23 Repayment of Loans; Evidence of Debt.     ~~80~~83
2.24 Increase in Commitments.     ~~81~~83
2.25 Extensions of Term Loans and Revolving Commitments.     ~~84~~87
2.26 Defaulting Lenders.     ~~86~~89
2.27 Refinancing Amendments.     ~~88~~91
-i-

Page
SECTION 3 LETTERS OF CREDIT.     ~~89~~92
3.1 LC Commitment.     ~~89~~92
3.2 Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.     ~~90~~92
3.3 Fees and Other Charges.     ~~90~~93
3.4 Participations.     ~~90~~93
3.5 Reimbursement     ~~91~~94
3.6 Obligations Absolute.     ~~92~~94
3.7 Disbursement Procedures.     ~~92~~95
3.8 Interim Interest     ~~92~~95
3.9 Replacement of the Issuing Lender     ~~93~~95
3.10 Cash Collateralization.     ~~93~~96
3.11 Provisions Related to Extended Revolving Commitments.     ~~94~~96
SECTION 4 REPRESENTATIONS AND WARRANTIES.     ~~94~~97
4.1 Organization; Power     ~~94~~97
4.2 Capital Stock; Subsidiaries.     ~~94~~97
4.3 Authorization; No Conflicts.     ~~94~~97
4.4 No Approvals.     ~~95~~97
4.5 Enforceability.     ~~95~~98
4.6 Litigation.     ~~95~~98
4.7 Financial Statements; Projections.     ~~95~~98
4.8 Properties.     ~~96~~99
4.9 Intellectual Property.     ~~96~~99
4.10 No Material Misstatements.     ~~96~~99
4.11 Margin Stock.     ~~96~~99
4.12 Investment Company Act     ~~97~~99
4.13 Solvency.     ~~97~~99
4.14 Employee Benefit Plans.     ~~97~~99
4.15 Environmental Laws.     ~~97~~100
4.16 Taxes.     ~~98~~101
4.17 Government Reimbursement Programs; Medicare/Medicaid/Tricare.     ~~98~~101
4.18 Agreements.     ~~100~~103
4.19 Use of Proceeds.     ~~100~~103
4.20 Labor Matters.     ~~100~~103
4.21 [Reserved]     ~~100~~103
4.22 Security Documents.     ~~100~~103
4.23 Anti-Terrorism and Sanctions.     ~~101~~104
4.24 Beneficial Ownership Certification.     ~~102~~104
SECTION 5 CONDITIONS PRECEDENT.     ~~102~~105
5.1 Conditions to Initial Credit Extension.     ~~102~~105
5.2 Conditions to All Credit Extensions.     ~~104~~107
SECTION 6 AFFIRMATIVE COVENANTS.     ~~105~~108
6.1 Reporting Requirements.     ~~105~~108
6.2 Compliance with Laws, Etc.     ~~107~~110
6.3 Payment of Taxes, Etc.     ~~108~~111
-ii-

Page
6.4 Compliance with Environmental Laws.     ~~108~~111
6.5 Insurance.     ~~108~~111
6.6 Preservation of Corporate Existence, Etc.     ~~108~~111
6.7 Visitation Rights.     ~~109~~111
6.8 Keeping of Books.     ~~109~~112
6.9 Maintenance of Properties, Etc.     ~~109~~112
6.10 Transactions with Affiliates.     ~~109~~112
6.11 Use of Proceeds.     ~~109~~113
6.12 Additional Collateral; Additional Guarantors.     ~~110~~113
6.13 Security Interests; Further Assurances.     ~~110~~113
6.14 Ratings.     ~~111~~114
6.15 Designation of Subsidiaries.     ~~111~~114
6.16 Post-Closing Actions.     ~~112~~115
SECTION 7 NEGATIVE COVENANTS.     ~~112~~115
7.1 Liens, Etc.     ~~112~~115
7.2 Debt     ~~115~~117
7.3 Change in Nature of Business.     ~~118~~121
7.4 Mergers, Etc.     ~~118~~121
7.5 Sales, Etc., of Assets.     ~~118~~121
7.6 Investments in Other Persons.     ~~122~~125
7.7 Restricted Payments.     ~~125~~128
7.8 Fiscal Year     ~~127~~129
7.9 Prepayments of Other Debt; Modifications of Constitutive Documents and Other Documents, etc.      ~~128~~130
7.10 Negative Pledge.     ~~128~~130
7.11 Payment Restrictions Affecting Restricted Subsidiaries.     ~~129~~131
7.12 [Reserved].     ~~129~~132
7.13 [Reserved]     ~~129~~132
7.14 Anti-Terrorism Law; Anti-Money Laundering.     ~~130~~132
7.15 Sanctioned Person.     ~~130~~132
7.16 Financial Covenant     ~~130~~132
SECTION 8 EVENTS OF DEFAULT.     ~~130~~133
8.1 Events of Default     ~~130~~133
8.2 Application of Proceeds.     ~~133~~135
SECTION 9 THE AGENTS.     ~~134~~136
9.1 Appointment and Authority.     ~~134~~136
9.2 Rights as a Lender     ~~134~~137
9.3 Exculpatory Provisions.     ~~134~~137
9.4 Reliance by Agent     ~~135~~138
9.5 Delegation of Duties.     ~~136~~138
9.6 Resignation of Agent     ~~136~~138
9.7 Non-Reliance on Agent and Other Lenders.     ~~136~~139
9.8 No Other Duties, etc.     ~~136~~139
9.9 Withholding Tax.     ~~137~~139
-iii-

Page
9.10 Certain ERISA Matters.     ~~137~~140
9.11 Erroneous Payments.     ~~138~~141
SECTION 10 GUARANTEE.     ~~140~~142
10.1 The Guarantee.     ~~140~~142
10.2 Obligations Unconditional     ~~140~~143
10.3 Reinstatement     ~~141~~144
10.4 Subrogation; Subordination.     ~~141~~144
10.5 Remedies.     ~~142~~144
10.6 Instrument for the Payment of Money.     ~~142~~144
10.7 Continuing Guarantee.     ~~142~~145
10.8 General Limitation on Guaranteed Obligations.     ~~142~~145
10.9 Release of Guarantors.     ~~142~~145
10.10 Keepwell     ~~143~~145
SECTION 11 MISCELLANEOUS.     ~~143~~146
11.1 Amendments and Waivers.     ~~143~~146
11.2 Notices.     ~~145~~148
11.3 No Waiver; Cumulative Remedies.     ~~147~~150
11.4 Survival     ~~147~~150
11.5 Expenses; Indemnity; Damage Waiver.     ~~147~~150
11.6 Successors and Assigns; Participations and Assignments.     ~~149~~152
11.7 Adjustments; Set-off.     ~~152~~155
11.8 Counterparts; Integration; Effectiveness.     ~~153~~156
11.9 Severability.     ~~153~~156
11.10 WAIVER OF JURY TRIAL.     ~~153~~156
11.11 GOVERNING LAW.     ~~154~~156
11.12 Submission to Jurisdiction; Waivers.     ~~154~~156
11.13 Acknowledgments.     ~~154~~157
11.14 Releases of Guarantees and Liens.     ~~155~~157
11.15 Confidentiality.     ~~155~~158
11.16 Headings.     ~~156~~158
11.17 USA PATRIOT Act     ~~156~~158
11.18 Interest Rate Limitation.     ~~156~~158
11.19 Third Party Beneficiary.     ~~156~~159
11.20 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. ~~156~~159
11.21 Acknowledgment Regarding Any Supported QFCs.     ~~157~~159

-iv-

SCHEDULES:
I    Commitments
II    Specified LC Sublimits
III    Guarantors
IV    Unrestricted Subsidiaries
1.1    Existing Letters of Credit
4.2    Subsidiaries
4.4    Consents, Authorizations, Filings and Notices
6.16    Post-Closing Actions
7.1(c)    Existing Liens
7.2(b)    Existing Debt and Existing Swap Agreements
7.6    Investments
EXHIBITS:
A    [Reserved]
B    Form of Compliance Certificate
C    Form of Solvency Certificate
D    [Reserved]
E    Form of Assignment and Assumption
F    [Reserved]
G    Form of Prepayment Option Notice
H    Form of Borrowing Request
I    [Reserved]
J    Form of Exemption Certificate
K    [Reserved]
L    Form of Joinder Agreement
M    Form of Intercompany Note
N-1    Form of Revolving A-1 Loan Note
N-2    Form of Tranche A-1 Term Loan Note
N-3     Form of Tranche B-1 Term Loan Note
N-4    Form of Swingline Note
N-5    Form of Extended Tranche B-1 Term Loan Note
O    Form of LC Request
P    Form of Interest Election Request
Q    Form of First Lien Intercreditor Agreement

-v-

This CREDIT AGREEMENT, dated as of August 12, 2019 (as may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among DaVita Inc., a Delaware corporation (the “Borrower”), the Guarantors (as defined in Section 1.1) party hereto, the several banks and other financial institutions or entities from time to time lenders under this Agreement (the “Lenders”), Bank of America, N.A. , Barclays Bank PLC, Credit Suisse Loan Funding LLC, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc. and SunTrust Bank, as co-documentation agents (in such capacity, the “Documentation Agents”), Credit Agricole Corporate and Investment Bank, JPMorgan Chase Bank, N.A. and MUFG Bank, Ltd., as co-syndication agents (in such capacity, the “Syndication Agents”), and Wells Fargo Bank, National Association, as administrative agent, collateral agent and swingline lender.
WITNESSETH:
WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent entered into this Agreement in connection with the consummation of the Transactions, and as of the ~~Third~~Fourth Amendment Effective Date, the Borrower intends to ~~refinance~~extend the Maturity Date of a portion of the outstanding Tranche ~~A~~B-1 Term Loans ~~and all of the Revolving Commitments~~ under this Agreement immediately;
WHEREAS, on the ~~Third~~Fourth Amendment Effective Date, the Borrower has requested the Lenders to extend credit in the form of ~~(a)~~Extended Tranche ~~A~~B-1 Term Loans on the ~~Third~~Fourth Amendment Effective Date in an aggregate principal amount of $~~1,250,000,000, (b) Dollar Revolving A-1 Commitments on or after the Third Amendment Effective Date in an aggregate principal amount of $1,200,000,000 and (c) Alternative Currency Revolving A-1 Commitments on or after the Third Amendment Effective Date in an aggregate principal amount of $300,000,000~~1,640,250,847.08; and
WHEREAS, the proceeds of the Loans are to be used in accordance with Section 4.19;
NOW, THEREFORE, the Lenders are willing to extend such credit to Borrower and the Issuing Lender is willing to issue letters of credit for the account of Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:
SECTION 1

DEFINITIONS

1.1    Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.
“2030 Senior Notes” shall mean the 4.625% Senior Notes due 2030 issued pursuant to the 2030 Senior Notes Indenture, including, without limitation, $2,750,000,000 aggregate principal amount of such 4.625% Senior Notes due 2030 outstanding as of the Third Amendment Effective Date and such additional 4.625% Senior Notes due 2030 as may be issued from time to time thereafter.
“2030 Senior Notes Guarantees” shall mean the guarantees of the 2030 Senior Notes pursuant to the 2030 Senior Notes Indenture by the guarantors party to the 2030 Senior Notes Indenture from time to time.

“2030 Senior Notes Indenture” shall mean the indenture dated as of June 9, 2020 by and among the Borrower, the guarantors party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the 2030 Senior Notes were issued, and may hereafter be issued, as the same may be amended or supplemented from time to time.
“2031 Senior Notes” shall mean the 3.750% Senior Notes due 2031 issued pursuant to the 2031 Senior Notes Indenture, including, without limitation, $1,500,000,000 aggregate principal amount of such 3.750% Senior Notes due 2031 outstanding as of the Third Amendment Effective Date and such additional 3.750% Senior Notes due 2031 as may be issued from time to time thereafter.
“2031 Senior Notes Guarantees” shall mean the guarantees of the 2031 Senior Notes pursuant to the 2031 Senior Notes Indenture by the guarantors party to the 2031 Senior Notes Indenture from time to time.
“2031 Senior Notes Indenture” shall mean the indenture dated as of August 11, 2020 by and among the Borrower, the guarantors party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the 2031 Senior Notes were issued and may hereafter be issued, as the same may be amended or supplemented from time to time.
“ABR” shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%, and (c) Adjusted Term SOFR (or, in the case of Extended Tranche B-1 Term Loans only, Term SOFR) for a one-month tenor in effect on such day plus 1%. For purposes hereof: “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by the Person serving as Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Person serving as Administrative Agent in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively; provided that the ABR shall at no time be less than 0.0% per annum.
“ABR Loans” shall mean Loans the rate of interest applicable to which is based upon the ABR. ABR Loans shall be denominated in Dollars.
“Acquisition Period” shall mean any period commencing on the date that a Material Acquisition is consummated through and including the last day of the fourth full fiscal quarter following the date on which such acquisition is consummated; provided that there shall be at least one full fiscal quarter between any two Acquisition Periods.
“Additional Extended Tranche B-1 Term Lender” shall have the meaning given to such term in the Fourth Amendment.
“Additional Refinancing Lender” shall mean, at any time, any bank, financial institution or other institutional lender or investor (other than any such bank, financial institution or other institutional lender or investor that is a Lender at such time) that agrees to provide any portion of Credit Agreement Refinancing Debt pursuant to a Refinancing Amendment in accordance with Section 2.27; provided that each Additional Refinancing Lender shall be subject to the approval of (i) the Administrative Agent, such approval not to be unreasonably withheld or delayed, to the extent that each such Additional Refinancing Lender is not then an existing Lender, an Affiliate of a then existing Lender or an Approved Fund, (ii) in the case of any Other Revolving Commitments, the Issuing Lender and the Swingline Lender and (iii) the Borrower.
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than 0.00% per annum, then Adjusted Term SOFR shall be deemed to be 0.00% per annum.
“Adjustment Date” shall have the meaning given to such term in the definition of “Pricing Grid.”
“Administrative Agent” shall mean Wells Fargo Bank, National Association, together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.
“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.
“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
“Agents” shall mean, collectively, the Syndication Agents, the Documentation Agents, the Collateral Agent, the Administrative Agent ~~and~~, the Third Amendment Agents and the Fourth Amendment Agents.
“Aggregate Exposure” shall mean, with respect to any Lender at any time, an amount equal to the sum of (i) the aggregate then unpaid principal amount of such Lender’s Term Loans and (ii) the amount of such Lender’s Revolving A-1 Commitment then in effect or, if the Revolving A-1 Commitments have been terminated, the amount of such Lender’s Revolving A-1 Extensions of Credit then outstanding.
“Aggregate Exposure Percentage” shall mean, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.
“Agreement” shall have the meaning given to such term in the preamble hereto.
“Alternative Currency” shall mean each of Dollars, Euro and Sterling and each other currency that is approved in accordance with Section 1.7.
“Alternative Currency Equivalent” shall mean, subject to Section 1.6, for any amount, at the time of determination thereof, with respect to any amount expressed in Dollars, (i) if the applicable Alternative Currency is other than Dollars, the equivalent of such amount thereof in the applicable Alternative Currency as determined by the Administrative Agent in its sole discretion by reference to the most recent Spot Rate (as determined as of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars or (ii) if the applicable Alternative Currency is Dollars, such amount.
“Alternative Currency LC Obligations” shall mean, at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Alternative Currency Letters of Credit and (b) the aggregate amount of all LC Disbursements in respect of Alternative Currency Letters of Credit that have not then been reimbursed pursuant to Section 3.5. The Alternative Currency LC Obligations of any Lender at any time shall be its Alternative Currency Revolving Percentage of the total Alternative Currency LC Obligations at such time.
“Alternative Currency Letter of Credit” shall mean each Letter of Credit issued under the Alternative Currency Revolving Facility.
“Alternative Currency Revolving A-1 Commitment” shall mean, as to any Lender, the obligation of such Lender, if any, to make Alternative Currency Revolving Loans and participate in Swingline Loans and Alternative Currency Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1 to the Third Amendment, in an Increase Joinder or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.
“Alternative Currency Revolving A-1 Lender” shall mean each Lender that has an Alternative Currency Revolving A-1 Commitment or holds Alternative Currency Revolving Loans.
“Alternative Currency Revolving Extensions of Credit” shall mean, as to any Alternative Currency Revolving A-1 Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Alternative Currency Revolving Loans held by such Lender then outstanding, (b) such Lender’s Alternative Currency Revolving Percentage of the LC Obligations then outstanding and (c) such Lender’s Alternative Currency Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.
“Alternative Currency Revolving Facility” shall mean the Alternative Currency Revolving A-1 Commitments and the Alternative Currency Revolving Loans made thereunder.
“Alternative Currency Revolving Loans” shall have the meaning given to such term in Section 2.4(a).
“Alternative Currency Revolving Percentage” shall mean, as to any Alternative Currency Revolving A-1 Lender at any time, the percentage which such Lender’s Alternative Currency Revolving A-1 Commitment then constitutes of the Total Alternative Currency Revolving A-1 Commitments or, at any time after the Alternative Currency Revolving A-1 Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Alternative Currency Revolving Loans then outstanding constitutes of the aggregate principal amount of the Alternative Currency Revolving Loans then outstanding; provided that, in the event that the Alternative Currency Revolving Loans are paid in full prior to the reduction to zero of the Total Alternative Currency Revolving Extensions of Credit, the Alternative Currency Revolving Percentages shall be the Alternative Currency Revolving Percentages in effect immediately prior to such payment in full.
“Anti-Corruption Laws” shall have the meaning given to such term in Section 4.23(a)(ii).
“Anti-Terrorism Laws” shall have the meaning given to such term in Section 4.23(a)(i).

“Applicable Margin” shall mean, for each Type of Loan, the rate per annum set forth under the relevant column heading below:

	ABR Loans	EURIBOR Loans, Term SOFR Loans, or RFR Loans
Revolving A-1 Loans and Swingline Loans	1.00%	2.00%
Tranche A-1 Term Loans	1.00%	2.00%
Tranche B-1 Term Loans	0.75%	1.75%
Extended Tranche B-1 Term Loans	1.00%	2.00%

; provided that on and after the first Adjustment Date occurring after the completion of the Fiscal Quarter of the Borrower ending September 30, 2023, the Applicable Margin in respect of all Loans (other than the Tranche B-1 Term Loans and the Extended Tranche B-1 Term Loans) will be determined pursuant to the Pricing Grid.
“Applicable Participants” shall mean (i) with respect to any Alternative Currency Letter of Credit, the Alternative Currency Revolving A-1 Lenders and (ii) with respect to any Dollar Letters of Credit, the Dollar Revolving A-1 Lenders.
“Application” shall mean an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.
“Approved Fund” shall have the meaning given to such term in Section 11.6(b).
“Asset Sale” shall mean any Disposition of property (including sales and issuances of Capital Stock of any Restricted Subsidiary (other than sales and issuances that do not decrease the percentage ownership of the Borrower and its Restricted Subsidiaries in each class of Capital Stock of such Restricted Subsidiary)) or series of related Dispositions of property (excluding any such Disposition permitted by clauses (a) – (e), (g), (h), (i), (j), (l) – (v) of Section 7.5) that yields Net Cash Proceeds to any Restricted Company (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $50,000,000 (provided that the issuance and sale of the Borrower’s stock by the Borrower shall not be deemed an “Asset Sale”).
“Assignee” shall have the meaning given to such term in Section 11.6(b)(i).
“Assignment and Assumption” shall mean an Assignment and Assumption, substantially in the form of Exhibit E.
“Attributable Indebtedness” means, on any date, in respect of any Financing Lease of any Person, the capitalized amount thereof that would appear on a balance sheet as debt of such Person prepared as of such date in accordance with GAAP.
“Available Alternative Currency Revolving A-1 Commitment” shall mean, as to any Alternative Currency Revolving A-1 Lender at any time, an amount equal to (a) such Lender’s Alternative Currency Revolving A-1 Commitment then in effect minus (b) such Lender’s Alternative Currency Revolving Extensions of Credit then outstanding; provided that in calculating any Lender’s

Alternative Currency Revolving Extensions of Credit for the purpose of determining such Lender’s Available Alternative Currency Revolving A-1 Commitment pursuant to Section 2.8(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.
“Available Amount” shall mean, at any date of determination (the “Available Amount Reference Date”), an amount equal to (a) Cumulative Consolidated Net Income minus (b) the aggregate sum of (i) Investments made pursuant to Section 7.6(k)(ii), (ii) the amount of purchases, redemptions, acquisitions, dividends and distributions made pursuant to Section 7.7(d)(ii) and (iii) the amount of payments, prepayments, redemptions or acquisitions of Debt pursuant to Section 7.9(a)(ii)(y), in each case during the period from and including the Business Day immediately following the Third Amendment Effective Date through and including the Available Amount Reference Date (without taking into account the intended usage of the Available Amount on such Available Amount Reference Date). For the avoidance of doubt, if the Available Amount is a negative amount, it shall not reduce availability hereunder under any other exception or provision not based on the Available Amount.
“Available Dollar Revolving A-1 Commitment” shall mean, as to any Dollar Revolving A-1 Lender at any time, an amount equal to (a) such Lender’s Dollar Revolving A-1 Commitment then in effect minus (b) such Lender’s Dollar Revolving Extensions of Credit then outstanding.
“Available Revolving A-1 Commitment” shall mean, collectively, the Available Dollar Revolving A-1 Commitment and the Available Alternative Currency Revolving A-1 Commitment.
“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark for any Currency, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.16(b)(iv).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Event” shall mean, with respect to any Person, such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof if such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Benchmark” means, initially, with respect to any (a) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Term SOFR Reference Rate, (b) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling, the Daily Simple RFR, and (c) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, EURIBOR; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate, EURIBOR, Daily Simple RFR or the then-current Benchmark for such Currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.16(b)(i).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Currency at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than 0.00% per annum, such Benchmark Replacement will be deemed to be 0.00% per annum for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Currency.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark for any Currency:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to the then-current Benchmark for any Currency, the occurrence of one or more of the following events with respect to such Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, the central bank for the Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, with respect to any Benchmark for any Currency, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, with respect to any then-current Benchmark for any Currency, the period (if any) (x) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.16(b)(i) and (v) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.16(b)(i).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Benefitted Lender” shall have the meaning given to such term in Section 11.7(a).
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Board of Directors” shall mean, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.
“Borrower” shall have the meaning given to such term in the preamble hereto.
“Borrowing Date” shall mean any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.
“Borrowing Request” shall mean a Borrowing Request substantially in the form of Exhibit H.
“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and, in each case,
(a)    if such day relates to any interest rate settings as to a Term SOFR Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Term SOFR Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Term SOFR Loan, means any such day except a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities;

(b)    if such day relates to any interest rate settings as to a EURIBOR Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such EURIBOR Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such EURIBOR Loan, means a TARGET Day; and
(c)    if such day relates to any interest rate settings as to an RFR Loan denominated in Sterling, any fundings, disbursements, settlements and payments in Sterling in respect of any such RFR Loan, or any other dealings in Sterling to be carried out pursuant to this Agreement in respect of any such RFR Loan, means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London.
“Capital Assets” shall mean, with respect to any Person, all equipment, fixed assets and Real Property or improvements of such Person, or replacements or substitutions therefor or additions thereto that, in accordance with GAAP, have been or should be reflected as additions to property, plant or equipment on the balance sheet of such Person.
“Capital Expenditures” shall mean, with respect to any Person for any period, all expenditures made directly or indirectly by such Person during such period for Capital Assets related to acquiring, maintaining, replacing or repairing existing property or assets (including any Dialysis Facility) of such Person (whether paid in cash or other consideration or accrued as a liability), but, for the avoidance of doubt, excluding any Investments permitted by Section 7.6(e) and (f). For purposes of this definition, the purchase price of equipment or other fixed assets that are purchased simultaneously with the trade-in of existing assets or with insurance proceeds shall be included in Capital Expenditures only to the extent of the amount by which such purchase price exceeds the credit granted by the seller of such assets for the assets being traded in at such time or the amount of such insurance proceeds, as the case may be.
“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
“Captive Insurance Subsidiary” shall mean, any Subsidiary that is regulated as an insurance company by a state health, financing, insurance or human services agency in the United States.
“Cash Equivalents” shall mean (a) securities with maturities of one year or less from the date of acquisition, or floating rate securities with longer maturities but rate resets within a year, issued, fully guaranteed or insured by the United States of America (or any agency or instrumentality thereof), or any foreign government or supranational organization, rated AAA by S&P and Aaa by Moody’s, (b) securities with maturities of one year or less from the date of acquisition issued, fully guaranteed by any State of the United States of America or any political subdivision thereof either (i) rated at least AA- or SP1 by S&P or Aa3 or MIG1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments or (ii) fully collateralized by securities described in clause (a) and/or cash, (c) certificates of deposit, time deposits, overnight bank deposits, bankers’ acceptances and repurchase agreements issued by a Qualified Issuer or fully insured or guaranteed by the United States of America (or any agency or instrumentality thereof) to the extent the same are backed by the full faith and credit of the United States of America having maturities of one year or less from the date of acquisition, (d) commercial paper or corporate bonds of an issuer rated at least A-2 by S&P or P-2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, and having maturities of 270 days or less from the date of acquisition, (e) money market accounts or funds, mutual funds, or funds exempt from SEC registration, a substantial portion of the assets of which constitute Cash Equivalents described in clauses (a) through (d) above, with, issued by or managed by Qualified Issuers, (f) money market accounts or funds, mutual funds, or funds exempt from SEC registration, a substantial portion of the assets of which constitute Cash Equivalents described in clauses (a) through (d) above, which money market accounts or funds have net assets of not less than $500,000,000 and have the highest rating available of either S&P or Moody’s, or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments and (g) money market accounts or funds rated at least AA by S&P and at least Aa by Moody’s.
“Cash Management Agreement” shall mean any agreement to provide cash management services, including treasury, depository, overdraft, purchasing card, travel and entertainment card, credit or debit card, electronic funds transfer and other cash management arrangements.
“Cash Management Bank” shall mean any Person that, at the time it enters into a Cash Management Agreement (or with respect to Cash Management Agreements existing on the Closing Date, on the Closing Date), is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender, in its capacity as a party to such Cash Management Agreement.
“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq., and all implementing regulations.
“Change in Law” shall have the meaning given to such term in Section 2.18(b).
“Change of Control” shall mean at any time:
(a)    any “person” or “group” (each as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than a Permitted Holder (i) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of Voting Interests in the Borrower (including through securities convertible into or exchangeable for such Voting Interests) representing 35% or more of the combined voting power of all of the Voting Interests in the Borrower (on a fully diluted basis) or (ii) otherwise has the ability, directly or indirectly, to elect a majority of the Board of Directors of the Borrower;
(b)    during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election to such Board of Directors or whose nomination for election was approved by a vote of a majority of the members of the Board of Directors of the Borrower, which members comprising such majority were either directors at the beginning of such period or were elected or nominated by such directors) have ceased for any reason to constitute a majority of the Board of Directors of the Borrower; or
(c)    the occurrence of a Specified Change of Control;
provided that notwithstanding the foregoing the occurrence of a reorganization that results in all the Capital Stock of the Borrower being held by a Parent Entity shall not result in a Change of Control, so long as the shareholders of the Parent Entity immediately after such reorganization are substantially the same as the shareholders of the Borrower (with substantially equivalent ownership percentages) immediately preceding such reorganization.
“Charges” shall have the meaning given to such term in Section 11.18.
“Class,” when used in reference to any Loan or borrowing, refers to whether such Loan, or the Loans comprising such borrowing, are Dollar Revolving Loans, Alternative Currency Revolving Loans, Tranche A-1 Term Loans, Tranche B-1 Term Loans, Extended Tranche B-1 Term Loans, Incremental Term Loans, Extended Term Loans, Other Revolving Loans or Other Term Loans; when used in reference to any Commitment, refers to whether such Commitment is a Tranche A-1 Term Commitment, Tranche B-1 Term Commitment, Extended Tranche B-1 Term Commitment, Dollar Revolving A-1 Commitment, Alternative Currency Revolving A-1 Commitment, Incremental Term Loan Commitment, Increased Revolving Commitment, Extended Revolving Commitment, Other Term Loan Commitment or Other Revolving Commitment; and, when used in reference to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class.
“Closing Date” shall mean the date on which the conditions precedent set forth in Sections 5.1 and 5.2 shall have been satisfied or waived.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” shall mean the Collateral as defined in the Security Agreement and all other property of the Loan Parties, now owned or hereafter acquired, or in which a Loan Party otherwise has rights, title or interest, upon which a Lien is purported to be created by any Security Document.
“Collateral Agent” shall mean Wells Fargo Bank, National Association, in its capacity as collateral agent for the Secured Parties and the Issuing Lender, and its successors.
“Commitment” shall mean, as to any Lender, the sum of the Tranche A-1 Term Commitment, the Tranche B-1 Term Commitment, the Extended Tranche B-1 Term Commitment and the Revolving A-1 Commitment of such Lender and any Commitment extended by such Lender as provided in Section 2.24.
“Commitment Fee Rate” shall mean 0.30% per annum; provided that on and after the first Adjustment Date occurring after the completion of the Fiscal Quarter of the Borrower ending September 30, 2023, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.
“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” shall have the meaning given to such term in Section 11.2(d).
“Compliance Certificate” shall mean a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.
“Conduit Lender” shall mean any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.18, 2.19, 2.20 or 11.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.
“Confidential Healthcare Information” shall have the meaning provided in Section 6.7.
“Conforming Changes” means, with respect to the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR”, the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.20 and other technical, administrative or operational matters) that the Administrative Agent reasonably decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent reasonably decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Consolidated” or “consolidated” shall mean the consolidation of accounts in accordance with GAAP.
“Consolidated EBITDA” shall mean with respect to any Person for any period, the amount equal to the sum of (a) the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus (b) the sum of each of the following expenses that have been deducted in the determination of the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period: (i) the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period and any cash charges for refinancing any of the Obligations, (ii) all income tax expense (whether federal, state, local, foreign or otherwise) of such Person and its Restricted Subsidiaries for such period, (iii) all depreciation expense of such Person and its Restricted Subsidiaries for such period, (iv) all amortization expense of such Person and its Restricted Subsidiaries for such period, (v) cash fees, expenses, charges, debt extinguishment costs and other costs incurred in connection with the Transactions, (vi) all non-cash charges, write-downs, expenses, losses or items otherwise deducted in determining the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); provided that for any period, the amount of non-cash charges arising from the write-off of current assets shall not be included in this subclause (vi), (vii) consolidated expenses for valuation adjustments or impairment charges, (viii) all expenses and charges relating to non-controlling interests and equity income in Restricted Subsidiaries, (ix) all extraordinary losses subtracted in determining the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, (x) any losses of a Person (other than a Restricted Subsidiary) in which the Borrower or any of its Restricted Subsidiaries has an ownership interest that is accounted for using the equity method, (xi) cash fees, expenses, charges, debt extinguishment costs and other costs incurred in connection with any Investments permitted by Section

7.6(e), (f), (i), (j) or (o) and any sale, lease transfer or other disposition of assets permitted by Section 7.5(f), (g), (h), (i), (j), (k) or (m), (xii) cash expenses attributable to the early extinguishment or conversion of Debt (including deferred financing expenses written off and premiums paid), (xiii) unusual or nonrecurring losses or charges for such period, (xiv) pro forma “run rate” cost savings, operating expense reductions, costs, charges and expenses in connection with operational improvements and cost synergies that are reasonably identifiable and factually supportable (in the good faith determination of the Borrower) related to any permitted acquisition, investment, disposition, operating improvement, restructuring, cost savings initiative, any similar initiative (including the renegotiation of contracts and other arrangements) and/or specified transaction, net of the amount of actual benefits realized during such period from such actions; provided that such cost savings, operating expense reductions, costs, charges and expenses in connection with operational improvements and cost synergies are expected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within 18 months of the consummation of such transaction or the taking of such initiative; provided, further that the aggregate amount that may be added back pursuant to this clause (xiv) (including pursuant to the definition of “Pro Forma Basis”) shall not exceed 20% of Consolidated EBITDA of such Person and its Restricted Subsidiaries for such period (as calculated prior to giving effect to such adjustments) (any such amounts added back pursuant to this clause (xiv), “Permitted Cost Savings”), and (xv) any costs, charges and expenses in connection with severance arrangements, minus (c) all extraordinary gains added in determining the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, minus (d) the aggregate amount of all non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business)for such period, minus (e) unusual or nonrecurring gains for such period.
Unless the context otherwise requires, each reference to “Consolidated EBITDA” in this Agreement shall be deemed to refer to the Consolidated EBITDA of the Borrower and the Restricted Subsidiaries.
Consolidated EBITDA shall be calculated on a Pro Forma Basis to give effect to Specified Transactions that have been made at any time on or after the first day of the Measurement Period thereof but prior to or contemporaneously with the event for which the calculation is made (such date, the “Reference Date”) as if each such Specified Transaction had been consummated on the day prior to the first day of such period. Notwithstanding anything to the contrary contained in this paragraph, when calculating the Leverage Ratio for purposes of (i) the Pricing Grid and (ii) determining actual compliance (and not compliance on a Pro Forma Basis) with any covenant pursuant to Section 7.16, (A) any Specified Transactions that occurred subsequent to the end of the applicable Measurement Period shall not be given pro forma effect and (B) such calculations shall be based on the financial statements delivered pursuant to Section 6.1(b) or (c), as applicable, for the relevant Measurement Period.
“Consolidated Interest Expense” shall mean, with respect to any Person for any period, the gross interest expense accrued on all Debt of such Person and its Restricted Subsidiaries during such period, determined on a Consolidated basis and in accordance with GAAP for such period, including, without limitation, (a) in the case of the Borrower, all fees paid or payable pursuant to Section 2.8, (b) commissions, discounts and other fees and charges paid or payable in connection with letters of credit (including, without limitation, the Letters of Credit), (c) all amortization of original issue discount in respect of all Debt of such Person and its Restricted Subsidiaries, (d) all dividends on Redeemable Preferred Interests, to the extent paid or payable in cash, (e) commissions, discounts, yield and other fees and charges incurred in connection with any Permitted Receivables Financing which are payable to any Person other than the Borrower or a Guarantor, (f) imputed interest on Financing Lease Obligations of the

Borrower and its Restricted Subsidiaries for such period (but excluding, for the avoidance of doubt, any lease, rental or other expense in connection with a Non-Financing Lease Obligation) and (g) cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than such Person and its Restricted Subsidiaries) in connection with Debt incurred by such plan or trust, minus interest income of the Borrower and its Restricted Subsidiaries received upon cash and Cash Equivalents during such period.
For purposes of this definition, interest on a Financing Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Financing Lease Obligation in accordance with GAAP (or, if not implicit, as otherwise determined in accordance with GAAP).
“Consolidated Net Income” shall mean, for any period, the consolidated net income (or net loss) of the Restricted Companies, determined on a Consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries (provided that such income (or deficit) may be included in pro forma calculations as otherwise provided in this Agreement), (b) the income (or deficit) of any Person (other than a Restricted Subsidiary of the Borrower) in which the Borrower or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Restricted Subsidiary in the form of dividends or similar distributions and (c) solely for purposes of calculating the Cumulative Consolidated Net Income, the undistributed earnings of any Restricted Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Restricted Subsidiary.
“Consolidated Tangible Assets” shall mean, with respect to any Person, the consolidated assets of such Person and its Restricted Subsidiaries as determined in accordance with GAAP (and if applicable as appearing within the Required Financial Information) minus goodwill and other amortizable intangible assets.
“Constitutive Documents” shall mean, with respect to any Person, the certificate of incorporation or registration (including, if applicable, certificate of change of name), articles of incorporation or association, memorandum of association, charter, bylaws, certificate of limited partnership, partnership agreement, trust agreement, joint venture agreement, certificate of formation, articles of organization, limited liability company operating or members agreement, joint venture agreement or one or more similar agreements, instruments or documents constituting the organizational or governing documents of such Person.
“Contingent Obligation” shall mean, with respect to any Person, any obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the primary obligations of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement or (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital, equity capital, net worth or other balance sheet condition or any income statement condition of the primary obligor or otherwise to maintain the solvency of the primary obligor, (iii) to purchase, lease or otherwise acquire property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the agreement, instrument or other document evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.
“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
“Controlled Foreign Subsidiary” means any Subsidiary of the Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.
~~“Conversion” has the meaning assigned thereto in the First Amendment.~~ “~~Converted~~Converting Tranche B-1 Term ~~Loans” has~~Lender” shall have the meaning ~~assigned thereto~~given to such term in the ~~First~~Fourth Amendment.
“Credit Agreement Refinancing Debt” shall mean (a) Permitted First Priority Refinancing Debt, (b) Permitted Second Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) other Debt incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Debt) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, existing Term Loans or existing Revolving A-1 Loans (or unused Revolving A-1 Commitments), or any then-existing Credit Agreement Refinancing Debt (“Refinanced Debt”); provided that (i) such Debt has a maturity no earlier than, and a Weighted Average Life to Maturity equal to or greater than, the Refinanced Debt, (ii) such Debt shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees, premiums (if any) and penalties thereon and reasonable fees and expenses associated with the refinancing, (iii) the terms and conditions of such Debt (except as otherwise provided in clause (ii) above and with respect to pricing, premiums and optional prepayment or redemption terms) are substantially identical to, or (taken as a whole) are no more materially favorable, taken as a whole, to the lenders or holders providing such Debt in the good faith determination of the Borrower than, those applicable to the Refinanced Debt being refinanced (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Debt), (iv) such Debt is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors, (v) such Debt does not have scheduled amortization payments of principal or payments of principal and is not subject to mandatory redemption, repurchase, prepayment, sinking fund obligations or prepayments at the option of the holders thereof (except customary asset sale or change of control provisions that provide for the prior repayment in full of the Loans and all other Obligations), in each case prior to the Latest Maturity Date at the time such Debt is incurred, (vi) to the extent secured, the security agreements relating to such Debt are substantially the same as or more favorable to the Loan Parties than the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent) and (vii) such Refinanced Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, and all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, on the date such Credit Agreement Refinancing Debt is issued, incurred or obtained.
“Credit Extension” shall mean, as the context may require, (i) the making of a Loan by a Lender or (ii) the issuance of any Letter of Credit, or the amendment, extension or renewal of any existing Letter of Credit, by the Issuing Lender.
“Credit Party” shall mean the Administrative Agent, the Issuing Lender, the Swingline Lender or any other Lender.
“Cumulative Consolidated Net Income” shall mean, as of any date, 50% of the cumulative Consolidated Net Income (or, if such Cumulative Consolidated Net Income shall be a loss, 100% of such loss) of the Restricted Companies since the fiscal quarter ending June 30, 2017 to the end of the last fiscal period (taken as one accounting period) for which financial statements have been provided to the Lenders pursuant to Section 6.1(b) or (c) prior to such date.
“Currencies” means Dollars and each other Alternative Currency, and “Currency” means any of such Currencies.
“Daily Simple RFR” means, for any day (an “RFR Rate Day”), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Sterling, the greater of (i) SONIA for the day (such day, a “Sterling RFR Determination Day”) that is five (5) Business Days prior to (A) if such RFR Rate Day is a Business Day, such RFR Rate Day or (B) if such RFR Rate Day is not a Business Day, the Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website; provided that if by 5:00 p.m. (London time) on the second (2nd) Business Day immediately following any Sterling RFR Determination Day, SONIA in respect of such Sterling RFR Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple RFR for Sterling has not occurred, then SONIA for such Sterling RFR Determination Day will be SONIA as published in respect of the first preceding Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided further that SONIA as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Rate Days and (ii) 0.00% per annum.
“Daily Simple RFR Loan” means, with respect to Revolving A-1 Loans, any Loan that bears interest at a rate based on Daily Simple RFR.
“Debt” shall mean, with respect to any Person (without duplication), (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than current trade payables or other accrued liabilities incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, or upon which interest payments are customarily made, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Attributable Indebtedness of such Person, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities (excluding reimbursement obligations thereunder to the extent issued in relation to trade payables and that are discharged within 30 days after they become due), (g) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Redeemable Preferred Interest, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) for purposes of Section 7.2 and 8.1(f) only, all net obligations of such Person in respect of Swap Agreements, take-or-pay agreements or other similar arrangements, (i) all obligations of such Person under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing if the transaction giving rise to such obligation is considered indebtedness for borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP, (j) all Contingent Obligations of such Person, and (k) all indebtedness and other payment obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such indebtedness or other payment obligations has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligations; provided that for the purposes of this subclause (k) the amount thereof shall be equal to the lesser of (i) the amount of such indebtedness or other payment obligations and (ii) the fair market value of the property subject to such Lien; and provided further that, for the avoidance of doubt and without any implication to the contrary, Non-Financing Lease Obligations shall not constitute Debt for purposes of this Agreement. The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Debt expressly provide that such Person is not liable therefor. To the extent not otherwise included, Debt shall include the amount of any Permitted Receivables Financing. For the avoidance of doubt, and without any implication to the contrary, no Intercompany Receivables or any transactions giving rise thereto shall constitute Debt.
“Default” shall mean any Event of Default, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Defaulting Lender” shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, or, in the case of clause (iii) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith dispute concerning the amount of costs and expenses claimed by the Administrative Agent to be reimbursed pursuant to Section 11.5(c), (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent; or (d) has, or has a direct or indirect parent company that has, in any such case (i) become the subject of a Bankruptcy Event, or (ii) become the subject of a Bail-In Action.
“Denver Headquarters” shall mean that certain Real Property owned by the Borrower and located at 2000 16th Street, Denver, Colorado.
“Denver Headquarters II” shall mean that certain Real Property owned by the Borrower and located at 2001 16th Street, Denver, Colorado.
“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration as determined by the Borrower in good faith received by the Borrower or any of its Restricted Subsidiaries in connection with a lease, sale, transfer or other disposition of any assets pursuant to Section 7.5(f) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation.
“Designated Prepayment Amount” shall have the meaning given to such term in Section 2.11(e).
“Dialysis Facilities” shall have the meaning given to such term in Section 4.17(a).
“Disposition” shall mean, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.
“Disqualified Lenders” shall mean those Persons who are competitors of the Borrower and who are identified in writing to the Administrative Agent for further distribution to the Lenders; provided that, with respect to any competitor identified in writing to the Administrative Agent after the Closing Date, if the Required Lenders instruct the Administrative Agent to object to such competitor within 60 days after receipt of such identification by the Borrower, such competitor shall not be a “Disqualified Lender” hereunder.
“Division” shall have the meaning given to such term in Section 1.10.
“DMG Sale” shall mean the sale of the Capital Stock of DaVita Medical Holdings, LLC, certain other Subsidiaries and affiliates of the Borrower and other transactions pursuant to that certain Equity Purchase Agreement dated as of December 5, 2017, as amended by that certain First Amendment to the Equity Purchase Agreement, dated as of September 20, 2018 and that certain Second Amendment to the Equity Purchase Agreement, dated as of December 11, 2018, by and among the Borrower, Collaborative Care Holdings, LLC, and solely with respect to Section 9.13 and Section 9.18 thereof, UnitedHealth Group Incorporated.
“Documentation Agents” shall have the meaning given to such term in the preamble hereto.
“Dollar Equivalent” shall mean, subject to Section 1.6, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, and (b) if such amount is expressed in an Alternative Currency (other than Dollars), the equivalent of such amount in Dollars as determined by the Administrative Agent at such time in its sole discretion by reference to the most recent Spot Rate for such Alternative Currency (as determined as of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
“Dollars” and “$” shall mean lawful currency of the United States.
“Dollar LC Obligations” shall mean, at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Dollar Letters of Credit and (b) the aggregate amount of all LC Disbursements in respect of Dollar Letters of Credit that have not then been reimbursed pursuant to Section 3.5. The Dollar LC Obligations of any Dollar Revolving A-1 Lender at any time shall be its Dollar Revolving Percentage of the total Dollar LC Obligations at such time.
“Dollar Letter of Credit” shall mean each Letter of Credit issued under the Dollar Revolving Facility.
“Dollar Revolving A-1 Commitment” shall mean, as to any Lender, the obligation of such Lender, if any, to make Dollar Revolving Loans and to participate in Dollar Letters of Credit hereunder in an aggregate principal and/or face amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1 to the Third Amendment, in an Increase Joinder or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.
“Dollar Revolving A-1 Lender” shall mean each Lender that has a Dollar Revolving A-1 Commitment or holds Dollar Revolving Loans.
“Dollar Revolving Extensions of Credit” shall mean, as to any Dollar Revolving A-1 Lender at any time, an amount equal to the sum of (a) aggregate principal amount of all Dollar Revolving Loans held by such Lender then outstanding and (b) such Lender’s Dollar Revolving Percentage of the LC Obligations then outstanding.
“Dollar Revolving Facility” shall mean the Dollar Revolving A-1 Commitments and the Dollar Revolving Loans made thereunder.
“Dollar Revolving Loans” shall have the meaning given to such term in Section 2.4(a).
“Dollar Revolving Percentage” shall mean, as to any Dollar Revolving A-1 Lender at any time, the percentage which such Lender’s Dollar Revolving A-1 Commitment then constitutes of the Total Dollar Revolving A-1 Commitments or, at any time after the Dollar Revolving A-1 Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Dollar Revolving Loans then outstanding constitutes of the aggregate principal amount of the Dollar Revolving Loans then outstanding; provided that, in the event that the Dollar Revolving Loans are paid in full prior to the reduction to zero of the Total Dollar Revolving Extensions of Credit, the Dollar Revolving Percentages shall be the Dollar Revolving Percentages in effect immediately prior to such payment in full.
“Domestic Person” shall mean a Person that is organized under the laws of, or whose property is located in, a jurisdiction within the United States.

“Domestic Subsidiary” shall mean any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.
“Domestic Wholly Owned Subsidiary” shall mean any Domestic Subsidiary of the Borrower all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by Borrower directly and/or through other Domestic Wholly Owned Subsidiaries.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EMU Legislation” shall mean the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
“Environment” shall mean ambient air, indoor air, surface water, groundwater, drinking water, soil, land surface and subsurface strata, and natural resources such as wetlands, flora and fauna.
“Environmental Action” shall mean any outstanding action, suit, demand, demand letter, claim, notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement, abatement order or other order or directive (conditional or otherwise) relating in any way to any Environmental Law, any Environmental Permit or any Hazardous Materials or arising from alleged injury or threat to health, safety, natural resources or the environment, including, (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any applicable Governmental Authority or any other third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.
“Environmental Law” shall mean any Requirement of Law relating to (a) the generation, use, handling, transportation, treatment, storage, disposal or Release of Hazardous Materials, (b) pollution or the protection of the Environment or health or safety or (c) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, including, without limitation, CERCLA, in each case as amended from time to time, and including the regulations promulgated and the rulings issued from time to time thereunder.
“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Restricted Company directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” shall mean any permit, approval, identification number, license or other authorization required under any Environmental Law.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” shall mean any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Code.
“ERISA Event” shall mean (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA or the regulations issued thereunder, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived under such regulations or (ii) Section 4043(b) of ERISA applies to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA could reasonably be expected to occur with respect to such Plan within the following 30 days; (b) with respect to any Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, or the failure to make any required contribution to a Multiemployer Plan; (c) the application for a minimum funding waiver with respect to a Plan; (d) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (e) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (f) the partial or complete withdrawal by any Loan Party or any ERISA Affiliate from a Plan or Multiemployer Plan; (g) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA, that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan; or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to a Plan.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“EURIBOR” has the meaning assigned thereto in the definition of “EURIBOR Rate”.
“EURIBOR Loan” means, with respect to Revolving A-1 Loans, any Loan bearing interest at a rate based on the EURIBOR Rate.
“EURIBOR Rate” means, for any EURIBOR Loan for any Interest Period denominated in Euros, the greater of (i) the rate of interest per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute, or a comparable or successor administrator approved by the Administrative Agent, for a period comparable to the applicable Interest Period), at approximately 11:00 a.m. (Brussels time) on the applicable Rate Determination Date and (ii) 0.00% per annum.
“Euro” and “€” shall mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.
“Events of Default” shall have the meaning given to such term in Section 8.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.
“Excluded Subsidiary” means a Subsidiary that (i) is prohibited (A) by applicable law from guaranteeing the Guaranteed Obligations, or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee unless, such consent, approval, license or authorization has been received, in each case so long as the Administrative Agent shall have received a certification from a Responsible Officer of the Borrower as to the existence of such prohibition or consent, approval, license or authorization requirement or (B) by any Contractual Obligation in existence on the Closing Date or the date of acquisition of such Subsidiary (but not entered into in contemplation thereof) and only for so long as any such Contractual Obligation exists (ii) is a Special Purpose Receivables Subsidiary, (iii) is an Immaterial Subsidiary, (iv) is not a Wholly Owned Subsidiary on the Closing Date or on the date such Subsidiary is formed or acquired, in each case for so long as such Subsidiary remains a non-Wholly Owned Subsidiary, or is a New Development JV (and upon issuance of equity to the applicable joint venture partner, for so long as such New Development JV remains a non-Wholly Owned Subsidiary), (v) is a Captive Insurance Subsidiary, (vi) is an Unrestricted Subsidiary, or (vii) is a Foreign Subsidiary or a Domestic Subsidiary of a Foreign Subsidiary that is a Controlled Foreign Subsidiary; provided that the term “Excluded Subsidiary” shall not include any Subsidiary that is an issuer, borrower or guarantor in respect of the 2030 Senior Notes, the 2031 Senior Notes, any Permitted Other Debt or any Credit Agreement Refinancing Debt.
“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.10 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” shall mean, with respect to the Administrative Agent or any Lender, (i) Taxes imposed on (or measured by) such Administrative Agent’s or Lender’s net income and franchise Taxes (imposed on such Administrative Agent or Lender in lieu of net income Taxes) by any jurisdiction as a result of such Administrative Agent or Lender being organized or having its principal office or, in the case of any Lender, having its applicable lending office in such jurisdiction or as a result of any other present or former connection between such Administrative Agent or Lender and the jurisdiction imposing such Taxes (other than a connection arising solely from such Administrative Agent or Lender having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, any Loan Document), (ii) branch profits Taxes (or any similar Taxes) imposed on such Administrative Agent or Lender by any jurisdiction described in clause (i), (iii) in the case of a Lender, any Taxes that are attributable to such Lender’s failure to comply with the requirements of Section 2.19(e), (iv) in the case of a Lender, any United States federal withholding Taxes imposed on amounts payable to such Lender pursuant to a Requirement of Law in effect at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender’s assignor (if any) was entitled, immediately before the designation of a new lending office (or assignment), to receive additional amounts from any Loan Party with respect to such Taxes pursuant to Section 2.19, provided that this subclause (iv) shall not apply to any Tax imposed on a Lender in connection with an interest or participation in any Loan or other obligation that such Lender was required to acquire pursuant to Section 11.7, (v) any Taxes imposed under FATCA, and (vi) any U.S. federal backup withholding Tax imposed pursuant to Section 3406 of the Code.
“Executive Order” shall have the meaning given to such term in Section 4.23(a).
“Existing Credit Agreement” means that certain credit agreement, dated as of June 24, 2014, (as amended on March 29, 2018, November 21, 2018 and May 6, 2019), by and among the Borrower, the guarantors party thereto, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.
“Existing Issuing Bank” shall mean each bank which issued Existing Letters of Credit.
“Existing Letters of Credit” shall mean all letters of credit outstanding on the Closing Date, as more fully described on Schedule 1.1 hereto.
“Extended Revolving Commitment” shall have the meaning given to such term in Section 2.25(a).
“Extended Term Loans” shall have the meaning given to such term in Section 2.25(a).
“Extending Revolving Lender” shall have the meaning given to such term in Section 2.25(a).
“Extending Term Lender” shall have the meaning given to such term in Section 2.25(a).
“Extended Tranche B-1 Term Lender” shall mean, at any time, a Lender that holds an Extended Tranche B-1 Term Loan or has an Extended Tranche B-1 Term Commitment.
“Extended Tranche B-1 Term Commitment” shall have the meaning given to such term in the Fourth Amendment. On the Fourth Amendment Effective Date the initial aggregate amount of the Extended Tranche B-1 Term Commitments (including the commitments of each Converting Tranche B-1 Term Lender and each Additional Extended Tranche B-1 Term Lender) is $1,640,250,847.08.
“Extended Tranche B-1 Term Facility” shall have the meaning given to such term in the definition of “Facility”.
“Extended Tranche B-1 Term Loan Maturity Date” shall mean May 9, 2031.
“Extended Tranche B-1 Term Loans” means the Term Loans made or converted on the Fourth Amendment Effective Date pursuant to Sections 2.1(c) and (d), as applicable. The aggregate outstanding principal amount of Extended Tranche B-1 Term Loans as of the Fourth Amendment Effective Date (after giving effect to the Fourth Amendment and the transactions contemplated thereby) is $1,640,250,847.08.

“Extended Tranche B-1 Term Percentage” shall mean, as to any Extended Tranche B-1 Term Lender at any time, the percentage which such Lender’s Extended Tranche B-1 Term Commitment then constitutes of the aggregate Extended Tranche B-1 Term Commitments (or, at any time after the Fourth Amendment Effective Date, the percentage which the aggregate principal amount of such Lender’s Extended Tranche B-1 Term Loans then outstanding constitutes of the aggregate principal amount of the Extended Tranche B-1 Term Loans then outstanding).
“Extension” shall have the meaning given to such term in Section 2.25(a).
“Extension Offer” shall have the meaning given to such term in Section 2.25(a).
“Facility” shall mean each of (a) the Tranche A-1 Term Commitments and the Tranche A-1 Term Loans made thereunder (the “Tranche A-1 Term Facility”), (b) the Tranche B-1 Term Commitments and the Tranche B-1 Term Loans made thereunder (the “Tranche B-1 Term Facility”), (c) the Extended Tranche B-1 Term Commitments and the Extended Tranche B-1 Term Loans made thereunder (the “Extended Tranche B-1 Term Facility”), (d) the Revolving A-1 Facility, (~~d~~e) the other Extended Term Loans, if any, and (~~e~~f) the Extended Revolving Commitments, if any, as the case may be.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the date of this Agreement (or any such amended or successor version described above), and any intergovernmental agreements between a non-U.S. jurisdiction and the United States (and any related Requirements of Law) implementing the foregoing.
“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.
“Federal Way Property” shall mean any Real Property adjacent, appurtenant or proximate to, or constituting an expansion upon, the Real Property located at 32275 32nd Ave S., Federal Way, WA 98001.
“Fee Payment Date” shall mean (a) the third Business Day following the last day of each March, June, September and December and (b) the last day of the Revolving A-1 Commitment Period.
“Financing Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Financing Lease.
“Financing Leases” means all leases that have been or are required to be recorded as a financing or capital leases (and, for the avoidance of doubt, not an operating lease) for financial reporting purposes in accordance with GAAP.
“First Amendment” means the First Amendment to this Agreement dated as of February 13, 2020, among the Borrower, the other Loan Parties thereto, the Tranche B-1 Term Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” has the meaning assigned thereto in the First Amendment.
“First Lien Intercreditor Agreement” shall mean an intercreditor agreement substantially in the form of Exhibit Q hereto (in such form or with immaterial changes thereto which the Administrative Agent is hereby authorized to enter into) together with any material changes thereto requested by Borrower in light of prevailing market conditions, which material changes shall be posted to the Lenders not less than five (5) Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within five (5) Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Administrative Agent’s execution thereof.
“Fiscal Quarter” shall mean, with respect to the Borrower or any of its Restricted Subsidiaries, the period commencing January 1 in any Fiscal Year and ending on the next succeeding March 31, the period commencing April 1 in any Fiscal Year and ending on the next succeeding June 30, the period commencing July 1 in any Fiscal Year and ending on the next succeeding September 30 or the period commencing October 1 in any Fiscal Year and ending on the next succeeding December 31, as the context may require, or, if any such Restricted Subsidiary was not in existence on the first day of any such period, the period commencing on the date on which such Restricted Subsidiary is incorporated, organized, formed or otherwise created and ending on the last day of such period.
“Fiscal Year” shall mean, with respect to the Borrower or any of its Restricted Subsidiaries, the period commencing on January 1 in any calendar year and ending on the next succeeding December 31 or, if any such Restricted Subsidiary was not in existence on January 1 in any calendar year, the period commencing on the date on which such Restricted Subsidiary is incorporated, organized, formed or otherwise created and ending on the next succeeding December 31.
“Fitch” shall mean Fitch Ratings Inc., or any successor to the rating agency business thereof.
“Foreign Plan” means each employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to US law and is maintained or contributed to by any Loan Party.
“Foreign Subsidiary” shall mean any Subsidiary of the Borrower that is not a Domestic Subsidiary.
“Fourth Amendment” shall mean the Fourth Amendment to this Agreement dated as of the Fourth Amendment Effective Date, among the Borrower, the other Loan Parties thereto, the Extended Tranche B-1 Term Lenders party thereto (including the Additional Extended Tranche B-1 Term Lenders) and the Administrative Agent.
“Fourth Amendment Agents” shall have the meaning given to such term in the Fourth Amendment.
“Fourth Amendment Effective Date” shall have the meaning given to such term in the Fourth Amendment.

“Funded Debt” of any Person shall mean all Debt of the type set forth in clauses (a), (c), (e) and (j) (solely to the extent related to any Debt specified in such clauses (a), (c) and (e), other than to the extent such Contingent Obligations are otherwise expressly permitted to be incurred under Section 7.2) of the definition of “Debt”, plus, in the case of the Borrower, any Receivables Transaction Amount; provided that, for purposes of determining compliance with Section 7.2(s), Debt in respect of Specified Letters of Credit outstanding as of such date (assuming that the maximum amount of each such Specified Letter of Credit is fully drawn) shall be included in the determination of Funded Debt.
“Funding Office” shall mean, with respect to any currency, the office of the Administrative Agent specified in Section 11.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.
“GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time applied on a consistent basis, subject to Section 1.4.
“Government Reimbursement Program Costs” shall mean, with respect to any payable of the Borrower and its Restricted Subsidiaries, the sum of:
(i)    all amounts (including punitive and other similar amounts) agreed to be paid in settlement or payable as a result of a final, non-appealable judgment, award or similar order relating to participation in Medical Reimbursement Programs;
(ii)    all final, non-appealable fines, penalties, forfeitures or other amounts rendered pursuant to criminal indictments or other criminal proceedings relating to participation in Medical Reimbursement Programs; and
(iii)    the amount of final, non-appealable recovery, damages, awards, penalties, forfeitures or similar amounts rendered in any litigation, suit, arbitration, investigation or other legal or administrative proceeding of any kind relating to participation in Medical Reimbursement Programs;
provided that the amount of any “Government Reimbursement Program Costs” shall be reduced by any amounts held with respect to such costs for the benefit of the Borrowers and its Restricted Subsidiaries in an escrow, fiduciary or trust account or otherwise.
“Government Reimbursement Programs” shall have the meaning given to such term in Section 4.17(a).
“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any supranational authority such as the European Union or the European Central Bank), any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).
“Governmental Authorization” shall mean any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

“Guaranteed Obligations” shall have the meaning given to such term in Section 10.1.
“Guarantor” shall mean each Subsidiary of the Borrower listed on Schedule III hereto (which Schedule III lists all Subsidiaries of the Borrower as of the Third Amendment Effective Date, other than Excluded Subsidiaries) and each other Subsidiary of the Borrower that becomes a Guarantor pursuant to Section 6.12.
“Hazardous Materials” shall mean (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials, substances, wastes (including medical and human waste), constituents, pollutants or contaminants subject to regulation or which can give rise to liability under any Environmental Law.
“HIPAA” shall have the meaning given to such term in Section 4.17(b).
“Immaterial Subsidiary” shall mean, as of any date of determination, any Subsidiary that did not, as of the last day of the fiscal quarter of the Borrower ended immediately prior to such date of determination, have gross unconsolidated revenues in excess of $100,000,000 during the four consecutive fiscal quarters ending as of such date; provided, however, that as of the last day of the fiscal quarter of the Borrower ended immediately prior to such date of determination, the gross unconsolidated revenues during the four consecutive fiscal quarters ending on such prior date of all Domestic Subsidiaries (other than any Subsidiary described under clauses (i), (iv) or (vi) of the definition of “Excluded Subsidiary”, any Special Purpose Receivables Subsidiary or Captive Insurance Subsidiary) that are “Immaterial Subsidiaries” (after giving effect to any designations made pursuant to the immediately following proviso) shall not exceed fifteen percent (15.0%) of the gross unconsolidated revenues during such period of the Borrower and its consolidated Domestic Subsidiaries; provided further that, the Borrower shall have the right to designate in writing to the Administrative Agent additional Domestic Subsidiaries as excluded from the definition of “Immaterial Subsidiaries” (and to either remove or re-make such designation in writing so long as “Immaterial Subsidiaries” would comply with the immediately preceding proviso after giving effect to such removal or re-designation).
“Increase Effective Date” shall have the meaning given to such term in Section 2.24(a).
“Increase Joinder” shall have the meaning given to such term in Section 2.24(b).
“Increased Revolving Commitment” shall have the meaning given to such term in Section 2.24(a).
“Incremental Term A Loans” shall have the meaning given to such term in Section 2.24(b)(i).
“Incremental Extended Tranche B-1 Term Loans” shall have the meaning given to such term in the Fourth Amendment.
“Incremental Term B Loans” shall have the meaning given to such term in Section 2.24(b)(i).
“Incremental Term Loan Commitment” shall have the meaning given to such term in Section 2.24(a).

“Incremental Term Loans” shall have the meaning given to such term in Section 2.24(b)(i).
“Indemnitee” shall have the meaning given to such term in Section 11.5(b).
“Information” shall have the meaning given to such term in Section 11.15.
“Intellectual Property” shall mean, collectively, all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, trade names, service marks, domain names, trade secrets, proprietary information, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Intercompany Note” shall mean a promissory note substantially in the form of Exhibit M.
“Intercompany Receivables” shall mean any debits or credits by and among the Borrower and its Subsidiaries arising in connection with any centralized purchasing, payment or other cash management or treasury services, in each case, in the ordinary course of business.
“Intercreditor Agreements” shall mean each First Lien Intercreditor Agreement and each Junior Lien Intercreditor Agreement, collectively, in each case to the extent in effect.
“Interest Election Request” shall mean an Interest Election Request, substantially in the form of Exhibit P.
“Interest Payment Date” shall mean (a) as to any ABR Loan (other than any Swingline Loan) or RFR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final Maturity Date of the Facility under which such Loan was made, (b) as to any EURIBOR Loan or Term SOFR Loan having an Interest Period of three months or less, the last day of such Interest Period and the Maturity Date of the Facility under which such Loan was made, (c) as to any EURIBOR Loan or Term SOFR Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period, the last day of such Interest Period and the Maturity Date of the Facility under which such Loan was made, (d) as to any Loan (other than any Revolving A-1 Loan that is an ABR Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof and (e) as to any Swingline Loan, the day that such Loan is required to be repaid.
“Interest Period” shall mean, as to any Term SOFR Loan or EURIBOR Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Term SOFR Loan or EURIBOR Loan and ending one, three or six months thereafter (in each case, subject to availability of such tenor for such Currency), as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Term SOFR Loan or EURIBOR Loan and ending one, three or six months thereafter (in each case, subject to availability of such tenor for such Currency), as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., Local Time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that all of the foregoing provisions relating to Interest Periods are subject to the following:
(a)    if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
(b)    the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Maturity Date of such Facility; and
(c)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.
“Investment” shall mean, with respect to any Person, any loan or advance for borrowed money to such Person, any purchase or other acquisition of Capital Stock or Debt of, or the property and assets comprising a division or business unit or all or a substantial part of the business of, such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation (or similar transaction) and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (j) or (k) of the definition of “Debt” set forth in this Section 1.1 in respect of such Person, but excluding advances or extensions of credit to customers and receivables arising in the ordinary course of business. For the avoidance of doubt, without any implication to the contrary, no Intercompany Receivables or any transactions giving rise thereto shall constitute Investments. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Issuing Lender” shall mean any of (i) the institutions set forth on Schedule 2 to the Third Amendment or in each case, any affiliate thereof, in its capacity as issuer of any Letter of Credit, (ii) any other Lender reasonably satisfactory to the Administrative Agent that from time to time agrees in writing to issue Letters of Credit hereunder; provided that, if any Extension or Extensions of Revolving A-1 Commitments is or are effected in accordance with Section 2.25, then on the occurrence of the Revolving A-1 Termination Date and on each later date which is or was at any time a Maturity Date with respect to Revolving A-1 Commitments (each, an “Issuing Lender/Swingline Termination Date”), each Issuing Lender at such time shall have the right to resign as an Issuing Lender on, or on any date within twenty (20) Business Days after, the respective Issuing Lender/Swingline Termination Date, in each case upon not less than ten (10) days’ prior written notice thereof to the Borrower and the Administrative Agent and, in the event of any such resignation and upon the effectiveness thereof, the respective entity so resigning shall retain all of its rights hereunder and under the other Loan Documents as an Issuing Lender with respect to all Letters of Credit theretofore issued by it (which Letters of Credit shall remain outstanding in accordance with the terms hereof until their respective expirations) but shall not be required to issue any further Letters of Credit hereunder, and (iii) solely with respect to the Existing Letters of Credit, each Existing Issuing Bank. If at any time and for any reason (including as a result of resignations as contemplated by the proviso to the preceding sentence), each Issuing Lender has resigned in such capacity in accordance with the preceding sentence, then no Person shall be an Issuing Lender hereunder obligated to issue Letters of Credit unless and until (and only for so long as) a Lender (or affiliate of a Lender) reasonably satisfactory to the Administrative Agent and the Borrower agrees to act as Issuing Lender hereunder.

“Issuing Lender/Swingline Termination Date” shall have the meaning given to such term in the definition of “Issuing Lender.”
“Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit L.
“Junior Lien Intercreditor Agreement” shall mean an intercreditor agreement by and among the Collateral Agent and the collateral agents or other representatives for the holders of Debt secured by Liens on the Collateral that are intended to rank junior to the Liens securing the Obligations and that are otherwise Liens permitted pursuant to Section 7.1, providing that all proceeds of Collateral shall first be applied to repay the Obligations in full prior to being applied to any obligations under the Debt secured by such junior Liens (subject to customary exceptions and current payments) and that until the termination of the Commitments and the repayment in full (or cash collateralization of outstanding Letters of Credit) of all Obligations (other than contingent obligations not then due and payable), the Collateral Agent shall have the sole right to exercise remedies against the Collateral (subject to customary exceptions and the expiration of any standstill periods) and otherwise in form and substance reasonably satisfactory to the Collateral Agent.
“Latest Maturity Date” shall mean, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Refinancing Term Loan, any Refinancing Term Commitment, any Extended Term Loan, any Extended Revolving Commitment, any Incremental Term Loans, any Increased Revolving Commitments or any Other Revolving Commitments, in each case as extended in accordance with this Agreement from time to time.
“LC Commitment” shall mean $325,000,000, which amount shall be allocated among the Issuing Lenders in the respective amounts set forth beside each Issuing Lender in Schedule 2 to the Third Amendment.
“LC Disbursement” shall mean a payment by the Issuing Lender pursuant to a Letter of Credit.
“LC Obligations” shall mean, at any time, the aggregate Alternative Currency LC Obligations and Dollar LC Obligations.
“LC Request” shall mean an LC Request, substantially in the form of Exhibit O.
“Lenders” shall have the meaning given to such term in the preamble hereto; provided that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.
“Lending Office” shall mean, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
“Letter of Credit Facility Expiration Date” shall have the meaning given to such term in Section 3.1(a).
“Letters of Credit” shall have the meaning given to such term in Section 3.1(a).

“Leverage Ratio” shall mean, at any date of determination, the ratio of (a) (i) all Funded Debt of the Borrower and its Restricted Subsidiaries minus (ii) up to the lesser of (x) all unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries on a Consolidated basis and (y) $750,000,000 to (b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently completed Measurement Period prior to such date.
The Leverage Ratio shall be calculated on a Pro Forma Basis to give effect to any Debt incurred, assumed or permanently repaid or extinguished after the relevant Measurement Period but prior to or contemporaneously with the Reference Date as if such incurrence, assumption, repayment or extinguishment had been effected on the last day of such period. Notwithstanding anything to the contrary contained in this paragraph, when calculating the Leverage Ratio for purposes of (i) the Pricing Grid and (ii) determining actual compliance (and not compliance on a Pro Forma Basis) with Section 7.16, (A) any Debt incurred, assumed or permanently repaid or extinguished subsequent to the end of the applicable Measurement Period shall not be given pro forma effect and (B) such calculations shall be based on the financial statements delivered pursuant to Section 6.1(b) or (c), as applicable, for the relevant Measurement Period.
“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing); provided that in no event shall a Non-Financing Lease Obligation be deemed to constitute a Lien.
“Limited Condition Acquisition” means any acquisition of, or similar third-party Investment (including the assumption or incurrence of Debt) by one or more of the Borrower and its Restricted Subsidiaries in, any assets, business or Person permitted by this Agreement the consummation of which is not conditioned on the availability of, or on obtaining, financing.
“Limited Condition Transaction” means any (a) Limited Condition Acquisition or (b) redemption, repurchase, defeasance, satisfaction, discharge or repayment of Debt requiring irrevocable advance notice or any irrevocable offer to purchase, repurchase, defease, satisfy, discharge or repay Debt that is not subject to obtaining financing.
“Loan” shall mean any loan made by any Lender pursuant to this Agreement (including pursuant to Section 2.24).
“Loan Documents” shall mean this Agreement, the Intercreditor Agreements, the Security Documents, the Notes, the First Amendment, the Second Amendment ~~and~~, the Third Amendment and the Fourth Amendment.
“Loan Parties” shall mean the Borrower and the Guarantors.
“Local Time” shall mean the local time in (i) London, with respect to Obligations denominated in an Alternative Currency, and (ii) New York City, otherwise.
“Majority Facility Lenders” shall mean, with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans, Extended Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Dollar Revolving Facility or the Alternative Currency Revolving Facility, prior to any termination, respectively, of the Dollar Revolving A-1 Commitments or the Alternative Currency Revolving A-1 Commitments, the holders of more than 50% of the Total Dollar Revolving A-1 Commitments or Total Alternative Currency Revolving A-1 Commitments, respectively).
“Mandatory Prepayment Date” shall have the meaning given to such term in Section 2.11(e).
“Margin Stock” shall mean “margin stock” as defined in Regulation U of the Board, as the same may be amended or supplemented from time to time.
“Material Acquisition” shall mean an acquisition or a series of related acquisitions of any Person, property, business or assets for which the aggregate consideration payable by Borrower or a Restricted Subsidiary is not less than $750,000,000.
“Material Adverse Effect” shall mean a material adverse effect on (a) the business, property, operations, or financial condition of the Borrower and its Restricted Subsidiaries taken as a whole, (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent, the Collateral Agent or the Lenders hereunder or thereunder or (c) the Collateral or the Liens in favor of the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral or on the priority of such Liens.
“Material Intellectual Property” shall mean Intellectual Property owned by the Borrower or any of its Restricted Subsidiaries that is material to the business of the Borrower and its Restricted Subsidiaries taken as a whole, as determined in good faith by the Borrower.
“Maturity Date” shall mean (i) with respect to the Tranche A-1 Term Loans that have not been extended pursuant to Section 2.25, the Tranche A-1 Term Loan Maturity Date, (ii) with respect to the Tranche B-1 Term Loans that have not been extended pursuant to Section 2.25, the Tranche B-1 Term Loan Maturity Date, (iii) with respect to Extended Tranche B-1 Term Loans that have not been extended pursuant to Section 2.25, the Extended Tranche B-1 Term Loan Maturity Date, (iv) with respect to the Revolving A-1 Commitments that have not been extended pursuant to Section 2.25, the Revolving A-1 Termination Date and (~~iv~~v) with respect to any Class of Extended Term Loans (other than the Extended Tranche B-1 Term Loans) or Extended Revolving Commitments, the final maturity date as specified in the applicable Extension Offer accepted by the respective Lender or Lenders; provided that if any such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately succeeding such day.
“Maximum Rate” shall have the meaning given to such term in Section 11.18.
“Measurement Period” shall mean, at any date of determination, the most recently completed four consecutive Fiscal Quarters ended prior to such date for which financial information is (or is required to be) available.
“Medicaid” shall mean that means-tested entitlement program under Title XIX of the Social Security Act that provides federal grants to states for medical assistance based on specific eligibility criteria (Social Security Act of 1965, Title XIX, P.L. 89-97, as amended; 42 U.S.C. § 1396 et seq.).

“Medical Reimbursement Programs” shall mean the Medicare, Medicaid and Tricare programs and any other health care program operated by or financed in whole or in part by any federal, state or local government.
“Medicare” shall mean that government-sponsored entitlement program under Title XVIII of the Social Security Act that provides for a health insurance system for eligible elderly and disabled individuals (Social Security Act of 1965, Title XVIII, P.L. 89-97, as amended; 42 U.S.C. § 1395 et seq.).
“Minimum Extension Condition” shall have the meaning given to such term in Section 2.25(b).
“Minority Investment” shall have the meaning given to such term in Section 7.6(f).
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Restricted Company or any ERISA Affiliate is required to contribute or was required to contribute during the preceding five (5) plan years.
“Net Cash Proceeds” shall mean (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Debt secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred (or estimated by the Borrower in good faith) in connection therewith, and net of (i) taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (ii) amounts reserved in accordance with GAAP against liabilities relating to breaches of representations and warranties and indemnification obligations, liabilities related to environmental matters or other liabilities associated with the property and liabilities relating to assets subject to such sale, lease, transfer or other disposition that are not assumed by the purchaser in such Asset Sale and (iii) in the case of any Asset Sale by a Restricted Subsidiary, the amount of any payments or distributions required to be made in respect of such transaction to owners of Capital Stock in such Restricted Subsidiary other than the Borrower or any other Restricted Subsidiary and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Debt, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.
“New Development JV” shall mean an entity, which may initially be a Wholly Owned Subsidiary, formed or held for the purpose of establishing and operating a dialysis center with a joint venture partner; provided that, such joint venture partner shall acquire, or has acquired, an interest in such entity (and such entity shall become, or became, a non-Wholly Owned Subsidiary) prior to the generation of any revenues.
“NMTC” shall mean a new market tax credit as defined in Section 45D of the Code.

“NMTC Documents” shall mean any credit, loan or finance agreement and any other document, agreement or instrument governing or otherwise relating to any NMTC Indebtedness.
“NMTC Indebtedness” shall mean any Debt incurred by a NMTC Subsidiary, including in the form of an intercompany loan from the Borrower or another Restricted Subsidiary in connection with an NMTC financing, the proceeds of which such NMTC Subsidiary will substantially concurrently use to acquire Real Property, renovate Real Property or construct improvements on Real Property, in each case after the Closing Date (any such acquisition, renovation or construction, an “NMTC Investment”).
“NMTC Property” shall mean any fixed assets which are acquired, renovated or improved with the proceeds of NMTC Indebtedness and any related capital contributions.
“NMTC Subsidiary” shall mean a Domestic Subsidiary that receives an intercompany loan in the form of NMTC Indebtedness or any related capital contributions.
“Non-Excluded Taxes” shall mean all Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document other than (i) Excluded Taxes and (ii) Other Taxes.
“Non-Extended Tranche B-1 Term Loans” shall have the meaning given to such term in the Fourth Amendment.
“Non-Financing Lease Obligation” means a lease obligation that is not required to be accounted for as a financing or capital lease for financial reporting purposes in accordance with GAAP. For the avoidance of doubt, an operating lease shall be considered a Non-Financing Lease Obligation.
“Non-Guarantor Domestic Subsidiary” shall mean a Domestic Subsidiary of the Borrower that is not a Guarantor.
“Non-Guarantor Subsidiary” shall mean a Subsidiary of the Borrower that is not a Guarantor.
“Non-U.S. Lender” shall have the meaning given to such term in Section 2.19(e)(ii).
“Notes” shall mean, collectively, each promissory note in the form of Exhibit N-1, N-2, N-~~3 or~~3, N-~~4,~~4 or N-5, as applicable, evidencing Loans.
“NPL” shall mean the National Priorities List under CERCLA.
“Obligations” shall mean (a) obligations of the Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including premium and interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower and the other Loan Parties under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of Reimbursement Obligations, interest thereon and obligations to provide cash collateral (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower and the other Loan Parties under this Agreement and the other Loan Documents, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents; provided that Obligations shall exclude any Excluded Swap Obligations.
“OFAC” shall have the meaning given to such term in Section 4.23(b)(iv).
“OID” shall have the meaning given to such term in Section 2.24(b)(vi).
“Original Tranche B Term Loans” has the meaning assigned thereto in the First Amendment.
“Other Revolving Commitments” shall mean one or more Classes of revolving credit commitments hereunder that result from a Refinancing Amendment.
“Other Revolving Loans” shall mean one or more Classes of Revolving A-1 Loans that result from a Refinancing Amendment.
“Other Taxes” shall mean all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
“Other Term Loan Commitments” shall mean one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment.
“Other Term Loans” shall mean one or more Classes of Term Loans that result from a Refinancing Amendment.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Effective Rate and (ii) an overnight rate determined by the Administrative Agent (or to the extent payable to an Issuing Lender or the Swingline Lender, such Issuing Lender or Swingline Lender, as applicable, in each case, with notice to the Administrative Agent) to be customary in the place of disbursement or payment for the settlement of international banking transactions, and (b) with respect to any amount denominated in an Alternative Currency (other than Dollars), an overnight rate determined by the Administrative Agent (or to the extent payable to an Issuing Lender or the Swingline Lender, such Issuing Lender or Swingline Lender, as applicable, in each case, with notice to the Administrative Agent) to be customary in the place of disbursement or payment for the settlement of international banking transactions.
“Parent” shall mean, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a Subsidiary.
“Parent Entity” shall mean, for purposes of the provisos to the definition of “Change of Control,” a newly created entity having, at the time of consummation of a reorganization transaction permitted by such provisos, no assets with a fair market value in excess of $1.0 million (other than Capital Stock of the Borrower and its Subsidiaries) and no liabilities with a fair market value in excess of $1.0 million, in each case that would be reflected on an unconsolidated balance sheet of such entity at such time.
“Participant” shall have the meaning given to such term in Section 11.6(c)(i).
“Participant Register” shall have the meaning given to such term in Section 11.6(c)(iii).
“Participating Member State” shall mean each state so described in any EMU Legislation.
“Patriot Act” shall have the meaning given to such term in Section 4.23(a).
“Payment Recipient” has the meaning assigned thereto in Section 9.11(a).
“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).
“Perfection Certificate” shall mean a certificate in the form of Exhibit 7 to the Security Agreement or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time.
“Permitted Cost Savings” shall have the meaning given to such term in the definition of “Consolidated EBITDA” set forth in this Section 1.1.
“Permitted First Priority Refinancing Debt” shall mean any secured Debt (including any Registered Equivalent Notes) incurred by the Borrower in the form of one or more series of senior secured notes; provided that (i) such Debt otherwise constitutes Credit Agreement Refinancing Debt, (ii) such Debt is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of the Borrower or any Subsidiary other than the Collateral, and (iii) a Senior Representative acting on behalf of the holders of such Debt shall have become party to or otherwise subject to the provisions of a First Lien Intercreditor Agreement; provided that if such Debt is the initial Permitted First Priority Refinancing Debt incurred by the Borrower, then the Borrower, the Guarantors, the Administrative Agent and the Senior Representative for such Debt shall have executed and delivered a First Lien Intercreditor Agreement. Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.
“Permitted Holder” shall mean Berkshire Hathaway Inc. or any of its Affiliates (but excluding, for the avoidance of doubt, any portfolio company thereof, the holdings of which shall be considered independently of any Permitted Holder).
“Permitted Liens” shall mean the following types of Liens (excluding any such Lien imposed pursuant to Section 430(k) of the Code or by ERISA or any such Lien relating to or imposed in connection with any Environmental Action): (a) Liens for taxes, assessments and governmental charges or levies to the extent not otherwise required to be paid under Section 6.3; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, landlords’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations (other than Debt for borrowed money) (i) that are not overdue for a period of more than 60 days or (ii) the amount, applicability or validity of which are being contested in good faith and with respect to which the Borrower or any of its Restricted Subsidiaries, as the case may be, has established reserves in accordance with GAAP; (c) pledges, deposits or other Liens to secure obligations incurred in the ordinary course of business under workers’ compensation laws, unemployment insurance or similar social security legislation (other than in respect of employee benefit plans subject to ERISA) or to secure public, regulatory or statutory obligations; (d) Liens, pledges and deposits securing the performance of, or payment in respect of, bids, tenders, leases, contracts (other than for the repayment of borrowed money), surety and appeal bonds, letters of credit, insurance premiums, deductibles or co-insured amounts and other obligations of a similar nature incurred in the ordinary course of business; (e) any interest or title of a lessor or sublessor and any restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject that is incurred in the ordinary course of business and, either individually or when aggregated with all other Permitted Liens in effect on any date of determination, could not be reasonably expected to have a Material Adverse Effect; (f) Liens in favor of customs and revenue authorities arising as a matter of law or pursuant to a bond to secure payment of customs duties in connection with the importation of goods; (g) (i) Liens arising out of judgments or awards that do not constitute an Event of Default under Section 8.1(i) and (ii) pledges or deposits of cash securing any settlement of litigation; (h) unperfected Liens of suppliers and vendors to secure the purchase price of the property or assets sold; (i) precautionary UCC filings regarding operating leases or consignment or bailee arrangements entered into in the ordinary course of business; (j) any easements, rights of way, restrictions, defects, encroachments and other encumbrances on title to Real Property which either individually or when aggregated with all other Permitted Liens, would not be reasonably expected to have a Material Adverse Effect; and (k) bankers’ Liens, rights of setoff and other similar Liens with respect to cash and Cash Equivalents.
“Permitted Other Debt” shall mean Debt of the Borrower or any other Loan Party; provided that immediately after giving pro forma effect thereto and to the use of the proceeds thereof, (i) no Event of Default shall be continuing or result therefrom, (ii) if such Debt is unsecured, the Borrower and the Restricted Subsidiaries will be in compliance on a Pro Forma Basis (as of the date of such incurrence), after giving effect to any such incurrence, with a Leverage Ratio that is no greater than 4.50:1.00, (iii) if such Debt is secured by a Lien on the Collateral that is junior to the Lien on the Collateral securing the Obligations, the Borrower and the Restricted Subsidiaries will be in compliance on a Pro Forma Basis (as of the date of such incurrence), after giving effect to any such incurrence, with a Leverage Ratio that is no greater than 4.25:1.00, (iv) if such Debt is secured by a Lien on the Collateral that is pari passu with the Lien securing the Obligations, such Debt shall not exceed the sum of (x) the Shared Incremental Amount and (y) an additional amount such that the Senior Secured Leverage Ratio, on a Pro Forma Basis (as of the date of such incurrence), after giving effect to such incurrence, is no greater than 3.50:1.00, (v) such Debt does not mature prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time such Debt is incurred or the maturity date of such Debt can be extended subject to any customary conditions to a date that is ninety-one (91) days after the Latest Maturity Date at the time such Debt is incurred, (vi) such Debt shall be in the form of debt securities or junior lien or unsecured credit facility, (vii) if such Debt is secured by a Lien on the Collateral, (x) such Debt is secured by the Collateral on a pari passu or junior basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of the Borrower or any Restricted Subsidiary other than the Collateral and (y) such Debt is subject to an Intercreditor Agreement, (viii) such Debt shall not be guaranteed by any Restricted Subsidiaries that are not Guarantors hereunder and (ix) such Debt shall have terms and conditions (other than pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions or provisions that are only applicable after the Latest Maturity Date) that in the good faith determination of the Borrower are not materially less favorable (when taken as a whole) to the Borrower than the terms and conditions of the Loan Documents (when taken as a whole).
“Permitted Receivables Documents” shall mean all documents and agreements evidencing, relating to or otherwise governing a Permitted Receivables Financing.

“Permitted Receivables Financing” shall mean one or more transactions pursuant to which (i) Receivables Assets or interests therein are sold to or financed by one or more Special Purpose Receivables Subsidiaries, and (ii) such Special Purpose Receivables Subsidiaries finance their acquisition of such Receivables Assets or interests therein, or the financing thereof, by selling or borrowing against such Receivables Assets; provided that (A) recourse to Borrower or any Restricted Subsidiary (other than the Special Purpose Receivables Subsidiaries) and any obligations or agreements of Borrower or any Restricted Subsidiary (other than the Special Purpose Receivables Subsidiaries) in connection with such transactions shall be limited to the extent customary for similar transactions in the applicable jurisdictions (including, to the extent applicable, in a manner consistent with the delivery of a “true sale”/”absolute transfer” opinion with respect to any transfer by Borrower or any Restricted Subsidiary (other than a Special Purpose Receivables Subsidiary), and (B) the sum of (x) the aggregate Receivables Transaction Amount outstanding at any time pursuant to clause (a) of the definition of “Receivables Transaction Amount” and (y) the aggregate Receivables Transaction Amount since the Third Amendment Effective Date pursuant to clause (b) of the definition of “Receivables Transaction Amount” shall not exceed $500,000,000.
“Permitted Refinancing” shall mean, with respect to any Debt, any modification, refinancing, refunding, renewal or extension of such Debt; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Debt so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder; (b) the Debt resulting from such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of the Debt being modified, refinanced, refunded, renewed or extended; (c) immediately after giving effect thereto, no Default shall have occurred and be continuing; (d) if the Debt being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, the Debt resulting from such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Debt being modified, refinanced, refunded, renewed or extended; and (e) no Person that is not an obligor under the Debt being modified, refinanced, refunded, renewed or extended shall be an obligor under such modification, refinancing, refunding, renewal or extension.
“Permitted Second Priority Refinancing Debt” shall mean secured Debt (including any Registered Equivalent Notes) incurred by the Borrower in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured loans; provided that (i) such Debt otherwise constitutes Credit Agreement Refinancing Debt, (ii) such Debt is secured by the Collateral on a second priority (or other junior priority) basis to the liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt and is not secured by any property or assets of the Borrower or any Subsidiary other than the Collateral and (iii) a Senior Representative acting on behalf of the holders of such Debt shall have become party to or otherwise subject to the provisions of a Junior Lien Intercreditor Agreement; provided that if such Debt is the initial Permitted Second Priority Refinancing Debt incurred by the Borrower, then the Borrower, the Guarantors, the Administrative Agent and the Senior Representative for such Debt shall have executed and delivered a Junior Lien Intercreditor Agreement. Permitted Second Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Unsecured Refinancing Debt” shall mean unsecured Debt (including any Registered Equivalent Notes) which constitutes Credit Agreement Refinancing Debt, incurred by the Borrower in the form of one or more series of senior unsecured notes or loans.
“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Plan” shall mean at a particular time, any employee benefit plan that is covered by Title IV of ERISA or Section 412 of the Code and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA, other than any Multiemployer Plan.
“Platform” shall have the meaning given to such term in Section 11.2(d).
“Post-Increase Revolving Lenders” shall have the meaning given to such term in Section 2.24(c).
“Pre-Increase Revolving Lenders” shall have the meaning given to such term in Section 2.24(c).
“Prepayment Option Notice” shall have the meaning given to such term in Section 2.11(e).
“Pricing Grid” shall mean the table set forth below.
For all Loans (other than Tranche B-1 Term Loans and Extended Tranche B-1 Term Loans) and the Commitment Fee Rate:

Leverage Ratio	Applicable Margin for EURIBOR Loans, Term SOFR Loans or RFR Loans	Applicable Margin for ABR Loans	Commitment Fee Rate
≥4.25 to 1.0	2.25%	1.25%	0.35%
<4.25 to 1.0 but ≥3.50 to 1.0	2.00%	1.00%	0.30%
<3.50 to 1.0 but ≥2.75 to 1.0	1.75%	0.75%	0.25%
<2.75 to 1.0 but ≥2.00 to 1.0	1.50%	0.50%	0.20%
<2.00 to 1.0	1.25%	0.25%	0.15%

For the purposes of the Pricing Grid, changes in the Applicable Margin resulting from changes in the Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is (x) in the case of calculation of the Leverage Ratio as of the last day of the first three Fiscal Quarters of any Fiscal Year, one Business Day after the date on which financial statements are delivered to the Lenders pursuant to Section 6.1(c) and (y) in the case of calculation of the Leverage Ratio as of the last day of any Fiscal Year, one Business Day after the date on which the annual financial statements are delivered to Lenders setting forth such financial information and accompanied by such certifications as are required with respect to annual financial information pursuant to Section 6.1(b). Such Applicable Margin shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until the date that is one Business Day after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Pricing Grid shall apply. Each determination of the Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 7.16.
“primary obligations” shall have the meaning given to such term in the definition of “Contingent Obligation” set forth in this Section 1.1.
“primary obligor” shall have the meaning given to such term in the definition of “Contingent Obligation” set forth in this Section 1.1.
“Prime Rate” shall have the meaning given to such term in the definition of “ABR.”
“Pro Forma Basis” shall mean on a pro forma basis in accordance with GAAP and Regulation S-X; provided that notwithstanding the provisions of Regulation S-X, pro forma adjustments may include Permitted Cost Savings for such period.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Issuer” shall mean any commercial bank that has a combined capital and surplus in excess of $500,000,000.
“Rate Determination Date” means, with respect to any Interest Period, two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in the applicable interbank market, as determined by the Administrative Agent; provided that to the extent that such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).
“Real Property” shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.
“Receivables Assets” shall mean a right to receive payment arising from a sale or lease of goods or the performance of services by the Borrower or any of its Restricted Subsidiaries pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and all proceeds thereof and rights (contractual or otherwise) and collateral related thereto and shall include, in any event, any items of property that would be classified as an account receivable of the Borrower or any of its Restricted Subsidiaries or an “account,” “chattel paper,” “payment intangible” or “instrument” under the

Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” or “proceeds” as so defined of any such items.
“Receivables Transaction Amount” shall mean (a) in the case of any Receivables Assets securitization, the amount of obligations outstanding under the legal documents entered into as part of such Receivables Assets securitization on any date of determination that would be characterized as principal if such Receivables Assets securitization were structured as a secured lending transaction rather than as a purchase and (b) in the case of any sale or factoring of Receivables Assets (but excluding any transaction included under clause (a) hereof), the cash purchase price paid by the buyer in connection with its purchase of Receivables Assets (including any bills of exchange) less the amount of collections received in respect of such Receivables Assets and paid to such buyer, excluding any amounts applied to purchase fees or discount or in the nature of interest, in each case as determined in good faith and in a consistent and commercially reasonable manner by the Borrower.
“Recovery Event” shall mean any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Restricted Company.
“Redeemable Preferred Interest” shall mean, with respect to any Person, any Capital Stock of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, earlier than six months after the Latest Maturity Date; provided, however, that (i) any Capital Stock that would constitute a Redeemable Preferred Interest solely because the holders thereof have the right to require the issuer to repurchase such a Redeemable Preferred Interest upon the occurrence of a change of control shall not be so treated if the terms thereof (a) do not trigger any rights upon any circumstance constituting a change of control under such Redeemable Preferred Interest that would not constitute a Change of Control under this Agreement and (b) do not permit either any repurchase by such Person or any rights of the holder of such Capital Stock to assert any claim in respect of such failure to purchase as long as any Event of Default exists hereunder and (ii) any Capital Stock in any Subsidiary or Minority Investment that the Borrower or any Restricted Subsidiary may be required to repurchase from any joint venture partner or other investor in such Subsidiary or Minority Investment shall not constitute Redeemable Preferred Interest.
“Refinanced Debt” shall have the meaning given to such term in the definition of “Credit Agreement Refinancing Debt”.
“Refinanced Term Loans” shall have the meaning given to such term in Section 11.1.
“Refinancing” shall mean the repayment in full and the termination of any commitment to make extensions of credit under the Existing Credit Agreement, to the extent not already repaid (or terminated) in connection with the DMG Sale.
“Refinancing Amendment” shall mean an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of Refinancing Term Loans, Other Revolving Commitments or Other Revolving Loans incurred pursuant thereto, in accordance with Section 2.27.
“Refinancing Series” shall mean all Refinancing Term Loans or Refinancing Term Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent

Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Term Loans or Refinancing Term Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same effective yield and amortization schedule.
“Refinancing Term Commitments” shall mean one or more term loan commitments hereunder that fund Refinancing Term Loans of the applicable Refinancing Series hereunder pursuant to a Refinancing Amendment.
“Refinancing Term Loans” shall mean one or more term loans hereunder that result from a Refinancing Amendment.
“Refunded Swingline Loans” shall have the meaning given to such term in Section 2.7(b).
“Register” shall have the meaning given to such term in Section 11.6(b)(iv).
“Registered Equivalent Notes” shall mean, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.
“Reimbursement Obligation” shall mean the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.
“Reinvestment Deferred Amount” shall mean, with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Restricted Company in connection therewith that are not applied to prepay the Term Loans or the Revolving A-1 Loans pursuant to Section 2.11(b) as a result of the delivery of a Reinvestment Notice.
“Reinvestment Event” shall mean any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.
“Reinvestment Notice” shall mean a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Restricted Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair assets useful in its business, in any acquisitions and other similar Investments not prohibited under this Agreement, and in capital expenditures.
“Reinvestment Prepayment Amount” shall mean, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the Borrower’s business.
“Reinvestment Prepayment Date” shall mean, with respect to any Reinvestment Event, the earliest of (a) the date occurring on the second anniversary of such Reinvestment Event, (b) if the Borrower shall not have entered into a binding commitment to reinvest the Net Cash Proceeds received in connection with such Reinvestment Event, the date occurring 540 days after such Reinvestment Event and (c) the date on which the Borrower shall have determined not to acquire or repair assets useful in the Borrower’s business with all or any portion of the relevant Reinvestment Deferred Amount.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Release” shall mean any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injecting or leaching into the Environment, or into, from or through any structure or facility.
“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Alternative Currency (other than Dollars), (i) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.
“Replacement Term Loans” shall have the meaning given to such term in Section 11.1.
“Repricing Transaction” shall mean the prepayment, refinancing, substitution or replacement of all or a portion of the Tranche B-1 Term Loans or the Extended Tranche B-1 Term Loans with the incurrence by any Restricted Company of any debt financing having an effective interest cost or weighted average yield (with the comparative determinations to be made by the Administrative Agent consistent with generally accepted financial practices, after giving effect to, among other factors, margin, interest rate floors, upfront or similar fees or original issue discount shared with all providers of such financing, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all providers of such financing, and without taking into account any fluctuations in the Term SOFR Rate (other than due to the definition thereof)) that is less than the effective interest cost or weighted average yield (as determined by the Administrative Agent on the same basis) of such Tranche B-1 Term Loans or Extended Tranche B-1 Term Loans so repaid, refinanced, substituted or replaced, including without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, such Tranche B-1 Term Loans or Extended Tranche B-1 Term Loans.
“Required Financial Information” shall mean, at any date of determination, the Consolidated financial statements of the Borrower and its Restricted Subsidiaries most recently delivered to the Administrative Agent and the Lenders on or prior to such date pursuant to, and satisfying all of the requirements of, Section 6.1(b) or 6.1(c) and accompanied by the certificates and other information required to be delivered therewith.
“Required Lenders” shall mean, at any time, the holders of more than 50% of the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving

A-1 Commitments then in effect or, if the Revolving A-1 Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.
“Required Pro Rata Lenders” shall mean, at any time, the holders of more than 50% of the sum of (i) the aggregate unpaid principal amount of the Tranche A-1 Term Loans then outstanding and (ii) the Total Revolving A-1 Commitments then in effect or, if the Revolving A-1 Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.
“Requirement of Law” shall mean, as to any Person, any law, treaty, rule or regulation, official administrative pronouncement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” shall mean, with respect to any Loan Party, the chief executive officer, the president, the chief financial officer, the principal accounting officer or the treasurer (or the equivalent of any of the foregoing) or any other officer, partner or member (or Person performing similar functions) of such Loan Party responsible for overseeing the administration of, or reviewing compliance with, all or any portion of this Agreement or any of the other Loan Documents.
“Restricted Companies” means the Borrower and the Restricted Subsidiaries, and “Restricted Company” means any of the foregoing.
“Restricted Payments” shall have the meaning given to such term in Section 7.7.
“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.
“Revaluation Date” shall mean, subject to Section 1.6, (a) with respect to any Alternative Currency Revolving Loan, each of the following: (i) the Borrowing Date of such Alternative Currency Revolving Loan (including any borrowing or deemed borrowing in respect of any unreimbursed portion of any payment by the applicable Issuing Lender under any Alternative Currency Letter of Credit) but only as to the amounts so borrowed on such Borrowing Date, (ii) each date of a continuation of such Alternative Currency Revolving Loan pursuant to Section 2.12(b), but only as to the amounts so continued on such date and (iii) such additional dates as the Administrative Agent shall determine; and (b) with respect to any Alternative Currency Letter of Credit, each of the following: (i) each date of issuance of such Alternative Currency Letter of Credit, but only as to the stated amount of the Alternative Currency Letter of Credit so issued on such date and (ii) such additional dates as the Administrative Agent shall determine.
“Revolving A-1 Commitment” shall mean, as to any Revolving A-1 Lender, collectively, the Dollar Revolving A-1 Commitment and the Alternative Currency Revolving A-1 Commitment of such Revolving A-1 Lender.
“Revolving A-1 Commitment Period” shall mean the period from and including the Third Amendment Effective Date to but excluding the Business Day preceding the latest Maturity Date applicable to the Revolving A-1 Facility.

“Revolving A-1 Facility” shall mean, collectively, the Dollar Revolving Facility and the Alternative Currency Revolving Facility.
“Revolving A-1 Lenders” shall mean, collectively, the Dollar Revolving A-1 Lenders and Alternative Currency Revolving A-1 Lenders.
“Revolving A-1 Loans” shall mean, collectively, the Dollar Revolving Loans and Alternative Currency Revolving Loans.
“Revolving A-1 Percentage” shall mean, as to any Revolving A-1 Lender, collectively, the Dollar Revolving Percentage and the Alternative Currency Revolving Percentage of such Revolving Lender.
“Revolving A-1 Termination Date” shall mean April 28, 2028; provided that if any of the Tranche B-1 Term Loans are outstanding on the date that is 91 days prior to the Tranche B-1 Term Loan Maturity Date of such Tranche B-1 Term Loans, the Revolving A-1 Termination Date shall automatically be the date that is 91 days prior to the Tranche B-1 Term Loan Maturity Date.
“Revolving Extensions of Credit” shall mean, collectively, the Dollar Revolving Extensions of Credit and the Alternative Currency Revolving Extensions of Credit.
“RFR” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Sterling, SONIA.
“RFR Loan” means a Daily Simple RFR Loan
“RFR Rate Day” has the meaning assigned thereto in the definition of “Daily Simple RFR”.
“S&P” shall mean S&P Global Ratings, or any successor to the rating agency business thereof.
“Sale and Leaseback Transaction” with respect to any Person shall mean an arrangement to sell or transfer any property, real or personal, used or useful in such Person’s business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency (other than Dollars), same day or other funds as may be determined by the Administrative Agent (or to the extent payable to an Issuing Lender or the Swingline Lender, such Issuing Lender or Swingline Lender, as applicable, in each case, with notice to the Administrative Agent), as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
“Sanctioned Country” shall mean a country or territory that is the subject of comprehensive Sanctions (which as of the Third Amendment Effective Date are Cuba, Iran, North Korea, Syria, and the Crimea and the so-called Donetsk People’s Republic, Luhansk People’s Republic and the Zaporizhzhia and Kherson regions of Ukraine).

“Sanctioned Person” shall mean a Person that is (i) named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) or the target of any applicable Sanctions; or (ii) located, organized or resident in a Sanctioned Country.
“Sanctions” shall mean sanctions administered or enforced by the U.S. Government; the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority.
“SEC” shall mean the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.
“Second Amendment” shall mean the Second Amendment to this Agreement, dated as of April 3, 2023, between the Borrower and the Administrative Agent.
“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and any Cash Management Bank.
“Secured Obligations” shall mean (a) the Obligations and (b) the due and punctual payment and performance of all obligations of the Borrower or any Restricted Subsidiary under or in respect of each Specified Swap Agreement and each Secured Cash Management Agreement and each Specified Letter of Credit, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any bankruptcy, insolvency, receivership or other similar proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, each other Agent, the Lenders, each Issuing Lender, each Swingline Lender, each Cash Management Bank, each party to a Specified Swap Agreement (other than any Restricted Company) and each issuing lender of a Specified Letter of Credit, if, in the case of any Person not already a party to this Agreement, such Person executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such Person (i) appoints the Collateral Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Sections 11.5, 11.11 and 11.12 as if it were a Lender and as if the fair market value of its Secured Obligations constituted Loans hereunder.
“Security Agreement” shall mean that certain Security Agreement, dated as of the Closing Date, by and among the Loan Parties and the Collateral Agent.
“Security Documents” shall mean, collectively, the Security Agreement and all other security documents hereafter delivered to the Collateral Agent granting a Lien on any property of any Person to secure the Secured Obligations.
“Senior Representative” shall mean, with respect to any series of Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt, Permitted Other Debt or any Debt incurred pursuant to Section 7.2(v), the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Debt is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
“Senior Secured Leverage Ratio” shall mean, at any date of determination, the ratio of (a) (i) all Funded Debt of the Borrower and its Restricted Subsidiaries that is secured by a Lien on any asset or property of the Borrower or any Restricted Subsidiary (other than any Lien that is junior to the Lien securing the Obligations pursuant to the Junior Lien Intercreditor Agreement) minus (ii) up to the lesser of (x) all unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries on a Consolidated basis and (y) $750,000,000 to (b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently completed Measurement Period prior to such date.
The Senior Secured Leverage Ratio shall be calculated on a Pro Forma Basis to give effect to any Debt incurred, assumed or permanently repaid or extinguished after the relevant Measurement Period but prior to or contemporaneously with the Reference Date as if such incurrence, assumption, repayment or extinguishment had been effected on the last day of such period.
“Shared Incremental Amount” shall mean (x) $1,500,000,000 minus (y) the aggregate outstanding principal amount of all Increased Revolving Commitments, Incremental Term Loans and/or Permitted Other Debt, in each case, incurred or issued in reliance on the Shared Incremental Amount after the Third Amendment Effective Date.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“Solvent” shall mean, when used with respect to any Person, that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise,” as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” shall mean liability on a “claim,” and (ii) “claim” shall mean any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured; provided that, customary due to/due from intercompany arrangements which do not create a contractual repayment requirement shall not be treated as a debt or liability for purposes of the determination of solvency.
“SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“Special Purpose Licensed Entity” shall mean any Person in a related business of the Borrower and its Restricted Subsidiaries that (i) the Borrower and its Restricted Subsidiaries are prohibited from engaging in directly under applicable law, including provisions of state law (a) prohibiting the ownership of healthcare facilities by public companies, (b) prohibiting the corporate practice of medicine or (c) otherwise restricting the ability of the Borrower or one of its Restricted Subsidiaries to acquire directly a required license to operate a healthcare facility, and (ii) has entered into a transaction or series of transactions with the Borrower or any of its Restricted Subsidiaries under which:
(x)    the Borrower or any of its Restricted Subsidiaries provides management, administrative or consulting services to the Special Purpose Licensed Entity,
(y)    the owners of the Special Purpose Licensed Entity are prohibited from transferring any of their interests in the Special Purpose Licensed Entity without the consent of the Borrower or one of its Restricted Subsidiaries, and
(z)    the Borrower or one of its Restricted Subsidiaries has the right to require the owners of the Special Purpose Licensed Entity to transfer all of their interests in the Special Purpose Licensed Entity to a Person designated by the Borrower or one of its Restricted Subsidiaries.
“Special Purpose Receivables Subsidiary” shall mean a direct or indirect Restricted Subsidiary of the Borrower established in connection with a Permitted Receivables Financing for the acquisition of Receivables Assets or interests therein, and which is organized in a manner intended to reduce the likelihood that it would be substantively consolidated with the Borrower or any of the Restricted Subsidiaries (other than Special Purpose Receivables Subsidiaries) in the event the Borrower or any such Restricted Subsidiary becomes subject to a proceeding under the U.S. Bankruptcy Code (or other insolvency law).
“Specified Alternative Currency LC Sublimit” shall mean, with respect to any Issuing Lender, the amount set forth beside each Issuing Lender on Schedule 2 to the Third Amendment with respect to Alternative Currency Letters of Credit or in each case such other amount as is specified in the agreement pursuant to which such Person becomes an Issuing Lender hereunder.
“Specified Change of Control” shall mean a “Change of Control” (or any other defined term having a similar purpose) as defined in the 2030 Senior Notes Indenture or the 2031 Senior Notes Indenture.
“Specified Dollar LC Sublimit” shall mean, with respect to any Issuing Lender, the amount set forth beside such Issuing Lender on Schedule 2 to the Third Amendment with respect to Dollar Letters of Credit or in each case such other amount as is specified in the agreement pursuant to which such Person becomes an Issuing Lender hereunder.
“Specified Letter of Credit” shall mean any letter of credit issued by any Lender (at the time of the issuance of such letter of credit) or affiliate thereof for the account of the Borrower or any Restricted Subsidiary, which the Borrower designates as a “Specified Letter of Credit” by notice in writing to the Administrative Agent.

“Specified Loan Party” shall mean any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.10.
“Specified Swap Agreement” shall mean any Swap Agreement in respect of interest rates or currency exchange rates entered into by the Borrower or any Restricted Subsidiary and any counterparty that was the Administrative Agent or a Lender (or an affiliate thereof) (i) at the time such Swap Agreement was entered into or, (ii) with respect to Swap Agreements existing on the Closing Date, on the Closing Date.
“Specified Transaction” shall mean (a) the acquisition of any Restricted Subsidiary permitted under Section 7.6(e) or (k) , (b) the consummation of any Asset Sale, (c) the incurrence, assumption, permanent repayment or extinguishment of any Debt, and (d) the designation of an Unrestricted Subsidiary.
“Spot Rate” shall mean, subject to Section 1.6, for a Currency, the rate provided (either by publication or otherwise provided or made available to the Administrative Agent) by Thomson Reuters Corp. (or equivalent service chosen by the Administrative Agent in its reasonable discretion) as the spot rate for the purchase of such Currency with another currency at a time selected by the Administrative Agent in accordance with the procedures generally used by the Administrative Agent for syndicated credit facilities in which it acts as administrative agent.
“Sterling” and “£” shall mean the lawful currency of the United Kingdom.
“Subsidiary” shall mean, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other business entity (a) (i) of which securities or other ownership interests representing more than 50% of the voting power of all Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, Controlled or held by the parent and/or one or more subsidiaries of the parent and (ii) that is, as of such date, otherwise Controlled by the parent and/or one or more subsidiaries of the parent; or (b) designated as a “Subsidiary” by the Borrower by written notice to the Administrative Agent and (i) of which securities or other ownership interests representing more than 50% of the voting power of all Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, Controlled or held by the parent and/or one or more subsidiaries of the parent, (ii) that is, as of such date, otherwise Controlled by the parent and/or one or more subsidiaries of the parent or (iii) the accounts of which would be consolidated with those of the parent in the parent’s Consolidated financial statements; provided, however, that entities shall not be deemed Subsidiaries so long as the assets of each such entity do not exceed $25,000 (unless the Borrower shall elect to include such entity as a Guarantor). Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of the Borrower.
“Sustainability Assurance Provider” has the meaning specified in Section 1.12(a).
“Sustainability Structuring Agent” means up to three Lenders (each of which is either a Tranche A-1 Term Lender or a Revolving A-1 Lender) appointed by the Borrower, in each case, that shall have agreed to act in the capacity of a “Sustainability Structuring Agent” under this Agreement, or any successor thereto.
“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Restricted Subsidiaries shall be a “Swap Agreement.”
“Swap Obligations” shall mean with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swingline Commitment” shall mean the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $200,000,000.
“Swingline Lender” shall mean Wells Fargo Bank, N.A., in its capacity as the lender of Swingline Loans; provided that, if any Extension or Extensions of Alternative Currency Revolving A-1 Commitments is or are effected in accordance with Section 2.25, then on the occurrence of each Issuing Lender/Swingline Termination Date, the Swingline Lender at such time shall have the right to resign as Swingline Lender on, or on any date within twenty (20) Business Days after, the respective Issuing Lender/Swingline Termination Date, in each case upon not less than ten (10) days’ prior written notice thereof to the Borrower and the Administrative Agent and, in the event of any such resignation and upon the effectiveness thereof, the Borrower shall repay any outstanding Swingline Loans made by the respective entity so resigning and such entity shall not be required to make any further Swingline Loans hereunder. If at any time and for any reason (including as a result of resignations as contemplated by the proviso to the preceding sentence), the Swingline Lender has resigned in such capacity in accordance with the preceding sentence, then no Person shall be the Swingline Lender hereunder or obligated to make Swingline Loans unless and until (and only for so long as) a Lender (or affiliate of a Lender) reasonably satisfactory to the Administrative Agent and the Borrower agrees to act as the Swingline Lender hereunder.
“Swingline Loans” shall have the meaning given to such term in Section 2.6(a).
“Swingline Participation Amount” shall have the meaning given to such term in Section 2.7(c).
“Syndication Agents” shall have the meaning given to such term in the preamble hereto.
“TARGET2” shall mean the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” shall mean any day on which TARGET2 is open for the settlement of payments in Euros.
“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term B-1 Conversion” shall have the meaning given to such term in the Fourth Amendment.

“Term Benchmark” when used in reference to any Loan or borrowing, refers to whether such Loan, or the Loans comprising such borrowing, are bearing interest at a rate determined by reference to ~~the~~Term SOFR, Adjusted Term SOFR ~~Rate~~ or the EURIBOR Rate.
“Term Lenders” shall mean, collectively, the Tranche A-1 Term Lenders ~~and~~, the Tranche B-1 Term Lenders and the Extended Tranche B-1 Term Lenders.
“Term Loans” shall mean, collectively, the Tranche A-1 Term Loans ~~and~~, the Tranche B-1 Term Loans and the Extended Tranche B-1 Term Loans.
“Term SOFR” means:
(a)for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term SOFR Determination Day, and
(b)for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such ABR Term SOFR Determination Day;
provided that, with respect to the Extended Tranche B-1 Term Loans only, if Term SOFR as so determined shall ever be less than 0.00% per annum, then Term SOFR shall be deemed to be 0.00% per annum.
“Term SOFR Adjustment” means (a), with respect to Tranche B-1 Term Loans, a percentage equal to (i) with respect to an Interest Period of one month, 0.11448%, (ii) with respect to an Interest Period of three months, 0.26161% or (iii) with respect to an Interest Period of six months, 0.42826% and (b) with respect to Revolving A-1 Loans and Tranche A-1 Term Loans, a percentage equal to 0.10% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Loan” means any Loan that bears interest at a rate based on Term SOFR or Adjusted Term SOFR other than pursuant to clause (c) of the definition of “ABR”. Term SOFR Loans shall be denominated in Dollars.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Third Amendment” shall mean the Third Amendment to this Agreement, dated as of the Third Amendment Effective Date, among the Borrower, the other Loan Parties thereto, the Tranche A-1 Lenders, the Revolving A-1 Lenders and the Incremental Revolving A-1 Lenders party thereto, the Swingline Lender, the Issuing Lenders and the Administrative Agent.
“Third Amendment Effective Date” shall mean April 28, 2023.
“Total Alternative Currency Revolving A-1 Commitments” shall mean, at any time, the aggregate amount of the Alternative Currency Revolving A-1 Commitments then in effect. The amount of the Total Alternative Currency Revolving A-1 Commitments as of the Third Amendment Effective Date is the Alternative Currency Equivalent of $300,000,000.
“Total Alternative Currency Revolving Extensions of Credit” shall mean, at any time, the aggregate amount of the Alternative Currency Revolving Extensions of Credit of the Alternative Currency Revolving A-1 Lenders outstanding at such time.
“Total Dollar Revolving A-1 Commitments” shall mean, at any time, the aggregate amount of the Dollar Revolving A-1 Commitments then in effect. The amount of the Total Dollar Revolving A-1 Commitments as of the Third Amendment Effective Date is $1,200,000,000.
“Total Dollar Revolving Extensions of Credit” shall mean, at any time, the aggregate amount of the Dollar Revolving Extensions of Credit of the Dollar Revolving A-1 Lenders outstanding at such time.
“Total Revolving A-1 Commitments” shall mean, at any time, the aggregate amount of the Revolving A-1 Commitments then in effect.
“Total Revolving Extensions of Credit” shall mean, at any time, the aggregate amount of the Revolving A-1 Extensions of Credit of the Revolving Lenders outstanding at such time.
“Tranche A-1 Term Commitment” shall mean, as to any Lender, the obligation of such Lender, if any, to make a Tranche A-1 Term Loan to the Borrower in a principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1 to the Third Amendment. The original aggregate amount of the Tranche A-1 Term Commitments is $1,250,000,000.
“Tranche A-1 Term Facility” shall have the meaning given to such term in the definition of “Facility”.
“Tranche A-1 Term Lender” shall mean each Lender that has a Tranche A-1 Term Commitment or that holds a Tranche A-1 Term Loan.

“Tranche A-1 Term Loan” shall have the meaning given to such term in Section 2.1.
“Tranche A-1 Term Loan Maturity Date” shall mean April 28, 2028; provided that if any of the Tranche B-1 Term Loans are outstanding on the date that is 91 days prior to the Tranche B-1 Term Loan Maturity Date, the Tranche A-1 Term Loan Maturity Date shall automatically be the date that is 91 days prior to the Tranche B-1 Term Loan Maturity Date.
“Tranche A-1 Term Percentage” shall mean, as to any Tranche A-1 Term Lender at any time, the percentage which such Lender’s Tranche A-1 Term Commitment then constitutes of the aggregate Tranche A-1 Term Commitments (or, at any time after the Third Amendment Effective Date, the percentage which the aggregate principal amount of such Lender’s Tranche A-1 Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche A-1 Term Loans then outstanding).
“Tranche B-1 Term Commitment” shall mean, with respect to each Term Lender, its obligation to make a Tranche B-1 Term Loan to the Borrower pursuant to the First Amendment (including pursuant to a Conversion (as defined in the First Amendment) of Original Tranche B Term Loans of such Term Lender) in an aggregate amount not to exceed the amount set forth on such Lender’s signature page to the First Amendment under the caption “Tranche B-1 Term Commitment” or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. On the First Amendment Effective Date the initial aggregate amount of the Tranche B-1 Term Commitments is $2,743,125,000.00.
“Tranche B-1 Term Facility” has the meaning assigned thereto in the First Amendment.
“Tranche B-1 Term Lender” has the meaning assigned thereto in the First Amendment.
“Tranche B-1 Term Loan” shall mean a Tranche B-1 Term Loan constituting a Replacement Term Loan made pursuant to, and as defined in, the First Amendment. The aggregate outstanding principal amount of Tranche B-1 Term Loans as of the Fourth Amendment Effective Date (after giving effect to the Fourth Amendment and the transactions contemplated thereby) is $956,676,842.22.
“Tranche B-1 Term Loan Maturity Date” shall mean August 12, 2026.“Tranche B-1 Term Percentage” shall mean, as to any Tranche B-1 Term Lender at any time, the percentage which such Lender’s Tranche B-1 Term Commitment then constitutes of the aggregate Tranche B-1 Term Commitments (or, at any time after the First Amendment Effective Date, the percentage which the aggregate principal amount of such Lender’s Tranche B-1 Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B-1 Term Loans then outstanding).
“Transaction Documents” shall mean the Loan Documents.
“Transactions” shall mean, collectively, (a) the execution, delivery and performance of the Loan Documents and the initial borrowings hereunder; (b) the Refinancing and (c) the payment of all fees and expenses owing in connection with the foregoing.
“Transferred Guarantor” shall have the meaning given to such term in Section 10.9.

“Tricare” shall mean the managed health care program that is established by the Department of Defense under Title 10, Subtitle A, Part II, Chapter 55 (10 U.S.C. §1071 et seq.) for members of the military, certain military retirees, and their dependents.
“Type” shall mean, as to any Loan, its nature as an ABR Loan, a Term SOFR Loan, a EURIBOR Loan or an RFR Loan.
“UCC” shall mean the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“United States” shall mean the United States of America.
“Unrestricted Subsidiary” means (a) as of the Third Amendment Effective Date, each Subsidiary of the Borrower listed on Schedule IV, (b) any Subsidiary of an Unrestricted Subsidiary and (c) any Subsidiary of the Borrower designated by the board of directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 6.15 subsequent to the Third Amendment Effective Date (and continuing until such time that such designation may be thereafter revoked by the Borrower).
“Voting Interests” shall mean shares of Capital Stock issued by a corporation, or equivalent Capital Stock of any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.
“Weighted Average Life to Maturity” shall mean, when applied to any Debt at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Debt.
“Wholly Owned Subsidiary” shall mean, as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.
“Withdrawal Liability” shall have the meaning specified in Section 4201 of ERISA.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2    Classification of Loans. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving A-1 Loan”) or by Type (e.g., a “Term SOFR Loan”) or by Class and Type (e.g., a “Term SOFR Revolving A-1 Loan”).
1.3    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement, unless otherwise indicated, (e) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
1.4    Accounting Terms; GAAP. Except as otherwise expressly provided herein (including, without limitation and other than as provided below, with respect to Financing Leases and Financing Lease Obligations), GAAP shall refer to generally accepted accounting principles in the United States as in effect from time to time applied on a consistent basis and all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change in GAAP occurring after the Closing Date or in the application thereof on such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided, further that the Borrower shall provide to the Administrative Agent and the Lenders a written reconciliation, between calculations of the affected item in amounts required to be reported under Sections 6.1(b) and (c) (including in any Compliance Certificate) before and after giving effect to such change in GAAP.
For the avoidance of doubt, Persons that are not Restricted Subsidiaries shall not be included in any calculation relevant to Section 7.16.

1.5    Resolution of Drafting Ambiguities. Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.
1.6    Exchange Rates; Currency Equivalents; Daily Simple RFR Loans.
(a)    The Administrative Agent shall determine the Dollar Equivalent amount of each Extension of Credit denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.
(b)    Wherever in this Agreement in connection with an Alternative Currency Revolving Loan, an Alternative Currency Letter of Credit, or a conversion, continuation or prepayment of an Alternative Currency Revolving Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Alternative Currency Revolving Loan or Alternative Currency Letter of Credit, as applicable, is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.
(c)    Notwithstanding the foregoing provisions of this Section 1.6 or any other provision of this Agreement, each Issuing Lender may compute the Dollar Equivalent of the maximum amount of each applicable Alternative Currency Letter of Credit issued by such Issuing Lender by reference to exchange rates determined using any reasonable method customarily employed by such Issuing Lender for such purpose.
(d)    Notwithstanding the foregoing provisions of this Section 1.6 or any other provision of this Agreement, in connection with Daily Simple RFR Loans in an Alternative Currency, the Spot Rate on each date of borrowing shall be the Spot Rate in effect as of the Revaluation Date applicable to the first borrowing of any such Daily Simple RFR Loans in such Alternative Currency (or, if applicable, any later Revaluation Date pursuant to clause (a)(iii) of the definition of “Revaluation Date”).
1.7    Additional Alternative Currencies.
(a)    The Borrower may from time to time request that Alternative Currency Revolving Loans be made and/or Alternative Currency Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that, in the case of Alternative Currency Revolving Loans, such requested currency is a lawful currency (other than Dollars) that is readily available and convertible into Dollars, and, in the case of Alternative Currency Letters of Credit, such requested currency is a lawful currency (other than Dollars) and the Issuing Lender is willing to issue an Alternative Currency Letter of Credit in such currency. In the case of any such request with respect to (x) the making of Alternative Currency Revolving Loans, such request shall be subject to the approval of the Administrative Agent and the Alternative Currency Revolving A-1 Lenders, and (y) to the issuance of Alternative Currency Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the Issuing Lender thereunder and, if the requested currency for such Alternative Currency Letter of Credit is not freely transferable and convertible into Dollars, the

Administrative Agent and the Issuing Lender thereunder shall agree on the currency conversion between such requested currency and Dollars.
(b)    Any such request shall be made to the Administrative Agent not later than 11:00 a.m., Local Time, 20 Business Days prior to the date of the desired extension of credit (or, in the case of any such request pertaining to Alternative Currency Letters of Credit, the Issuing Lender, in its or their sole discretion). In the case of any such request pertaining to Alternative Currency Revolving Loans, the Administrative Agent shall promptly notify each Alternative Currency Revolving A-1 Lender of any request pursuant to this Section 1.7 and in the case of any such request pertaining to Alternative Currency Letters of Credit, the Administrative Agent shall promptly notify the Issuing Lender thereof. Each Alternative Currency Revolving A-1 Lender (in the case of any such request pertaining to Alternative Currency Revolving Loans) or Issuing Lender (in the case of a request pertaining to Alternative Currency Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., Local Time, ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Alternative Currency Revolving Loans or the issuance of Alternative Currency Letters of Credit , as the case may be, denominated in such currency.
(c)    Any failure by an Alternative Currency Revolving A-1 Lender or Issuing Lender, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Alternative Currency Revolving A-1 Lender or Issuing Lender, as the case may be, to permit Alternative Currency Revolving Loans to be made or Alternative Currency Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Alternative Currency Revolving A-1 Lenders consent to making Alternative Currency Revolving Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Alternative Currency Revolving Loans; and if the Administrative Agent and an Issuing Lender consent to the issuance of Alternative Currency Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances by such consenting Issuing Lender. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.7, the Administrative Agent shall promptly so notify the Borrower.
1.8    Change of Currency.
(a)    Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Closing Date shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Alternative Currency Revolving Loans in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Alternative Currency Revolving Loans, at the end of the then current Interest Period.
(b)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)    Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
1.9    Certain Conditions, Calculations and Tests.
(a) In connection with any action being taken solely in connection with a Limited Condition Transaction, for purposes of:
(i)    determining compliance with any provision of this Agreement which requires the calculation of Consolidated EBITDA (including, without limitation, tests measured as a percentage of Consolidated EBITDA), the Leverage Ratio, the Senior Secured Leverage Ratio, or any financial ratio (other than for purposes of any Applicable Margin); or
(ii)    testing availability under baskets set forth in this Agreement (including, without limitation, baskets measured as a percentage of Consolidated Tangible Assets);
in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be (i) in the case of a Limited Condition Acquisition, the date the definitive agreements for such Limited Condition Acquisition are entered into, (ii) in the case of any redemption or repayment of Debt requiring irrevocable advance notice or any irrevocable offer to purchase Debt that is not subject to obtaining financing, the date of such irrevocable advance notice or irrevocable offer and (iii) in the case of any Restricted Payment, the date of the declaration, irrevocable advance notice or irrevocable offer of such Restricted Payment (each, an “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Debt and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Measurement Period ended prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such test, ratio or basket, such test, ratio or basket shall be deemed to have been complied with. If the Borrower has made an LCT Election and any of the tests, ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such test, ratio or basket, including due to fluctuations in Consolidated EBITDA or Consolidated Tangible Assets of the Borrower and its Restricted Subsidiaries, at or prior to the consummation of the relevant transaction or action, such tests, baskets or ratios will be deemed not to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken; provided that if such ratios or baskets improve as a result of such fluctuations, such improved ratios and/or baskets may be utilized. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any test, ratio or basket availability with respect to the incurrence of Debt or Liens, or the making of Investments, Restricted Payments, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Borrower, the prepayment, redemption, purchase, defeasance or other satisfaction of Debt on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or, in the case of a Limited Condition Acquisition, the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such test, ratio or basket shall be tested by calculating the availability under such test, ratio or basket on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith have been consummated (including any incurrence of Debt and any associated Lien and the use of proceeds thereof).
In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Agreement which requires that no Event of Default or Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Borrower, be deemed satisfied, so long as no Event of Default or Default, as applicable, exists on the date the definitive agreements for such Limited Condition Transaction are entered into. If the Borrower has exercised its option under this Section 1.9, and any Event of Default or Default occurs following the date the definitive agreements for the applicable Limited Condition Transaction were entered into and prior to the consummation of such Limited Condition Transaction, any such Event of Default or Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder.
(b)    Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, any Leverage Ratio and/or Senior Secured Leverage Ratio) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence.
1.10    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws) (a “Division”): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.
1.11    Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, Daily Simple RFR, EURIBOR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.16, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, Daily Simple RFR, EURIBOR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
1.12    ESG Adjustments.
(a) After the Third Amendment Effective Date but prior to the one year anniversary of the Third Amendment Effective Date (the “ESG Amendment Deadline”) (provided that the ESG Amendment Deadline may be extended to a date no later than the second anniversary of the Third Amendment Effective Date, with the consent of the Required Pro Rata Lenders), the Borrower, in consultation with the Sustainability Structuring Agent, shall be entitled to establish specified Key Performance Indicators (“KPIs”) with respect to certain Environmental, Social and Governance (“ESG”) targets of the Borrower and its Subsidiaries to be mutually agreed between the Borrower and the Sustainability Structuring Agent. The Borrower, the Sustainability Structuring Agent and the Required Pro Rata Lenders may amend this Agreement (such amendment, the “ESG Amendment”) solely for the purpose of incorporating the KPIs and other related provisions (the “ESG Pricing Provisions”) into this Agreement; provided, for the avoidance of doubt, that any amendment to implement the ESG Pricing Provisions shall include customary indemnification protections for the Sustainability Structuring Agent. Upon effectiveness of any such ESG Amendment, based on the Borrower’s performance against the KPIs, certain adjustments to the Commitment Fee Rate applicable to the Revolving A-1 Facility and Applicable Margin applicable to the Revolving A-1 Facility and Term A-1 Facility may be made; provided that the amount of any such adjustments made pursuant to an ESG Amendment shall not result in an increase or decrease of more than (a) 0.01% (1 basis point) in the aggregate in the Commitment Fee Rate and/or (b) 0.05% (5 basis points) in the aggregate in such Applicable Margin, and such adjustments shall not be cumulative. The pricing adjustments and the ESG Amendment will require, among other things, reporting and validation of the measurement of the KPIs in a manner that is aligned with the Sustainability Linked Loan Principles (as published from time to time by the Loan Market Association, Asia Pacific Loan Market Association and Loan Syndications & Trading Association) or with precedent Sustainability Linked Loans (as described in the Sustainability Linked Loan Principles) in the syndicated loan market at the time of the ESG Amendment, and shall identify a sustainability assurance provider (the “Sustainability Assurance Provider”), which shall be a qualified external reviewer, independent of the Borrower and its Subsidiaries, with relevant expertise, such as an auditor, environmental consultant and/or independent ratings agency of recognized national standing, and is to be agreed between the Borrower and the Sustainability Structuring Agent (each acting reasonably). Following the effectiveness of the ESG Amendment, any modification to the ESG Pricing Provisions which does not have the effect of reducing the Commitment Fee Rate or Applicable Margin to a level not otherwise permitted by this paragraph shall be subject only to the consent of the Borrower and the Required Pro Rata Lenders. For the avoidance of doubt, nothing in this Section 1.12 shall permit changes in the Applicable Margin with respect to the Tranche B-1 Term Loans or the Extended Tranche B-1 Term Loans.
(b) The Sustainability Structuring Agent will (i) assist the Borrower in determining the ESG Pricing Provisions in connection with the ESG Amendment and (ii) assist the Borrower in preparing informational materials focused on KPIs to be used in connection with the ESG Amendment, in each case, based upon the information provided by the Borrower with respect to the applicable KPIs selected in accordance with Section 1.12(a). Each party hereto agrees that neither the Administrative Agent nor the Sustainability Structuring Agent (x) makes any assurances with regard to environmental or social impact and sustainability performance or that the characteristics of the relevant KPI metrics (including any environmental, social and sustainability criteria or any computation methodology) meet any industry standards for sustainability-linked credit facilities, (y) shall have any duty to ascertain, inquire into or otherwise independently verify any such information (or any liability in respect thereof), or (z) shall have any responsibility for (or be liable for) the completeness or accuracy of any such information.
SECTION 2
AMOUNT AND TERMS OF COMMITMENTS
2.1    Term Commitments. Subject to the terms and conditions hereof, (a) each Tranche A-1 Term Lender, subject to the satisfaction of the conditions set forth in the Third Amendment, severally agrees to make a term loan denominated in Dollars (a “Tranche A-1 Term Loan”) to the Borrower on the Third Amendment Effective Date in one drawing in an amount not to exceed the amount of the Tranche A-1 Term Commitment of such Lender ~~and~~, (b) [reserved], (c) each Converting Tranche B-1 Term Lender severally agrees to ~~make a term loan denominated in Dollars (a “~~have the applicable principal amount (as set forth on its signature page to the Fourth Amendment) of its outstanding Tranche B-1 Term Loans converted to an equivalent principal amount of Extended Tranche B-1 Term Loans effective as of the Fourth Amendment Effective Date, and (d) the Additional Extended Tranche B-1 Term Lender agrees to make an Incremental Extended Tranche B-1 Term Loan~~”)~~ to the Borrower on the ~~Closing~~Fourth Amendment Effective Date in an amount ~~not to exceed the amount of the~~equal to its Extended Tranche B-1 Term Commitment ~~of such Lender~~on the Fourth Amendment Effective Date. The Tranche A-1 Term Loans ~~and~~, Tranche B-1 Term Loans and Extended Tranche B-1 Term Loans may from time to time be Term SOFR Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.12. Amounts borrowed under this Section 2.1 and repaid may not be reborrowed.
2.2    Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice in the form of a Borrowing Request (which notice must be received by the Administrative Agent prior to 1:00 P.M., New York City time, (a) three Business Days prior to the requested Borrowing Date in the case of any Tranche B-1 Term Loans, Extended Tranche B-1 Term Loans or Tranche A-1 Term Loans that will be Term SOFR Loans or (b) one Business Day prior to the requested Borrowing Date in the case of any Tranche B-1 Term Loans, Extended Tranche B-1 Term Loans or Tranche A-1 Term Loans that will be ABR Loans) requesting that the Term Lenders make the Term Loans on such Borrowing Date, and specifying the amount to be borrowed under each Class. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date or such Borrowing Date, as applicable, each Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan to be made by such Term Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.
2.3    Repayment of Term Loans.
(a)    From and after the borrowing of the Tranche A-1 Term Loans, the Tranche A-1 Term Loan of each Tranche A-1 Term Lender shall mature in 19 consecutive quarterly installments and on the Tranche A-1 Term Loan Maturity Date, in an amount equal to such Lender’s Tranche A-1 Term Percentage multiplied by the amount set forth below opposite such installment:

Installment Due Date	Principal Amount
September 30, 2023	$7,812,500.00
December 31, 2023	$7,812,500.00
March 31, 2024	$7,812,500.00
June 30, 2024	$7,812,500.00
September 30, 2024	$15,625,000.00
December 31, 2024	$15,625,000.00
March 31, 2025	$15,625,000.00
June 30, 2025	$15,625,000.00
September 30, 2025	$15,625,000.00
December 31, 2025	$15,625,000.00
March 31, 2026	$15,625,000.00
June 30, 2026	$15,625,000.00
September 30, 2026	$15,625,000.00
December 31, 2026	$15,625,000.00
March 31, 2027	$15,625,000.00
June 30, 2027	$15,625,000.00
September 30, 2027	$23,437,500.00
December 31, 2027	$23,437,500.00
March 31, 2028	$23,437,500.00
Tranche A-1 Term Loan Maturity Date	$960,937,500.00

(b)    The Tranche B-1 Term Loan of each Tranche B-1 Term Lender shall mature (i) in quarterly installments on the last day of each March, June, September and December (commencing on March 31, 2020), each in an amount equal to such Lender’s Tranche B-1 Term Percentage multiplied by 0.25% of the aggregate principal amount of the Tranche B-1 Term Loans outstanding on the First Amendment Effective Date immediately after funding the Tranche B-1 Term Facility, until the Tranche B-1 Term Loan Maturity Date and (ii) on the Tranche B-1 Term Loan Maturity Date in an amount equal to all remaining outstanding Tranche B-1 Term Loans of such Tranche B-1 Term Lender.
(c)    The Extended Tranche B-1 Term Loan of each Extended Tranche B-1 Term Lender shall mature (i) in quarterly installments on the last day of each March, June, September and December (commencing on December 31, 2024), each in an amount equal to such Lender’s Extended Tranche B-1 Term Percentage multiplied by 0.25% of the aggregate principal amount of the Extended Tranche B-1 Term Loans outstanding on the Fourth Amendment Effective Date immediately after funding (including via the Term B-1 Conversion) the Extended Tranche B-1 Term Facility, until the Extended Tranche B-1 Term Loan Maturity Date and (ii) on the Extended Tranche B-1 Term Loan Maturity Date in an amount equal to all remaining outstanding Extended Tranche B-1 Term Loans of such Extended Tranche B-1 Term Lender.
2.4    Revolving Commitments.
(a)    Subject to the terms and conditions hereof, (1) each Dollar Revolving A-1 Lender severally agrees to make revolving credit loans in Dollars (“Dollar Revolving Loans”) to the Borrower from time to time during the Revolving A-1 Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Dollar Revolving Percentage of the LC Obligations then outstanding, does not exceed the amount of such Lender’s Dollar Revolving A-1 Commitment and (2) each Alternative Currency Revolving A-1 Lender severally agrees to make revolving credit loans in one or more Alternative Currencies (“Alternative Currency Revolving Loans”) to the Borrower from time to time during the Revolving A-1 Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Alternative Currency Revolving Percentage of the sum of (i) the LC Obligations then outstanding and (ii) the aggregate principal amount of the Swingline Loans then outstanding, does not exceed the amount of such Lender’s Alternative Currency Revolving A-1 Commitment. During the Revolving A-1 Commitment Period the Borrower may use the Revolving A-1 Commitments by borrowing, prepaying the Revolving A-1 Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Dollar Revolving Loans and Alternative Currency Revolving Loans denominated in Dollars may from time to time be Term SOFR Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.12. The Alternative Currency Revolving Loans denominated in an Alternative Currency other than Dollars shall be EURIBOR Loans or RFR Loans.
(b)    The Borrower shall repay all outstanding Revolving A-1 Loans on the applicable Maturity Date.
2.5    Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving A-1 Commitments during the Revolving A-1 Commitment Period on any Business Day; provided that the Borrower shall give the Administrative Agent irrevocable notice in the form of a Borrowing Request (which notice must be received by the Administrative Agent prior to 2:00 P.M., New York City time, (a)(i) three Business Days prior to the requested Borrowing Date, in the case of Term SOFR Loans denominated in Dollars or (ii) four Business Days prior to the requested Borrowing Date, in the case of EURIBOR Loans or RFR Loans denominated in Alternative Currencies (other than Dollars), or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans) (provided that any such notice of a borrowing of ABR Loans under the Alternative Currency Revolving Facility to finance payments required by Section 3.5 may be given not later than 1:00 P.M., New York City time, on the date of the proposed borrowing), specifying (i) the amount of Revolving A-1 Loans to be borrowed, (ii) the requested Borrowing Date, (iii) the Revolving A-1 Facility pursuant to which such Loan is to be made, (iv) the currency of the Revolving A-1 Loans to be borrowed, (v) if the Revolving A-1 Loans to be borrowed are denominated in Dollars, the Type of Revolving A-1 Loans to be borrowed and (vi) in the case of Term Benchmark Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the Dollar Revolving A-1 Commitments and each borrowing under the Alternative Currency Revolving A-1 Commitments denominated in Dollars shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving A-1 Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Term SOFR Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided that the Swingline Lender may request, on behalf of the Borrower, borrowings denominated in Dollars under the Alternative Currency Revolving A-1 Commitments that are ABR Loans in other amounts pursuant to Section 2.7. Each borrowing under the Alternative Currency Revolving A-1 Commitments (other than a borrowing denominated in Dollars) shall be in an amount equal to the Alternative Currency Equivalent of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving A-1 Lender thereof. Each Revolving A-1 Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office for the applicable currency prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving A-1 Lenders and in like funds as received by the Administrative Agent.
2.6    Swingline Commitment.
(a)    Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under (x) the Alternative Currency Revolving Commitments (as defined in this Agreement immediately prior to the Third Amendment Effective Date), from time to time after the Closing Date through the Third Amendment Effective Date, and (y) the Alternative Currency Revolving A-1 Commitments, from time to time after the Third Amendment Effective Date and during the Revolving A-1 Commitment Period, by making swing line loans denominated in Dollars (“Swingline Loans”) to the Borrower; provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect and (ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Alternative Currency Revolving A-1 Commitments would be less than zero. During the Revolving A-1 Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be ABR Loans only.
(b)    The Borrower shall repay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the applicable Maturity Date in accordance with Section 2.7(f) and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that an Alternative Currency Revolving Loan denominated in Dollars is borrowed, the Borrower shall repay all Swingline Loans then outstanding.
2.7    Procedure for Swingline Borrowing; Refunding of Swingline Loans.
(a)    To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy of a Borrowing Request), not later than 2:00 P.M., New York City time, on the day (which shall be a Business Day during the Revolving A-1 Commitment Period) of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 3.5, by remittance to the Issuing Lender) by 4:00 P.M., New York City time, on the requested date of such Swingline Loan. Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof.
(b)    The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day’s notice given by the Swingline Lender no later than 2:00 P.M., New

York City time, request each Alternative Currency Revolving A-1 Lender to make, and each Alternative Currency Revolving A-1 Lender hereby agrees to make, an Alternative Currency Revolving Loan denominated in Dollars, in an amount equal to such Alternative Currency Revolving A-1 Lender’s Alternative Currency Revolving Percentage of the aggregate amount of the Swingline Loans; provided that, notwithstanding the foregoing, no Alternative Currency Revolving A-1 Lender shall be obligated to make any Alternative Currency Revolving Loan if after giving effect to the making of such Alternative Currency Revolving Loan the outstanding amount of Alternative Currency Revolving Extensions of Credit of such Lender exceed such Lender’s Alternative Currency Revolving A-1 Commitment (the “Refunded Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender. Each Alternative Currency Revolving A-1 Lender shall make the amount of such Alternative Currency Revolving Loan available to the Administrative Agent at the Funding Office for Dollar-denominated payments in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Alternative Currency Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower’s accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Alternative Currency Revolving A-1 Lenders are not sufficient to repay in full such Refunded Swingline Loans.
(c)    If prior to the time an Alternative Currency Revolving Loan denominated in Dollars would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 8.1(g) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Alternative Currency Revolving Loans may not be made as contemplated by Section 2.7(b), each Alternative Currency Revolving A-1 Lender shall, on the date such Alternative Currency Revolving Loan was to have been made pursuant to the notice referred to in Section 2.7(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Alternative Currency Revolving A-1 Lender’s Alternative Currency Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Alternative Currency Revolving Loans.
(d)    Whenever, at any time after the Swingline Lender has received from any Alternative Currency Revolving A-1 Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Alternative Currency Revolving A-1 Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.
(e)    Each Alternative Currency Revolving A-1 Lender’s obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Alternative Currency Revolving A-1 Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the financial condition of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Alternative Currency Revolving A-1 Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
(f)    If the Maturity Date shall have occurred in respect of any tranche of Alternative Currency Revolving A-1 Commitments at a time when another tranche or tranches of Alternative Currency Revolving A-1 Commitments is or are in effect with a longer Maturity Date, then on the earliest occurring Maturity Date all then outstanding Swingline Loans shall be repaid in full (and there shall be no adjustment to the participations in such Swingline Loans as a result of the occurrence of such Maturity Date); provided, however, that if on the occurrence of such earliest Maturity Date (after giving effect to any repayments of Alternative Currency Revolving Loans and any reallocation of Letter of Credit participations as contemplated in Section 3.11), there shall exist sufficient unutilized Extended Revolving Commitments that are the Alternative Currency Revolving A-1 Commitments so that the respective outstanding Swingline Loans could be incurred pursuant to such Extended Revolving Commitments which will remain in effect after the occurrence of such Maturity Date, then there shall be an automatic adjustment on such date of the Swingline Participation Amounts of each Alternative Currency Revolving A-1 Lender that is an Extending Revolving Lender and such outstanding Swingline Loans shall be deemed to have been incurred solely pursuant to the relevant Extended Revolving Commitments, and such Swingline Loans shall not be so required to be repaid in full on such earliest Maturity Date.
2.8    Commitment Fees, etc.
(a)    The Borrower agrees to pay to the Administrative Agent for the account of each Revolving A-1 Lender a commitment fee for the period from and including the Third Amendment Effective Date to the last day of the Revolving A-1 Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Dollar Revolving A-1 Commitment and/or Available Alternative Currency Revolving A-1 Commitment, as applicable, of such Lender during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date, commencing on the first such date to occur after the Third Amendment Effective Date and on the Maturity Date for the Revolving A-1 Facility.
(b)    The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.
(c)    The Borrower will pay to the Administrative Agent for the account of each Applicable Participant in accordance with its Alternative Currency Revolving Percentage or Dollar Revolving Percentage, as applicable, a fee for each Letter of Credit with respect to which it is an Applicable Participant equal to the product of (i) the Dollar Equivalent of the daily stated amount of each Letter of Credit, less the amount of any draws on such Letter of Credit and (ii) a per annum rate equal to the Applicable Margin then in effect with respect to Term SOFR Loans under the Revolving A-1 Facility (plus, if applicable, additional amounts payable pursuant to Section 2.14(e)), payable quarterly in arrears on each Fee Payment Date after the issuance date and continuing for so long as such Letter of Credit remains outstanding (including, for the avoidance of doubt, any Letter of Credit that is outstanding but has been cash collateralized). In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 0.125% per annum times the Dollar Equivalent of the daily face amount of each applicable Letter of Credit, payable quarterly in arrears on each Fee Payment Date after the issuance date and continuing for so long as such Letter of Credit remains outstanding (including, for the avoidance of doubt, any Letter of Credit that is outstanding but has been cash collateralized). All payments of fees in accordance with this provision shall be made in Dollars.
(d)    In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses (including issuance fees) as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.
(e)    The Borrower agrees to pay on the Closing Date (w) to each Tranche A Term Lender party to this Agreement on the Closing Date, as fee compensation for the funding of such Tranche A Term Lender’s Tranche A Term Loan, a funding fee in an amount agreed between such Tranche A Term Lender and the Borrower, (x) to each Tranche B Term Lender party to this Agreement on the Closing Date, as fee compensation for the funding of such Tranche B Term Lender’s Tranche B Term Loan, a funding fee in an amount equal to 0.25% of the stated principal amount of such Tranche B Term Lender’s Tranche B Term Loan funded on the Closing Date, (y) to each Dollar Revolving Lender party to this Agreement on the Closing Date, as compensation for the Dollar Revolving Commitment of such Dollar Revolving Lender, a commitment fee in the amount agreed between such Dollar Revolving Lender and the Borrower and (z) to each Alternative Currency Revolving A-1 Lender party to this Agreement on the Closing Date, as compensation for the Alternative Currency Revolving Commitment of such Alternative Currency Revolving A-1 Lender, a commitment fee in the amount agreed between such Alternative Currency Revolving A-1 Lender and the Borrower. Each capitalized term used in this clause (e) shall have the meaning assigned to such term in this Agreement as of the Closing Date.
(f)    All fees payable hereunder (subject to Section 2.26) shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Lender, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.
2.9    Termination or Reduction of Revolving Commitments.
(a)    The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate, or from time to time to reduce the amount of, the Revolving A-1 Commitments under one or more Revolving A-1 Facilities; provided that no such termination or reduction of Revolving A-1 Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving A-1 Loans and Swingline Loans made on the effective date thereof, (i) the Total Alternative Currency Revolving Extensions of Credit would exceed the Total Alternative Currency Revolving A-1 Commitments, (ii) the Total Dollar Revolving Extensions of Credit would exceed the Total Dollar Revolving A-1 Commitments or (iii) the Total Revolving Extensions of Credit would exceed the Total Revolving A-1 Commitments. Any such reduction shall be in an amount equal to (i) with respect to the Alternative Currency Revolving A-1 Commitments, $1,000,000, a whole multiple thereof, or the remaining aggregate amount of the Alternative Currency Revolving A-1 Commitments, and shall reduce permanently the Alternative Currency Revolving A-1 Commitments on a pro rata basis according to the respective outstanding Alternative Currency Revolving A-1 Commitments of the Alternative Currency Revolving A-1 Lenders then in effect and (ii) with respect to the Dollar Revolving A-1 Commitments, $1,000,000, a whole multiple thereof, or the remaining aggregate amount of the Dollar Revolving A-1 Commitments, and shall reduce permanently the Dollar Revolving A-1 Commitments on a pro rata basis according to the respective outstanding Dollar Revolving A-1 Commitments of the Dollar Revolving A-1 Lenders then in effect. The Revolving A-1 Commitment (other than any Extended Revolving Commitment) of each Revolving A-1 Lender shall automatically and permanently terminate on the Revolving A-1 Termination Date. On the respective Maturity Date applicable thereto, the Extended Revolving Commitment of each Extending Revolving Lender shall automatically and permanently terminate.
2.10    Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium (except as set forth in Section 2.11(h)) or penalty, upon notice delivered to the Administrative Agent no later than 2:00 P.M., New York City time, (i) three Business Days prior thereto, in the case of Term SOFR Loans denominated in Dollars and (ii) four Business Days prior thereto in the case of EURIBOR Loans or RFR Loans denominated in Alternative Currencies (other than Dollars), and no later than 2:00 P.M., New York City time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment, the installment or installments of the respective Classes of the Loans to be repaid and whether the prepayment is of Term SOFR Loans, EURIBOR Loans, RFR Loans or ABR Loans (it being understood that the Borrower may elect to prepay one Class of Term Loans without prepaying another); provided that in the case of Swingline Loans notice may be given no later than 2:00 P.M. New York City time on the date of prepayment; and provided, further, that if a Term SOFR Loan or EURIBOR ~~Rate~~ Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.20. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving A-1 Loans that are ABR Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of a Class of Term Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Revolving A-1 Loans denominated in an Alternative Currency (other than Dollars) shall be in an aggregate principal amount of the Alternative Currency Equivalent of $1,000,000 or a whole multiple thereof. Partial prepayments of Revolving A-1 Loans denominated in Dollars shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof. Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of optional prepayment if such prepayment would have resulted from a refinancing of all or a portion of the applicable Facility, which refinancing shall not be consummated or shall otherwise be delayed. Voluntary prepayments of any Class of Term Loans permitted hereunder shall be applied to the remaining scheduled installments of principal thereof (or to any anticipated mandatory prepayments under Section 2.11 specific in writing by the Borrower) in a manner determined at the discretion of the Borrower and specified in the notice of prepayment and the Borrower may elect to apply voluntary prepayments of Term Loans to one or more Class or Classes of Term Loans selected by the Borrower. In the event that the Borrower does not specify the order in which to apply prepayments to reduce scheduled installments of principal or as between Classes of Term Loans, the Borrower shall be deemed to have elected that such proceeds be applied to reduce the scheduled installments of principal in direct order of maturity on a pro rata basis among the Classes of Term Loans.
2.11    Mandatory Prepayments and Commitment Reductions.
(a)    If any Redeemable Preferred Interests or Debt shall be issued or incurred by any Restricted Company (excluding any Debt or Redeemable Preferred Interests incurred in accordance with Section 7.2 (other than Credit Agreement Refinancing Debt) or Capital Stock issued in compliance with Section 7), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied within five Business Days of such issuance or incurrence toward the prepayment of the Term Loans and the Revolving A-1 Loans as set forth in Section 2.11(d).

(b)    If on any date any Restricted Company shall receive Net Cash Proceeds from any Asset Sale or Recovery Event and such Net Cash Proceeds are not prohibited under any Requirements of Law to be distributed or otherwise transferred without the consent or approval of a Governmental Authority then, to the extent a Reinvestment Notice shall not have been delivered in respect thereof, an amount equal to such Net Cash Proceeds shall be applied within ten Business Days after the date that all post-closing adjustments associated therewith have been completed toward the prepayment of the Term Loans and the Revolving A-1 Loans as set forth in Section 2.11(d); provided that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the Revolving A-1 Loans as set forth in Section 2.11(d).
(c)    [Reserved].
(d)    Amounts to be applied in connection with prepayments made pursuant to this Section 2.11 shall be applied, first, to the prepayment of the Term Loans in accordance with Section 2.17(b) and, second, to reduce the Swingline Loans and then Revolving A-1 Loans without a permanent reduction of the Revolving A-1 Commitments. The application of any prepayment pursuant to this Section 2.11 shall be made, first, to ABR Loans and, second, to Term SOFR Loans, EURIBOR Loans and RFR Loans. Each prepayment of the Loans under this Section 2.11 (except in the case of Revolving A-1 Loans that are ABR Loans and Swingline Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.
(e)    Notwithstanding anything to the contrary in Section 2.11(d) or 2.17, with respect to the amount of any mandatory prepayment described in this Section 2.11 that is allocated to Tranche B-1 Term Loans or Extended Tranche B-1 Term Loans (such amount, the “Designated Prepayment Amount”), at any time when Tranche A-1 Term Loans remain outstanding, the Borrower will give the Administrative Agent notice in writing of such mandatory prepayment at least three (3) Business Days prior to the date of such prepayment (each a “Mandatory Prepayment Date”). As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Tranche B-1 Term Lender and Extended Tranche B-1 Term Lender a notice, which shall be in the form of Exhibit G (each, a “Prepayment Option Notice”), and shall include the relevant Term Loans of such Lender by an amount equal to the portion of the Designated Prepayment Amount indicated in such Lender’s Prepayment Option Notice as being applicable to such Lender’s Tranche B-1 Term Loans or Extended Tranche B-1 Term Loans, as applicable. On the Mandatory Prepayment Date, (i) the Borrower shall pay to the relevant Tranche B-1 Term Lenders and Extended Tranche B-1 Term Lenders the aggregate amount necessary to prepay that portion of the outstanding relevant Term Loans as described above in respect of which such Lenders have accepted prepayment (it being understood that a failure to respond to a Prepayment Option Notice no later than 5:00 p.m. one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment shall be deemed an acceptance of the prepayment referenced therein) and (ii) the Borrower shall pay to the Tranche A-1 Term Lenders an amount equal to the portion of the Designated Prepayment Amount not accepted by the relevant Lenders, and such amount shall be applied to the prepayment of the Tranche A-1 Term Loans; provided that if after the application of amounts pursuant to clause (ii), any portion of the Designated Prepayment Amount not accepted by the Tranche B-1 Term Lenders or Extended Tranche B-1 Term Lenders, as applicable, shall remain, such amount shall be used to prepay the Tranche B-1 Term Loans or Extended Tranche B-1 Term Loans, as applicable, on a pro rata basis.

(f)    Revolving Loan Prepayments.
(i)    In the event of the termination of all the Alternative Currency Revolving A-1 Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Alternative Currency Revolving Loans and all outstanding Swingline Loans and replace all outstanding Alternative Currency Letters of Credit or cash collateralize all outstanding Alternative Currency Letters of Credit in accordance with the procedures set forth in Section 3.10. In the event of the termination of all the Dollar Revolving A-1 Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Dollar Revolving Loans and replace all outstanding Dollar Letters of Credit or cash collateralize all outstanding Dollar Letters of Credit in accordance with the procedures set forth in Section 3.10.
(ii)    In the event of any partial reduction of the Alternative Currency Revolving A-1 Commitments, then (x) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the Alternative Currency Revolving A-1 Lenders of the sum of the Alternative Currency Revolving Extensions of Credit after giving effect thereto and (y) if the sum of the Alternative Currency Revolving Extensions of Credit would exceed the aggregate amount of Alternative Currency Revolving A-1 Commitments after giving effect to such reduction, then the Borrower shall, on the date of such reduction, first, repay or prepay Swingline Loans, second, repay or prepay Alternative Currency Revolving Loans and third, replace outstanding Alternative Currency Letters of Credit or cash collateralize outstanding Alternative Currency Letters of Credit in accordance with the procedures set forth in Section 3.10, in an aggregate amount sufficient to eliminate such excess. In the event of any partial reduction of the Dollar Revolving A-1 Commitments, then (x) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the Dollar Revolving A-1 Lenders of the sum of the Dollar Revolving Extensions of Credit after giving effect thereto and (y) if the sum of the Dollar Revolving Extensions of Credit would exceed the aggregate amount of Dollar Revolving A-1 Commitments after giving effect to such reduction, then the Borrower shall, on the date of such reduction, first, repay or prepay Dollar Revolving Loans and second, replace outstanding Dollar Letters of Credit or cash collateralize outstanding Dollar Letters of Credit in accordance with the procedures set forth in Section 3.10, in an aggregate amount sufficient to eliminate such excess.
(iii)    In the event that the sum of all Alternative Currency Revolving A-1 Lenders’ Alternative Currency Revolving Extensions of Credit exceeds the Alternative Currency Revolving A-1 Commitments then in effect (including, without limitation, as a result of any Revaluation Date or as a result of currency fluctuations), the Borrower shall, without notice or demand, immediately first, repay or prepay Swingline Loans, second, repay or prepay Alternative Currency Revolving Loans, and third, replace outstanding Alternative Currency Letters of Credit or cash collateralize outstanding Alternative Currency Letters of Credit in accordance with the procedures set forth in Section 3.10, in an aggregate amount sufficient to eliminate such excess. In the event that the sum of all Dollar Revolving A-1 Lenders’ Dollar Revolving Extensions of Credit exceeds the Dollar Revolving A-1 Commitments then in effect, the Borrower shall, without notice or demand, immediately first, repay or prepay Dollar Revolving Loans, and second, replace outstanding Dollar Letters of Credit or cash collateralize outstanding Dollar Letters of Credit in accordance with the procedures set forth in Section 3.10, in an aggregate amount sufficient to eliminate such excess.
(iv)    In the event that the aggregate LC Obligations exceed the LC Commitment then in effect, the Borrower shall, without notice or demand, immediately replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 3.10, in an aggregate amount sufficient to eliminate such excess.

~~(g)    [Reserved].~~
~~(h)    In the event that, on or prior to the date that is six months after the Closing Date, the Borrower (x) prepays, refinances, substitutes or replaces any Tranche B-1 Term Loan pursuant to a Repricing Transaction (including, for avoidance of doubt, any prepayment made pursuant to Section 2.11(a) that constitutes a Repricing Transaction), or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Tranche B-1 Term Lenders, (I) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Tranche B-1 Term Loan so prepaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Tranche B-1 Term Loan outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.~~
(g)    ~~(i)~~ In the event that, on or prior to the date that is six months after the First Amendment Effective Date, the Borrower (x) prepays, refinances, substitutes or replaces any Tranche B-1 Term Loan pursuant to a Repricing Transaction (including, for avoidance of doubt, any prepayment made pursuant to Section 2.11(a) that constitutes a Repricing Transaction), or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Tranche B-1 Term Lenders, (I) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Tranche B-1 Term Loan so prepaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Tranche B-1 Term Loan outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.
(h)    In the event that, on or prior to the date that is six months after the Fourth Amendment Effective Date, the Borrower (x) prepays, refinances, substitutes or replaces any Extended Tranche B-1 Term Loan pursuant to a Repricing Transaction (including, for avoidance of doubt, any prepayment made pursuant to Section 2.11(a) that constitutes a Repricing Transaction), or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Extended Tranche B-1 Term Lenders, (I) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Extended Tranche B-1 Term Loan so prepaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Extended Tranche B-1 Term Loan outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.
2.12    Conversion and Continuation Options.
(a)    The Borrower may elect from time to time to convert Term SOFR Loans denominated in Dollars to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election pursuant to an Interest Election Request no later than 2:00 P.M., Local Time, on the Business Day preceding the proposed conversion date; provided that any such conversion of Term SOFR Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans denominated in Dollars to Term SOFR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 2:00 P.M., Local Time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); provided that no ABR Loan under a particular Facility may be converted into a Term SOFR Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined by written notice in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. No Revolving A-1

Loan may be converted into or continued as a Revolving A-1 Loan denominated in a different currency, but instead must be prepaid in the original currency of such Revolving A-1 Loan and reborrowed in the other currency.
(b)    Any Term Benchmark Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent pursuant to an Interest Election Request, in accordance with the applicable provisions of the definition of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that the Borrower may not elect to continue a Term Benchmark Loan under a particular Facility as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined by written notice in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso (i) if such Loans are denominated in Dollars, such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period and (ii) if such Loans are denominated in Euros, such Loans shall be automatically continued as EURIBOR Loans with an Interest Period of one month. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
2.13    Limitations on Term Benchmark Loan Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Term Benchmark Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that (a) after giving effect thereto, the aggregate principal amount of the Term Benchmark Loans comprising each Term Benchmark Tranche shall be equal to (i) with respect to Term Benchmark Loans denominated in Dollars, $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (ii) with respect to Term Benchmark Loans denominated in Euros, the Alternative Currency Equivalent of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than fifteen Term Benchmark Tranches shall be outstanding at any one time.
2.14    Interest Rates and Payment Dates.
(a)    Each Term SOFR Loan (i) that is an Extended Tranche B-1 Term Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to Term SOFR determined for such day plus the Applicable Margin and (ii) other than an Extended Tranche B-1 Term Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to ~~the~~ Adjusted Term SOFR ~~Rate~~ determined for such day plus the Applicable Margin.
(b)    Each EURIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the EURIBOR Rate determined for such day plus the Applicable Margin.
(c)    Each RFR Loan shall bear interest at a rate per annum equal to the Daily Simple RFR plus the Applicable Margin.
(d)    Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.
(e)    Upon the occurrence and during the continuance of an Event of Default under Section 8.1(a), (b) or (g), if all or a portion of the principal amount of any Loan or Reimbursement Obligation or any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the greater of (i) the rate then applicable to such Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Revolving A-1 Facility plus 2%) and (ii) the actual rate applicable to such amount plus 2%, from the date of such non-payment until such amount is paid in full (after as well as before judgment).
(f)    Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (e) of this Section 2.14 shall be payable from time to time on demand.
2.15    Computation of Interest and Fees.
(a)    Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Term Benchmark Rate. Any change in the interest rate on a Loan resulting from a change in the ABR, the Daily Simple RFR, the EURIBOR Rate, Term SOFR or Adjusted Term SOFR shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.
(b)    Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.14(a), (b), or (c).
2.16    Inability to Determine Interest Rate.
(a)    Circumstances Affecting Daily Simple RFR and Term Benchmarks. Subject to clause (b) below, in connection with any Term Benchmark Loan or RFR Loan, a request therefor, a conversion to or a continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that (x) if Daily Simple RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, reasonable and adequate means do not exist for ascertaining Daily Simple RFR pursuant to the definition thereof or (y) if Term SOFR, Adjusted Term SOFR or the EURIBOR Rate is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, reasonable and adequate means do not exist for ascertaining Term SOFR or the EURIBOR Rate, as applicable, for the applicable Currency and the applicable Interest Period with respect to a proposed Term SOFR Loan or EURIBOR Loan, as applicable, on or prior to the first day of such Interest Period, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that a fundamental change has occurred in the foreign exchange or interbank markets with respect to an applicable Alternative Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), (iii) with respect to any EURIBOR Loan, the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that deposits are not being offered in Euros to banks in the London or other applicable offshore interbank market for Euros, amount or Interest Period of such EURIBOR Loan, or (iv) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that (x) if Daily Simple RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, Daily Simple RFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans or (y) if Term SOFR, Adjusted Term SOFR or the EURIBOR Rate is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, Term SOFR, Adjusted Term SOFR or the EURIBOR Rate, as applicable, does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during the applicable Interest Period and, in the case of (x) or (y), the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrower. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make Term Benchmark Loans or RFR Loans, as applicable, in each such Currency, and any right of the Borrower to convert any Loan in each such Currency (if applicable) to or continue any Loan as a Term Benchmark Loan, as applicable, in each such Currency, shall be suspended (to the extent of the affected RFR Loans or Term Benchmark Loans or, in the case of Term Benchmark Loans, the affected Interest Periods) until the Administrative Agent (with respect to clause (iv), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term Benchmark Loans or RFR Loans in each such affected Currency (to the extent of the affected RFR Loans or Term Benchmark Loans or, in the case of Term Benchmark Loans, the affected Interest Periods) or, failing that, (I) in the case of any request for a borrowing of an affected Term SOFR Loan denominated in Dollars, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans denominated in Dollars in the amount specified therein and (II) in the case of any request for a borrowing of an affected Term Benchmark Loan or RFR Loan in an Alternative Currency (other than Dollars), then such request shall be ineffective and (B)(I) any outstanding affected Term SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period and (II) any outstanding affected Loans denominated in an Alternative Currency (other than Dollars), at the Borrower’s election, shall either 2.16.a.i.A.1 be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or, in the case of EURIBOR Loans, at the end of the applicable Interest Period or 2.16.a.i.A.2 be prepaid in full immediately or, in the case of EURIBOR Loans, at the end of the applicable Interest Period; provided that if no election is made by the Borrower by the date that is the earlier of (x) three (3) Business Days after receipt by the Borrower of such notice or (y) with respect to a Term Benchmark Loan on the last day of the current Interest Period, the Borrower shall be deemed to have elected clause (I) above. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest (except with respect to any prepayment or conversion of an RFR Loan) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.20.
(b)    Benchmark Replacement Setting.
(i)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.16(b)(i) will occur prior to the applicable Benchmark Transition Start Date.
(ii)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.16(b)(iv). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.16(b)(iv), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.16(b).
(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate or EURIBOR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans, EURIBOR Loans or RFR Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable Currency and, failing that, (I) in the case of any request for any affected Term SOFR Loans, if applicable, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans in the amount specified therein and (II) in the case of any request for any affected EURIBOR Loans or RFR Loans, in each case, in an Alternative Currency (other than Dollars), if applicable, then such request shall be ineffective and (B)(I) any outstanding affected Term SOFR Loans, if applicable, will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period and (II) any outstanding affected EURIBOR Loans or RFR Loans, in each case, denominated in an Alternative Currency, at the Borrower’s election, shall either (1) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or, in the case of EURIBOR Loans, at the end of the applicable Interest Period or (2) be prepaid in full immediately or, in the case of EURIBOR Loans, at the end of the applicable Interest Period; provided that, with respect to any Daily Simple RFR Loan, if no election is made by the Borrower by the date that is three (3) Business Days after receipt by the Borrower of such notice, the Borrower shall be deemed to have elected clause (1) above; provided, further that, with respect to any EURIBOR Loan, if no election is made by the Borrower by the earlier of (x) the date that is three (3) Business Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Period for the applicable EURIBOR Loan, the Borrower shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest (except with respect to any prepayment or conversion of a Daily Simple RFR Loan) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.20. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of the ABR based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.
(vi)Alternative Currencies. If, after the designation by the Lenders of any currency as an Alternative Currency, any change in currency controls or exchange regulations or any change in national or international financial, political or economic conditions are imposed in the country in which such currency is issued, and such change results in, in the reasonable opinion of the Administrative Agent (i) such currency no longer being readily available, freely transferable and convertible into Dollars, (ii) a Dollar Equivalent no longer being readily calculable with respect to such currency, (iii) such currency being impracticable for the Lenders to loan or (iv) such currency no longer being a currency in which the Required Lenders are willing to make Credit Extensions (each of clauses (i), and (ii), (iii) and (iv), a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Borrower, and such currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist. Within five (5) Business Days after receipt of such notice from the Administrative Agent, the Borrower shall repay all Loans denominated in such currency to which the Disqualifying Event(s) apply or convert such Loans into the Dollar Equivalent in Dollars, bearing interest at the ABR, subject to the other terms contained herein.
2.17    Pro Rata Treatment and Payments.
(a)    Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Tranche A-1 Term Percentages, Tranche B-1 Term Percentages, Extended Tranche B-1 Term Percentages, Dollar Revolving Percentages or Alternative Currency Revolving Percentages, as the case may be, of the relevant Lenders in the Class subject to reduction.
(b)    Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders (except (i) as otherwise provided in Section 2.11(e), (ii) that an optional prepayment pursuant to Section 2.10 need only be made pro rata according to the respective outstanding principal amounts of the Term Loans of the applicable Class being prepaid then held by the Term Lenders, (iii) any prepayment of Term Loans with the Net Cash Proceeds of Credit Agreement Refinancing Debt shall be applied solely to each applicable Class of Refinanced Debt and (iv) any prepayment of Term Loans with the Net Cash Proceeds of Debt pursuant to Section 2.11(a) may be applied to a Class or Classes of Term Loans as directed by the Borrower). The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Tranche A-1 Term Loans ~~and~~, Tranche B-1 Term Loans and Extended Tranche B-1 Term Loans, as the case may be, pro rata based upon the respective then remaining principal amounts thereof. Amounts prepaid on account of the Term Loans may not be reborrowed. Notwithstanding any other provision of this Section 2.17(b), a Lender may, at its option, and if agreed by the Borrower, in connection with any prepayment of Term Loans pursuant to Section 2.10 or Section 2.11, exchange such

Lender’s portion of the Term Loan to be repaid for Debt of the Borrower, in lieu of such Lender’s pro rata portion of such prepayment (and any such Term Loans so exchanged shall be deemed repaid for all purposes under the Loan Documents).
(c)    Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving A-1 Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving A-1 Loans then held by the relevant Revolving A-1 Lenders.
(d)    All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office for the applicable currency, in the currency in which the applicable Loan was made and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Term Benchmark Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Term Benchmark Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.
(e)    Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to (i) with respect to borrowings under the Dollar Revolving Facility, ABR Loans under the Dollar Revolving Facility or (ii) with respect to borrowings under the Alternative Currency Revolving Facility, Term Benchmark Loans under the Alternative Currency Revolving Facility, in each case, on demand, from the Borrower.
(f)    Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.
(g)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.5, Section 2.7(c), Section 3.4, Section 3.5 or Section 11.5(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Lender to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or (ii) until such failure to make payment has been cured, hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
2.18    Requirements of Law.
(a)    If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender or Issuing Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Closing Date:
(i)    shall subject any Lender or Issuing Lender to any Taxes of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Term Benchmark Loan or RFR Loan made by it, or change the basis of taxation of payments to such Lender or Issuing Lender in respect thereof (except for Excluded Taxes, Non-Excluded Taxes and Other Taxes);
(ii)    shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender or Issuing Lender that is not otherwise included in the determination of the Term SOFR Rate, EURIBOR Rate or Daily Simple RFR; or
(iii)    shall impose on such Lender or Issuing Lender any other condition;
and the result of any of the foregoing is to increase the cost to such Lender or Issuing Lender, by an amount that such Lender or Issuing Lender deems to be material, of making, converting into, continuing or maintaining EURIBOR ~~Rate~~ Loans, Term SOFR Loans or Daily Simple RFR Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender or Issuing Lender, upon its demand, any additional amounts necessary to compensate such Lender or Issuing Lender for such increased cost or reduced amount receivable. If any Lender or Issuing Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.
(b)    If any Lender or Issuing Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity or in the interpretation or application thereof or compliance by such Lender or Issuing Lender or any corporation Controlling such Lender or Issuing Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Closing Date (each, a “Change in Law”); provided, however, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued) shall have the effect of reducing the rate of return on such Lender’s or Issuing Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or Issuing Lender or such corporation could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Lender’s or such corporation’s policies with respect to capital adequacy and liquidity) by an amount deemed by such Lender or Issuing Lender to be material, then from time to time, after submission by such Lender or Issuing Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender or Issuing Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.
(c)    Each request by a Lender or Issuing Lender for the payment of an additional amount under this Section 2.18 shall be accompanied by a certificate showing in reasonable detail the method of calculation and the allocation (which shall be reasonable) thereof. Such certificate as to any additional amounts payable pursuant to this Section submitted by any Lender or Issuing Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a Lender or Issuing Lender pursuant to this Section for any amounts incurred more than six months prior to the date that such Lender or Issuing Lender notifies the Borrower of such Lender’s or Issuing Lender’s intention to claim compensation therefor; provided that, if the change in law giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
(d)    If at any time any Lender shall have determined that the making or continuance of any Term Benchmark Loan or RFR Loan has been made unlawful by any law or governmental rule, regulation or order, or any Governmental Authority has imposed material restrictions on the authority of a Lender to purchase or sell, or to take deposits of, Dollars in the applicable interbank market, then such Lender shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter the Borrower shall either (x) if the affected Term Benchmark Loan or RFR Loan is then being made initially or pursuant to a conversion, cancel such borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to this Section 2.18(d), (y) if the affected Loan is a Term Benchmark Loan denominated in Dollars and is then outstanding, upon at least three Business Days’ written notice to the Administrative Agent, require the affected Lender to convert such Term Benchmark Loan into a ABR Loan or (z) if the affected Loan is a Term Benchmark Loan or Daily Simple RFR denominated in a currency other than Dollars, prepay such Loan in full; provided that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.18(d).

2.19    Taxes.
(a)    All payments made by any Loan Party under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes. If any Taxes are required to be withheld or deducted by any applicable withholding agent from any amounts payable (which shall include withholdings or deductions applicable to additional sums payable under this Section 2.19) to the Administrative Agent or any Lender under any Loan Document, (1) to the extent such withholding or deduction is on account of Non-Excluded Taxes or Other Taxes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the applicable Lender (or, in the case of payments made to the Administrative Agent for its own account, the Administrative Agent), after all withholding or deduction on account of all Non-Excluded Taxes and Other Taxes have been made, interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, (2) the applicable withholding agent will make such withholdings or deductions, and (3) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.
(b)    In addition, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    The Borrower and the Guarantors shall indemnify the Administrative Agent, or the affected Lender, as applicable, within 10 days after demand therefor, for the full amount of any Non-Excluded Taxes or Other Taxes (including Non-Excluded Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.19) paid or payable by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)    As soon as practicable after any payment of any Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.19, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Any Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. Without limiting the generality of the foregoing:
(i)    each Lender that is a “United States person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower (with a copy to the Administrative Agent) two duly executed copies of Internal Revenue Service Form W-9 or any successor form, and

(ii)    each Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent two duly executed copies of whichever of the following is applicable: (i) U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States is a party, (ii) U.S. Internal Revenue Service Form W-8ECI, (iii) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding Tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a statement substantially in the form of Exhibit J (any such certificate, a “U.S. Tax Compliance Certificate”) and U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E, (iv) to the extent a Non-U.S. Lender is not the beneficial owner (for example, where the Non-U.S. Lender is a partnership or a participating Lender), U.S. Internal Revenue Service Form W-8IMY of the Lender, accompanied by U.S. Internal Revenue Service Form W-8ECI, W-8BEN, W-8BEN-E, W-8IMY, W-9, a U.S. Tax Compliance Certificate, and/or any other required information from each beneficial owner, as applicable (provided that, if the Non-U.S. Lender is a partnership for U.S. federal income Tax purposes (and not a participating Lender), and one or more direct or indirect partners are claiming the portfolio interest exemption, the U.S. Tax Compliance Certificate may be provided by such Non-U.S. Lender on behalf of such direct or indirect partner(s)), or (v) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made, or, in each case, any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding Tax on any payments by the Borrower under this Agreement and the other Loan Documents. Such documentation shall be delivered by each Lender on or before the date it becomes a party to this Agreement. In addition, each Lender shall deliver updated documentation promptly upon the obsolescence, expiration, invalidity or inaccuracy of any documentation previously delivered by such Lender. Each Lender shall promptly notify the Borrower at any time it determines that it is no longer legally eligible to provide any previously delivered documentation to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).
(iii)    Notwithstanding any other provision of this Section 2.19, a Lender shall not be required to deliver any documentation pursuant to this Section 2.19(e) that such Lender is not legally able to deliver. Each Lender hereby authorizes the Administrative Agent to deliver to the Borrower and to any successor Administrative Agent any documentation provided by the Lender to the Administrative Agent pursuant to this Section 2.19(e).
(f)    If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 2.19, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by any Loan Party under this Section 2.19 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary, in no event will any Lender be required to pay any amount to the Borrower the payment of which would place such Lender in a less favorable net after-tax position than such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the additional amounts giving rise to such refund of any Non-Excluded Taxes or Other Taxes had never been paid. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.
(g)    The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
(h)    For purposes of this Section 2.19, the term “Lender” shall include any Issuing Lender and any Swingline Lender.
2.20    Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Term Benchmark Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Term Benchmark Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Term Benchmark Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) minus (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the applicable interbank market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
2.21    Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.18 or 2.19(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.18 or 2.19(a).
2.22    Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.18 or 2.19(a), (b) is a Defaulting Lender or (c) is replaced pursuant to the third paragraph of Section 11.1 with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) if applicable, prior to any such replacement, such Lender shall not have taken appropriate action under Section 2.21 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.18 or 2.19(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.20 if any Term Benchmark Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 11.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and by its execution of this Agreement each Lender hereby authorizes the Administrative Agent to act as its agent in executing any documents to replace such Lender in accordance with this Section 2.22, (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.18 or 2.19(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender. Notwithstanding the foregoing, this Section 2.22 may only be utilized with respect to a replaced (i) Extended Tranche B-1 Term Lender in respect of any amendment to this Agreement after the ~~Closing~~Fourth Amendment Effective Date and prior to the date that is six months after the ~~Closing~~Fourth Amendment Effective Date that constitutes a Repricing Transaction pursuant to Section 2.11(h) if such replaced Extended Tranche B-1 Term Lender is paid a fee equal to 1.0% of the principal amount of such Extended Tranche B-1 Term Lender’s Extended Tranche B-1 Term Loans being replaced and (ii) Tranche B-1 Term Lender in respect of any amendment to this Agreement after the Closing Date and prior to the date that is six months after the Closing Date that constitutes a Repricing Transaction pursuant to Section 2.11(g) if such replaced Tranche B-1 Term Lender is paid a fee equal to 1.0% of the principal amount of such Tranche B-1 Term Lender’s Tranche B-1 Term Loans being replaced and repaid.
2.23    Repayment of Loans; Evidence of Debt.
(a)    The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving A-1 Loan on the Revolving A-1 Termination Date (or with respect to any Revolving A-1 Loans outstanding with respect to an Extended Revolving Commitment, the Maturity Date applicable thereto), (ii) to the Administrative Agent for the account of each Lender the Term Loans in accordance with Section 2.3; provided that, to the extent specified in the respective Extension Offer, amortization payments with respect to Extended Term Loans for periods prior to the Tranche A-1 Term Loan Maturity Date ~~and~~, the Tranche B-1 Term Loan Maturity Date and the Extended Tranche B-1 Term Loan Maturity Date, as applicable, may be reduced (but not increased) and amortization payments required with respect to Extended Term Loans for periods after the Tranche A-1 Term Loan Maturity Date ~~and~~, the Tranche B-1 Term Loan Maturity Date and the Extended Tranche B-1 Term Loan Maturity Date, as applicable, shall be as specified in the respective Extension Offer and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan in accordance with Section 2.6(b).
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Facility, Type and currency thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)    Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.6) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
2.24    Increase in Commitments.
(a)    The Borrower may at any time or from time to time on one or more occasions request (x) prior to the Revolving A-1 Termination Date, an increase to the existing Revolving A-1 Commitments under one or more of the Revolving A-1 Facilities (“Increased Revolving Commitment”) and/or (y) the establishment of one or more new term loan Commitments (each, an “Incremental Term Loan Commitment”) in an amount not less than $100,000,000 individually and in an amount not to exceed the sum of (A) the Shared Incremental Amount, (B) the amount of any optional prepayment of any Loan including any Loan under any Increased Revolving Commitment or Incremental Term Loan Commitment other than, in each case, incurred pursuant to clause (C) below in accordance with Section 2.10 (accompanied, to the extent such prepayments are of Loans under any Revolving A-1 Facility and/or any Increased Revolving Commitments, by a commitment reduction in the like amount under such Revolving Facility and/or Increased Revolving Commitment) and/or the amount of any permanent reduction of any Revolving A-1 Commitment or Increased Revolving Commitment so long as, in the case of any such optional prepayment, such prepayment was not funded with the proceeds of a contemporaneous refinancing with new long-term Debt less the aggregate principal amount of all Increased Revolving Commitments or Incremental Term Loan Commitments incurred or issued in reliance on clause (B) of this Section 2.24(a) and (C) an amount of Incremental Term Loans or Increased Revolving Commitments such that the Senior Secured Leverage Ratio is no more than 3.50 to 1.00 as of the last day of the most recently ended period of four fiscal quarters of the Borrower for which financial statements are internally available, determined on the applicable date on which the new or increased Commitments shall become effective (each such date, an “Increase Effective Date”), after giving effect to any such incurrence on a Pro Forma Basis, and, in each case, with respect to any Increased Revolving Commitments, assuming a borrowing of the maximum amount of Loans available thereunder, and excluding the cash proceeds of any such Incremental Term Loans or Increased Revolving Commitments (provided that (I), for the avoidance of doubt, any Incremental Term Loans or Increased Revolving Commitments incurred or issued pursuant to clause (C) on any Increase Effective Date on which the Senior Secured Leverage Ratio test in this clause (C) is met shall remain authorized pursuant to clause (C) if such Senior Secured Leverage Ratio test is not met as of any subsequent date and (II) each Increased Revolving Commitment or Incremental Term Loan Commitment under this Section 2.24 shall be incurred under clause (C) if clause (C) is available at the time of such incurrence up to the maximum amount available, and any additional amounts incurred at any time that clause (C) is unavailable shall be incurred under clauses (A) and/or (B) and any simultaneous incurrence under clauses (A) and/or (B) shall not be given pro forma effect for purposes of determining the Senior Secured Leverage Ratio with respect to any incurrence under clause (C); provided further that:
(i)    the condition set forth in Section 5.2(c) shall be satisfied; provided that, unless otherwise agreed by the Borrower, to the extent the proceeds of any Incremental Term Loans or Increased Revolving Commitments are being used to finance a Limited Condition Acquisition, this clause (a)(i) shall be subject to customary “SunGard” or other applicable “certain funds” conditionality limitations and “specified representations” provisions;
(ii)    no Default shall have occurred and be continuing or would result from the borrowings to be made on the Increase Effective Date; provided that, unless otherwise agreed by the Borrower, to the extent the proceeds of any Incremental Term Loans or Increased Revolving Commitments are being used to finance a Limited Condition Acquisition (I) this clause (a)(ii) shall be subject to customary “SunGard” or other applicable “certain funds” conditionality limitations and “specified representations” provisions, in which case it shall only be a condition that no Default under clause (a), (b) or (g) of Section 8.1 shall have occurred and be continuing or would result therefrom and (II) such Default may be tested in accordance with Section 1.9;
(iii)    after giving pro forma effect to the borrowings to be made on the Increase Effective Date and to any change in Consolidated EBITDA and any increase in Debt resulting from the consummation of any acquisition permitted by this Agreement concurrently with such borrowings as of the date of the most recent financial statements delivered pursuant to Section 6.1(b) or (c) or in any subsequent delivery of financial information by the Borrower to the Administrative Agent prior to such time, the Borrower shall be in compliance with each of the covenants set forth in Section 7.16;
(iv)    no existing Lender will be required to participate in any such increased or new Commitments without its consent;
(v)    the Borrower shall make any payments required pursuant to Section 2.20 in connection with any adjustment of Revolving A-1 Loans pursuant to Section 2.24(d); and
(vi)    the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.
(b)    The terms and provisions of Loans made pursuant to the new Commitments shall be as follows:
(i)    terms and provisions of Loans made pursuant to Incremental Term Loan Commitments shall be, except as otherwise set forth herein or in the Increase Joinder, identical to (i) the Tranche B-1 Term Loans (“Incremental Term B Loans”) ~~or (ii~~, (ii) the Extended Tranche B-1 Term Loans (“Incremental Extended Term B Loans”) or (iii) the Tranche A-1 Term Loans (“Incremental Term A Loans”, and together with any Incremental Term B Loans and Incremental Extended Term B Loans, the “Incremental Term Loans”) (it being understood that Incremental Term Loans may be part of an existing Class of Term Loans); provided that the aggregate principal amount of all Incremental Term A Loans shall not exceed (A) $750,000,000 plus (B) an amount equal to the excess, if any, of (x) the amount of Tranche A-1 Term Loans outstanding on the Third Amendment Effective Date less (y) the amount of Tranche A-1 Term Loans outstanding on the applicable Increase Effective Date;
(ii)    any Loans made pursuant to Incremental Term Loan Commitments shall rank pari passu in right of payment and of security with the Term Loans;
(iii)    all terms and provisions (including Maturity Date) of Revolving A-1 Loans made pursuant to new Commitments shall be identical to the existing Revolving A-1 Loans; provided that in connection with any such new Commitments for additional Revolving A-1 Loans, the Borrower may pay to the Lenders providing such Commitments a fee in an amount not to exceed the highest upfront fee paid to Revolving A-1 Lenders of the applicable Revolving A-1 Facility on the Third Amendment Effective Date;
(iv)    the weighted average life to maturity of all (x) Incremental Term B Loans shall be no shorter than the weighted average life to maturity of the existing Tranche B-1 Term Loans ~~and (y~~, (y) Incremental Extended Term B Loans shall be no shorter than the weighted average life to maturity of the existing Extended Tranche B-1 Term Loans and (z) Incremental Term A Loans shall be no shorter than the weighted average life to maturity of the existing Tranche A-1 Term Loans;
(v)    the maturity date of (x) all Incremental Term B Loans shall not be earlier than the latest Maturity Date with respect to the Tranche B-1 Term Loans as then in effect ~~and (y~~, (y) all Incremental Extended Term B Loans shall not be earlier than the latest Maturity Date with respect to the Extended Tranche B-1 Term Loans as then in effect and (z) all Incremental Term A Loans shall not be earlier than the latest Maturity Date with respect to the Tranche A-1 Term Loans as then in effect; and
(vi)    the interest rate margins for (x) the new Incremental Term A Loans shall be determined by Borrower and the applicable new Lenders ~~and~~, (y) the new Incremental Term B Loans shall be determined by Borrower and the applicable new Lenders and (z) the new Incremental Extended Term B Loans shall be determined by Borrower and the applicable new Lenders; provided, however, prior to the date that is twelve months after the Closing Date, that the interest rate margins for the new Incremental Term B Loans, shall not be greater than the highest interest rate margins that may, under any circumstances, be payable with respect to any Tranche B-1 Term Loans plus 50 basis points (and the interest rate margins applicable to the Tranche B-1 Term Loans shall be increased to the extent necessary to achieve the foregoing); provided, further, that in determining the interest rate margins applicable to the existing Tranche B-1 Term Loans, and the Incremental Term B Loans, as applicable, (x) original issue discount or upfront or similar fees (collectively, “OID”) payable by the Borrower to the Lenders of the existing Tranche B-1 Term Loans or the Incremental Term B Loans in the primary syndication thereof shall be included (with OID being equated to interest based on an assumed four-year life to maturity), (y) customary arrangement or commitment fees payable to arrangers (or their respective affiliates) shall be excluded and (z) if the Incremental Term B Loans include an interest rate floor greater than the interest rate floor applicable to the Tranche B-1 Term Loans, such increased amount shall be equated to interest rate margins for purposes of determining whether an increase in the interest rate margins for the Tranche B-1 Term Loans shall be required, to the extent an increase in the interest rate floor in the Tranche B-1 Term Loans would cause an increase in the interest rate margins, and in such case the interest rate floor (but not the

Applicable Margin) applicable to the Tranche B-1 Term Loans shall be increased by such increased amount.
The increased or new Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by Borrower, the Administrative Agent and each Lender making such increased or new Commitment, in form and substance satisfactory to each of them. The Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.24.
(c)    To the extent the Commitments being increased on the relevant Increase Effective Date are Revolving A-1 Commitments, then each of the Revolving A-1 Lenders having a Revolving A-1 Commitment under the applicable Revolving A-1 Facility prior to such Increase Effective Date (the “Pre-Increase Revolving Lenders”) shall assign to any Revolving A-1 Lender which is acquiring a new or additional Revolving A-1 Commitment under the applicable Revolving A-1 Facility on the Increase Effective Date (the “Post-Increase Revolving Lenders”), and such Post-Increase Revolving Lenders shall purchase from each Pre-Increase Revolving Lender, at the principal amount thereof, such interests in the Revolving A-1 Loans under the applicable Revolving A-1 Facility (which purchases shall be deemed prepayments of such Revolving A-1 Loans for purposes of Section 2.20) and, in the case of Alternative Currency Revolving A-1 Commitments, participation interests in LC Obligations and Swingline Loans outstanding on such Increase Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving A-1 Loans under the applicable Revolving Facility and, in the case of Alternative Currency Revolving A-1 Commitments, participation interests in LC Obligations and Swingline Loans will be held by Pre-Increase Revolving Lenders and Post-Increase Revolving Lenders ratably in accordance with their Revolving A-1 Commitments under the applicable Revolving A-1 Facility after giving effect to such Increased Revolving Commitments under the applicable Revolving A-1 Facility.
(d)    On any Increase Effective Date on which new Commitments for term loans under Incremental Term Loan Commitments are effective, subject to the satisfaction of the foregoing terms and conditions, each Lender of such new Commitment shall make a new Term Loan to the Borrower in an amount equal to its new Commitment.
(e)    The Loans and Commitments established pursuant to this paragraph shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from Section 10 hereof and security interests created by the Security Documents. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such Class of Term Loans or any such new Commitments.
2.25    Extensions of Term Loans and Revolving Commitments.
(a)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of Term Loans with a like Maturity Date or Revolving A-1 Commitments with a like Maturity Date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving A-1 Commitments with the same Maturity Date, as the case may be) and on the same terms to each such Lender, the Borrower may from time to time offer to extend the maturity date of any Term Loans and/or Revolving A-1 Commitments under any Revolving A-1 Facility and otherwise modify the terms of such Term Loans and/or such Revolving A-1 Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Term Loans and/or such Revolving A-1 Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans) (each, an “Extension,” and each group of Term Loans or Revolving A-1 Commitments, as applicable, in each case as so extended, as well as the original Term Loans and the original Revolving A-1 Commitments (in each case not so extended), being a separate Class; any Extended Term Loans shall constitute a separate Class of Term Loans from the Class of Term Loans from which they were converted, and any Extended Revolving Commitments shall constitute a separate Class of Revolving A-1 Commitments from the Class of Revolving A-1 Commitments from which they were converted), so long as the following terms are satisfied: (i) no Default shall have occurred and be continuing at the time an Extension Offer is delivered to the Lenders, (ii) except as to interest rates, fees and final maturity, the Revolving A-1 Commitment under any Revolving A-1 Facility of any Revolving A-1 Lender (an “Extending Revolving Lender”) extended pursuant to an Extension (an “Extended Revolving Commitment”), and the related outstandings, shall be a Revolving A-1 Commitment under such Revolving A-1 Facility (or related outstandings, as the case may be) with the same terms as the applicable original Revolving A-1 Commitments (and related outstandings); provided that (x) subject to the provisions of Section 2.7(f) and Section 3.10 to the extent dealing with Swingline Loans and Letters of Credit which mature or expire after a Maturity Date when there exist Extended Revolving Commitments with a longer Maturity Date, all Swingline Loans and Letters of Credit shall be participated in on a pro rata basis by all Alternative Currency Revolving A-1 Lenders in accordance with their pro rata share of the Alternative Currency Revolving Facility (and except as provided in Section 2.7(f) or Section 3.10, without giving effect to changes thereto on an earlier Maturity Date with respect to Swingline Loans and Letters of Credit theretofore incurred or issued) and all borrowings under the Alternative Currency Revolving A-1 Commitments and repayments thereunder shall be made on a pro rata basis (except for (A) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings) and (B) repayments required upon the Maturity Date of the non-extending Alternative Currency Revolving A-1 Commitments) and (y) at no time shall there be Revolving A-1 Commitments hereunder (including Extended Revolving Commitments and any original Revolving A-1 Commitments) which have more than three different Maturity Dates, (iii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v) and (vi), be determined by the Borrower and set forth in the relevant Extension Offer), the Term Loans of any Term Lender (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the Class of Term Loans subject to such Extension Offer, (iv) the final maturity date of any Extended Term Loans shall be no earlier than the then Latest Maturity Date hereunder and the amortization schedule applicable to Term Loans pursuant to Section 2.3 for periods prior to the Tranche A-1 Term Loan Maturity Date ~~or~~, the Tranche B-1 Term Loan Maturity Date or the Extended Tranche B-1 Term Loan Maturity Date, as applicable, may not be increased, (v) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, (vi) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (vii) if the aggregate principal amount of applicable Term Loans (calculated on the face amount thereof) or applicable Revolving A-1 Commitments, as the case may be, in respect of which applicable Term Lenders or applicable Revolving A-1 Lenders, as the case may be, shall have accepted the relevant Extension Offer (as hereinafter provided) shall exceed the maximum aggregate principal amount of applicable Term Loans or applicable Revolving A-1 Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the applicable Term Loans or applicable Revolving A-1 Loans, as the case may be, of the applicable Term Lenders or applicable Revolving A-1 Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or such Revolving A-1 Lenders, as the case may be, have accepted such Extension Offer (as hereinafter provided), (viii) all documentation in respect of such Extension shall be consistent with the foregoing, and (ix) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower. Following any such Extension Offer, the Administrative Agent shall notify the applicable Lenders thereof, each of whom shall, in its sole discretion, determine whether or not to accept such Extension Offer.
(b)    With respect to all Extensions accepted by the relevant Lenders and consummated by the Borrower pursuant to this Section 2.25, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Sections 2.10 and 2.11 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and which may be waived by the Borrower) of Term Loans or Revolving A-1 Commitments (as applicable) of any or all applicable Classes be tendered. The Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.25 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.10, 2.11 and 2.17) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.25.
(c)    The Lenders hereby irrevocably authorize the Administrative Agent and Collateral Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new Classes or sub-Classes in respect of Revolving A-1 Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes or sub-Classes, in each case on terms consistent with this Section 2.25. Notwithstanding the foregoing, each of the Administrative Agent and the Collateral Agent shall have the right (but not the obligation) to seek the advice or concurrence of the Required Lenders with respect to any matter contemplated by this Section 2.25(c) and, if either the Administrative Agent or the Collateral Agent seeks such advice or concurrence, it shall be permitted to enter into such amendments with the Borrower in accordance with any instructions actually received by such Required Lenders and shall also be entitled to refrain from entering into such amendments with the Borrower unless and until it shall have received such advice or concurrence; provided, however, that whether or not there has been a request by the Administrative Agent or the Collateral Agent for any such advice or concurrence, all such amendments entered into with the Borrower by the Administrative Agent or the Collateral Agent hereunder shall be binding and conclusive on the Lenders.
(d)    In connection with any Extension, the Borrower shall provide the Administrative Agent at least ten (10) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.25.

(e)    Notwithstanding the foregoing provisions of this Section 2.25 and, for the avoidance of doubt, no Lender shall have such Lender’s Commitment or Loans extended without the written consent of such Lender.
2.26    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender hereunder, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.8(a);
(b)    the Commitments and the Total Revolving Extensions of Credit of such Defaulting Lender shall not be included in determining whether all Lenders, the Required Lenders, or the Majority Facility Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.1); provided that any waiver, amendment or modification of a type described in clause (i)or (ii) of Section 11.1 that would apply to the Commitments or Obligations owing to such Defaulting Lender shall require the consent of such Defaulting Lender with respect to the effectiveness of such waiver, amendment or modification with respect to the Commitments or Obligations owing to such Defaulting Lender;
(c)    if any Swingline Loan or Letter of Credit is outstanding at the time such Lender becomes a Defaulting Lender then:
(i)    unless a Default shall have occurred and be continuing, all or any part of the Swingline Participation Amount and LC Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Alternative Currency Revolving Percentages but only to the extent the sum of all non-Defaulting Lenders’ Alternative Currency Revolving Extensions of Credit plus such Defaulting Lender’s Swingline Participation Amount and LC Obligations do not exceed the total of all non-Defaulting Lenders’ Alternative Currency Revolving A-1 Commitments;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Participation Amount and (y) second, cash collateralize for the benefit of the Issuing Lender only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 3.10 for so long as such LC Obligations are outstanding;
(iii)    if the Borrower cash collateralizes any portion of such Defaulting Lender’s Alternative Currency Revolving Percentage of the LC Obligations pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.8(c) with respect to such Defaulting Lender’s Alternative Currency Revolving Percentage of the LC Obligations during the period such Defaulting Lender’s LC Obligations are cash collateralized;

(iv)    if the LC Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.8(a) and Section 2.8(c) shall be adjusted in accordance with such non-Defaulting Lenders’ Alternative Currency Revolving Percentages; and
(v)    if all or any portion of such Defaulting Lender’s LC Obligations is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all letter of credit fees payable under Section 2.8(c) with respect to such Defaulting Lender’s LC Obligations shall be payable to the Issuing Lender until and to the extent that such LC Obligations are reallocated and/or cash collateralized; and
(d)    so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Obligations will be 100% covered by the Alternative Currency Revolving A-1 Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.26(c), and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Alternative Currency Revolving A-1 Lenders in a manner consistent with Section 2.26(c)(i) (and such Defaulting Lender shall not participate therein).
If (i) a Bankruptcy Event with respect to a Parent of any Lender shall occur following the Closing Date and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Lender, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender or the Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.
In the event that the Administrative Agent, the Borrower, the Swingline Lender and the Issuing Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Participation Amount and LC Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Alternative Currency Revolving A-1 Commitment and on such date such Lender shall purchase at par such of the Revolving A-1 Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Revolving Percentage.
2.27    Refinancing Amendments.
(a)    At any time after the Closing Date, the Borrower may obtain from any existing Lender or any other Person reasonably satisfactory to the Borrower and, in the case of any Other Revolving Commitments, the Administrative Agent, the Swingline Lender and the Issuing Lender (any such existing Lender or other Person being called an “Additional Refinancing Lender”) Credit Agreement Refinancing Debt in respect of (a) all or any portion of the Term Loans then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans) or (b) all or any portion of the Revolving A-1 Commitments (including the corresponding portion of the Revolving A-1 Loans) under this Agreement (which for purposes of this clause (b) will be deemed to include any then outstanding Other Revolving Commitments (including the corresponding portion of the Other Revolving Loans)), in the form of (x) Other Term Loans or Other Term Loan Commitments in the case of clause (a) or (y) Other Revolving Loans or Other Revolving Commitments in the case of clauses (a) and (b), in each case pursuant to a Refinancing Amendment; provided that such Credit Agreement Refinancing Debt (i) will rank pari passu or junior in right of payment and of security with the other Loans and Commitments hereunder, (ii) have such pricing, interest, fees, premiums and optional prepayment terms as may be agreed by the Borrower and the Additional Refinancing Lenders thereof, (iii) not be secured by any assets that do not constitute Collateral and (iv) except as permitted in clause (ii), will otherwise be treated hereunder no more materially favorably taken as a whole, including with respect to covenants and events of default, in the good faith determination of the Borrower than the Refinanced Debt; provided, further, that the terms and conditions applicable to such Credit Agreement Refinancing Debt may provide for additional or different financial or other covenants or other provisions that are agreed by the Borrower and the applicable Additional Refinancing Lenders to the extent applicable only after the Latest Maturity Date as determined on the date such Credit Agreement Refinancing Debt is incurred or obtained.
(b)    The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 5.2 and, to the extent reasonably requested by the Administrative Agent, to receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Debt is provided with the benefit of the applicable Loan Documents.
(c)    Each issuance of Credit Agreement Refinancing Debt under Section 2.27(a) shall be in an aggregate principal amount that is (x) not less than $25,000,000 and (y) an integral multiple of $1,000,000 in excess thereof.
(d)    Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Debt incurred pursuant thereto and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.27, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.
SECTION 3
LETTERS OF CREDIT
3.1    LC Commitment.
(a)    Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Applicable Participants set forth in Section 3.4, agrees to issue letters of credit (x) denominated in Dollars, in the case of Dollar Letters of Credit or (y) denominated in Dollars or in any other Alternative Currency, in the case of Alternative Currency Letters of Credit (collectively, “Letters of Credit”), in each case for the account of the Borrower or a Restricted Subsidiary on any Business Day

during the Revolving A-1 Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the LC Obligations would exceed the LC Commitment or (ii) the aggregate amount of the Available Revolving A-1 Commitments would be less than zero. Each Letter of Credit shall expire no later than the first anniversary of its date of issuance or last renewal (unless otherwise agreed by the relevant Issuing Lender) and no Letter of Credit shall expire following the date that is five Business Days prior to the Revolving A-1 Termination Date (or with respect to any Letters of Credit outstanding with respect to an Extended Revolving Commitment, the Maturity Date applicable thereto) (the “Letter of Credit Facility Expiration Date”), unless the relevant Issuing Lender has approved a later expiry date (which approval may be subject to such Letter of Credit being cash collateralized or otherwise backstopped pursuant to arrangements acceptable to such Issuing Lender) (it being understood that the participations of the Applicable Participants in any undrawn Letter of Credit shall in any event terminate on the Letter of Credit Facility Expiration Date).
(b)    The Issuing Lender shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Lender or any Applicable Participant to exceed any limits imposed by, any applicable Requirement of Law. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(c)    All Existing Letters of Credit shall be deemed to be issued hereunder and shall constitute Letters of Credit subject to the terms hereof.
(d)    Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Borrower shall be obligated to reimburse the Issuing Lender hereunder for any and all drawings under such Letter of Credit.
3.2    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice pursuant to an LC Request requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 3.1(a)), the amount of such Letter of Credit, whether such Letter of Credit is to be a Dollar Letter of Credit or an Alternative Currency Letter of Credit, the currency in which such Letter of Credit is to be denominated (which, in the case of a Dollar Letter of Credit, shall be in Dollars, and, in the case of an Alternative Currency Letter of Credit, shall be in Dollars or any other Alternative Currency), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Lender, the Borrower also shall submit an Application on the Issuing Lender’s standard form in connection with any request for a Letter of Credit. A Dollar Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Obligations shall not exceed the LC Commitment, (ii) the Available Dollar Revolving A-1 Commitments would not be less than zero and (iii) the Dollar LC Obligations with respect to any Issuing Lender would not exceed the applicable Specified Dollar LC

Sublimit of such Issuing Lender then in effect. An Alternative Currency Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Obligations shall not exceed the LC Commitment,(ii) the Available Alternative Currency Revolving A-1 Commitments would not be less than zero and (iii) the Alternative Currency LC Obligations with respect to any Issuing Lender would not exceed the applicable Specified Alternative Currency LC Sublimit of such Issuing Lender then in effect Upon request of an Issuing Lender, the Administrative Agent will provide written confirmation to such Issuing Lender of (i) the amount available under the Alternative Currency LC Commitment or Dollar LC Commitment, as applicable, as of such date and (ii) the aggregate Total Alternative Currency Revolving Extensions of Credit or Total Dollar Revolving Extensions of Credit, as applicable, then outstanding.
3.3    Fees and Other Charges. The Borrower shall pay the fees specified in Section 2.8.
3.4    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders, the Issuing Lender hereby grants to each Applicable Participant, and each Applicable Participant hereby acquires from the Issuing Lender, a participation in such Letter of Credit equal to such Lender’s Alternative Currency Revolving Percentage or Dollar Revolving Percentage, as applicable, of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, (x) each Alternative Currency Revolving A-1 Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Lender, such Lender’s Alternative Currency Revolving Percentage of (i) each LC Disbursement in respect of any Alternative Currency Letter of Credit made by the Issuing Lender in Dollars and (ii) the Dollar Equivalent, using the Spot Rate on the date such payment is required, of each LC Disbursement in respect of any Alternative Currency Letter of Credit made by the Issuing Lender in an Alternative Currency other than Dollars and, in each case, not reimbursed by the Borrower on the date due as provided in Section 3.5, or of any reimbursement payment required to be refunded to the Borrower for any reason and (y) each Dollar Revolving A-1 Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Lender, such Lender’s Dollar Revolving Percentage of each LC Disbursement in respect of any Dollar Letter of Credit made by the Issuing Lender in Dollars and not reimbursed by the Borrower on the date due as provided in Section 3.5, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Applicable Participant acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving A-1 Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
3.5    Reimbursement. If the Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to the Dollar Equivalent (for Letters of Credit denominated in Alternative Currencies, calculated using the Spot Rate when such payment is due), of such LC Disbursement, in Dollars, or at the option of the Borrower with respect to any Alternative Currency Letter of Credit, in the applicable Alternative Currency other than Dollars to the extent such LC Disbursement is made in such Alternative Currency, in each case, not later than 1:00 P.M., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 12:00 noon, New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 1:00 P.M., New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 12:00 noon, New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.5 or 2.6 that such payment be financed with a Revolving A-1 Loan of the same Class denominated in Dollars that is an ABR Loan or Swingline Loan in an amount equal to the Dollar Equivalent of such LC Disbursement and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving A-1 Loan denominated in Dollars that is an ABR Loan or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Applicable Participant of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Alternative Currency Revolving Percentage or Dollar Revolving Percentage, as applicable, thereof. Promptly following receipt of such notice, each Applicable Participant shall pay to the Administrative Agent its Alternative Currency Revolving Percentage or Dollar Revolving Percentage, as applicable, of the Dollar Equivalent of the payment then due from the Borrower, in the same manner as provided in Section 2.5 (without regard to minimum amounts) and Section 2.17(e) with respect to Loans made by such Applicable Participant (and such Sections shall apply, mutatis mutandis, to the payment obligations of the Applicable Participants), and the Administrative Agent shall promptly pay to the Issuing Lender the amounts so received by it from the Applicable Participants. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that Applicable Participants have made payments pursuant to this paragraph to reimburse the Issuing Lender, then to such Applicable Participants and the Issuing Lender as their interests may appear. Any payment made by an Applicable Participant pursuant to this paragraph to reimburse the Issuing Lender for any LC Disbursement (other than the funding of ABR Revolving A-1 Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
3.6    Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 3.5 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; provided that the foregoing shall not be construed to excuse the Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Lender (as finally determined by a court of competent jurisdiction), the Issuing Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
3.7    Disbursement Procedures. The Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Lender shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Lender and the Applicable Participants with respect to any such LC Disbursement.
3.8    Interim Interest. If the Issuing Lender shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Alternative Currency Revolving Loans denominated in the applicable Alternative Currency which are ABR Loans or Dollar Revolving Loans which are ABR Loans, as applicable; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to Section 3.5, then Section 2.14(e) shall apply. Interest accrued pursuant to this Section shall be for the account of the Issuing Lender, except that interest accrued on and after the date of payment by any Applicable Participant pursuant to Section 3.5 to reimburse the Issuing Lender shall be for the account of such Applicable Participant to the extent of such payment.
3.9    Replacement of the Issuing Lender. The Issuing Lender may be replaced at any time with another party eligible to become the Issuing Lender as provided herein, by written notice given by the Borrower (with the approval of the successor Issuing Lender and the Administrative Agent) to the replaced Issuing Lender; provided that prior to such replacement all Letters of Credit issued by the replaced Issuing Lender are terminated or cash collateralized on terms satisfactory to the replaced Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 3.3). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

3.10    Cash Collateralization. (i) If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Obligations representing greater than 50% of the total LC Obligations) demanding the deposit of cash collateral pursuant to this Section, or (ii) if required by Section 2.26(d), on the Business Day the Borrower receives the notice contemplated by Section 2.26(c)(ii), the Borrower shall deposit in an account with the Collateral Agent, in the name of the Collateral Agent and for the benefit of the Secured Parties, an amount in cash equal to 103 % of the Dollar Equivalent of the LC Obligations as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 8.1(g). Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Collateral Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Collateral Agent to reimburse the Issuing Lender for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Obligations at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Obligations representing greater than 50% of the total LC Obligations), be applied to satisfy other obligations of the Borrower under this Agreement, and any surplus remaining shall be returned to the Borrower after all Events of Default triggering such deposit cease to exist. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.
3.11    Provisions Related to Extended Revolving Commitments. If the Maturity Date in respect of any Class of Alternative Currency Revolving A-1 Commitments occurs prior to the expiration of any Alternative Currency Letter of Credit or any Class of Dollar Revolving A-1 Commitments occurs prior to the expiration of any Dollar Letter of Credit, then (i) if one or more other Classes of Revolving A-1 Commitments in respect of which the Maturity Date shall not have occurred are then in effect, such Letter of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving A-1 Lenders to purchase participations therein and to make Revolving A-1 Loans and payments in respect thereof pursuant to Section 3.5) under (and ratably participated in by Lenders pursuant to) the Revolving A-1 Commitments in respect of such non-terminating Classes up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving A-1 Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated and no Letter of Credit denominated in an Alternative Currency may be reallocated to Revolving A-1 Commitments that do not permit borrowings in such currency) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall cash collateralize any such Letter of Credit in accordance with Section 3.10. Except to the extent of reallocations of participations pursuant to clause (i) of the immediately preceding sentence, the occurrence of a Maturity Date with respect to a given Class of Revolving A-1 Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Applicable Participants in any Letter of Credit issued before such Maturity Date.
SECTION 4
REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Lender and each of the Lenders that:
4.1    Organization; Power. Each Loan Party (i) (x) is duly organized and validly existing and (y) in good standing (if such concept is applicable) under the laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing as a foreign business enterprise (if such concept is applicable) in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and (iii) has all requisite power and authority (including, without limitation, all material Governmental Authorizations) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except in the case of the foregoing clauses (i)(y), (ii) and (iii), where the failure to be so qualified or licensed would not, individually or in the aggregate, result in a Material Adverse Effect.
4.2    Capital Stock; Subsidiaries. As of the Third Amendment Effective Date, the Loan Parties do not have any direct or indirect Subsidiaries that are not Excluded Subsidiaries other than those specifically disclosed on Schedule 4.2 (it being understood Schedule 4.2 may also set forth Subsidiaries that are Excluded Subsidiaries). All of the outstanding Capital Stock of each such Subsidiary (A) (in the case of Subsidiaries that are corporations) has been validly issued, is fully paid and non-assessable and (B) to the extent owned by the Borrower or any other Loan Party, is free and clear of all Liens, except those created under the Security Documents or Liens permitted pursuant to Section 7.1.
4.3    Authorization; No Conflicts. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or is to be a party, and the consummation of the Transactions, are within such Loan Party’s corporate, partnership or limited liability company powers, as applicable, have been duly authorized by all necessary corporate, partnership or limited liability company action, as applicable, do not (i) contravene such Loan Party’s Constitutive Documents, (ii) violate any Requirements of Law, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party or any of its properties that would reasonably be likely to have a Material Adverse Effect or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party. No Loan Party is in violation of any such Requirements of Law, the violation of which would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.
4.4    No Approvals. No Governmental Authorization, and no other authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Loan Document to which it is or is to be a party, or for the consummation of the Transactions, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Security Documents, (iii) the perfection or maintenance of the Liens created under the Security Documents on such of the Collateral located in the United States in which a Lien may be perfected by the filing of financing statements, the recordation of security agreements with the U.S. Patent and Trademark Office or the U.S. Copyright Office or the delivery of Collateral (including the first priority nature thereof) or (iv) the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Security Documents, except for (A) the authorizations, approvals, filings and actions described on Schedule 4.4 hereto, all of which either (i) have been duly obtained and are in full force and effect or will be obtained and in full force and effect prior to the Third Amendment Effective Date or (ii) the failure to obtain could not reasonably be expected to result in a Material Adverse Effect, (B) filings, notices, recordings and other similar actions necessary for the creation or perfection of the Liens and security interests contemplated by the Loan Documents and (C) the actions required by laws generally with respect to the exercise by secured creditors of their rights and remedies.
4.5     Enforceability. This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party thereto. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
4.6    Litigation. There is no action, suit, investigation, litigation or proceeding affecting any Restricted Company, including any Environmental Action, pending or, to the knowledge of the Loan Parties, threatened by on behalf of or before any Governmental Authority or arbitrator (i) that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (ii) that challenges or that may affect the legality, validity or enforceability of any Loan Document or the consummation of the Transactions, except, in the case of both clauses (i) and (ii), actions, suits, investigations, litigation or proceedings disclosed prior to the Third Amendment Effective Date in the Borrower’s filings made with the SEC.
4.7    Financial Statements; Projections.
(a)    Borrower has heretofore delivered to the Lenders the Consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Borrower as of and for the Fiscal Year ended December 31, 2022, audited by and accompanied by the unqualified opinion of KPMG LLP, independent public accountants. Such financial statements and all financial statements delivered pursuant to Sections 6.1(b) and (c) have been prepared in accordance with GAAP and present fairly in all material respects the financial condition and results of operations and cash flows of Borrower as of the dates and for the periods to which they relate except, in the case of interim financial statements, for the absence of footnotes and the same being subject to year-end audit adjustments.
(b)    Since December 31, 2022, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect (excluding the Borrower’s entering into the Loan Documents).
(c)    The forecasts of financial performance of Borrower and its Subsidiaries furnished to the Lenders have been prepared in good faith by Borrower and based on assumptions believed by Borrower to reasonable.
4.8    Properties. Except to the extent the same would not be expected, individually or in the aggregate, to have a Material Adverse Effect, each Loan Party has good title to, or valid leasehold interests in, all its property material to its business, free and clear of all Liens except for Liens permitted pursuant to Section 7.1 and minor irregularities or deficiencies in title that, individually and in the aggregate, do not interfere with its ability to conduct its business as currently conducted or to utilize such property for its intended purpose.
4.9    Intellectual Property. Except to the extent the same would not be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) each Loan Party owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted, (ii) to the knowledge of such Loan Party, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Loan Party know of any valid basis for any such claim and (iii) to the knowledge of such Loan Party, the use of such Intellectual Property by each Loan Party does not infringe the rights of any Person.
4.10    No Material Misstatements. No written information, exhibit or report furnished by any Loan Party to any Agent or any Lender in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents taken as a whole in combination with the Borrower’s most recent Form 10-K, and each Form 10-Q and Form 8-K subsequent to such Form 10-K, in each case, filed or furnished with the SEC, contained, as of the date such information exhibit or report was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading, except that with respect to any projections or forecasts contained in such materials, the Loan Parties represent only that the same were prepared in good faith on the basis of assumptions believed to be reasonable, at the time made and at the time furnished, it being recognized by the Lenders that such projections and forecasts as they relate to future events are not to be viewed as fact and that actual results during the period or periods covered by such projections and forecasts may differ from such projections and forecasts.
4.11    Margin Stock. No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, except for purchases of the Borrower’s Capital Stock permitted by Section 7.7.
4.12    Investment Company Act. No Restricted Company is an “investment company,” or is required to be registered as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.
4.13    Solvency. As of the Closing Date, and after giving effect to the incurrence of all indebtedness and obligations being incurred on the Closing Date in connection herewith, each Loan Party is, individually and together with its Subsidiaries, Solvent.
4.14    Employee Benefit Plans.
(i)    No ERISA Event has occurred or is reasonably expected to occur that would have or would reasonably be expected to have a Material Adverse Effect.
(ii)    Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lenders, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.
(iii)    [Reserved].
(iv)    Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is insolvent or has been terminated, within the meaning of Title IV of ERISA or is in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA.
(v)    Each Loan Party is in compliance with the presently applicable provisions of ERISA and the Code with respect to each Plan except as would not reasonably be expected to have a Material Adverse Effect.
(vi)    The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Accounting Standards Codification No. 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that could reasonably be expected to have a Material Adverse Effect.
(vii)    [Reserved].
(viii)    Except to the extent the same would not be expected, individually or in the aggregate, to have a Material Adverse Effect, (a) each Loan Party is in compliance with the provisions of applicable law with respect to each Foreign Plan maintained or contributed to with respect to employees (or former employees) employed outside the United States or in Puerto Rico and (b) no Loan Party has incurred, or reasonably expects to incur, any obligation in connection with the termination of, or withdrawal from, any Foreign Plan maintained or contributed to with respect to employees (or former employees) employed outside the United States or in Puerto Rico.
4.15    Environmental Laws.
(i)    The operations and properties of each Loan Party comply with all applicable Environmental Laws and Environmental Permits, except where any such failure to comply would not be reasonably expected to have a Material Adverse Effect; any past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, except where any such failure to comply would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; no Environmental Action is pending or, to the Loan Parties’ knowledge threatened, against any Loan Party; and no circumstances exist that, in each case, could be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of properties currently owned or operated by any of them that could, individually or in the aggregate, have a Material Adverse Effect or (B) cause any such property owned by any Loan Party to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could, individually or in the aggregate, have a Material Adverse Effect.
(ii)    To Borrower’s knowledge, none of the properties currently or formerly owned or operated by any Loan Party is listed or formally proposed for listing on the NPL or any analogous foreign, state or local list; and except to the extent that any of the following would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) there are no and, to the Loan

Parties’ knowledge, never have been any underground or aboveground storage tanks or related piping or any surface impoundments, land disposal areas, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or, to their knowledge, on any property formerly owned or operated by any Loan Party, (B) there is no asbestos or asbestos-containing material on or at any facility or property currently owned or operated by any Loan Party, and (C) there has been no Release of Hazardous Materials on, at, under or from any property currently or, to Borrower’s knowledge formerly owned or operated by any Loan Party.
(iii)    (A) No Loan Party is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or remedial or response action relating to any actual or threatened Release of Hazardous Materials at any location; and (B) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party have been disposed of in a manner that could not reasonably be expected to result in liability to any Loan Party that, in the case of clauses (A) and (B), either individually or in the aggregate, would have a Material Adverse Effect.
4.16    Taxes. Each Loan Party has duly filed, has caused to be duly filed or has been included in all material tax returns (federal, state, local and foreign) required to be filed and has paid all material Taxes whether or not shown to be due on a tax return, together with applicable interest and penalties. Each Loan Party has made adequate provision in accordance with GAAP for all Taxes not yet due and payable, except as could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. Each Loan Party is unaware of any proposed or pending tax assessments, deficiencies or audits that could be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect. No Loan Party has ever been a party to any understanding or arrangement constituting a “tax shelter” within the meaning of Section 6662(d)(2)(C)(iii) of the Code or within the meaning of Section 6111(c) or Section 6111(d) of the Code as in effect immediately prior to the enactment of the American Jobs Creation Act of 2004, or has ever “participated” in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4, except as could not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect.
4.17    Government Reimbursement Programs; Medicare/Medicaid/Tricare.
(a)    The dialysis facilities operated by each Restricted Company (the “Dialysis Facilities”) (i) are qualified for participation in the Medicare programs and the Medicaid programs and Tricare programs in which they participate (together with their respective intermediaries or carriers, the “Government Reimbursement Programs”), (ii) are entitled to reimbursement under Government Reimbursement Programs for services rendered to qualified beneficiaries of Government Reimbursement Programs in which the Borrower and its Restricted Subsidiaries participate, and (iii) comply in all respects with the conditions of participation in all Government Reimbursement Programs in which they participate, except, in each case of clauses (i), (ii) and (iii), to the extent any such failure would not reasonably be expected to have a Material Adverse Effect, and except for the fact that Dialysis Facilities (i) newly developed by the Restricted Companies may from time to time be awaiting an initial Medicare certification and/or initial Medicare or Medicaid provider number in accordance with normal business practice because of standard waiting times between the proper timely filing of the relevant documents therefor and the receipt of such certification and/or provider number and (ii) acquired by Restricted Companies may from time to time be awaiting a Medicare certification and/or Medicare or Medicaid provider number issued in the name of such Restricted Company in accordance with normal business practice because of standard waiting times between the proper timely filing of the relevant documents therefor and the receipt of such provider number. There is no pending or, to the Loan Parties’ knowledge, threatened proceeding or investigation by any of the Government Reimbursement Programs with respect to (i) any Restricted Company’s qualification or right to participate in any Government Reimbursement Program in which it participates or has participated, (ii) the compliance or non-compliance by any Restricted Company with the terms or provisions of any Government Reimbursement Program in which it participates or has participated, or (iii) the right of any Restricted Company to receive or retain amounts received or due or to become due from any Government Reimbursement Program in which it participates or has participated, in each case of clauses (i), (ii) and (iii), which proceeding or investigation, together with all other such proceedings and investigations, would reasonably be expected to have a Material Adverse Effect, except actions, suits, investigations, litigation or proceedings as disclosed prior to the Third Amendment Effective Date in the Borrower’s filings made with the SEC.
(b)    No Restricted Company nor any of their respective officers, directors, managers or partners on behalf of any Restricted Company has (A) committed any act that would cause any of them to incur a civil monetary penalty under or violated 42 U.S.C. § 1320a-7a or § 1320a-7b or knowingly or willfully violated any of the other federal statutes applicable to Government Reimbursement Programs or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully soliciting, receiving, offering or paying any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (a) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or other applicable government payers, or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service or item for which payment may be made in whole or in part by Medicare, Medicaid or other applicable government payers, (B) knowingly and willfully presented or caused to be presented a claim for a medical or other item or service that was not provided as claimed, or was for a medical or other item or service and the Person knew or should have known the claim was false or fraudulent or (C) in violation of 42 U.S.C. § 1395nn, presented or caused to be presented a claim to any individual, third party payor or other entity for a designated health service furnished pursuant to a referral by a physician if the physician (or an immediate family member) had a financial relationship with the Borrower or any of its Restricted Subsidiaries for which there was no permissible exception, except in the case of each of clauses (A), (B) and (C) as would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Except as would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, neither the Borrower nor any of its Restricted Subsidiaries, nor any of their respective officers, directors, managers or partners, on behalf of the Borrower or any of its Restricted Subsidiaries, has violated the federal false claims act, 31 U.S.C. §3729, including, but not limited to, by (i) knowingly and willfully presenting or causing to be presented to a government official a false claim for payment or approval, (ii) knowingly and willfully making, using or causing to be made or used, a false record or statement to get a false or fraudulent claim paid or approved by the government or (iii) conspiring to defraud the government by knowingly and willfully getting a false or fraudulent claim paid. With respect to this Section, knowledge of an individual director, officer, manager or partner of a Restricted Company or any of any of the events described in this Section shall not be imputed to a Restricted Company unless such knowledge was obtained or learned by the director, officer, manager or partner in his or her official capacity as a director, officer, manager or partner of a Restricted Company. Except as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, the Borrower and each of its Restricted Subsidiaries is in compliance with the privacy and security rules promulgated under the Health Insurance Portability and Accountability Act of 1996 found at 45 C.F.R. parts 160-164 (collectively, “HIPAA”) and the amendments to HIPAA made under the Health Information Technology for Economic and Clinical Health Act amendments to the American Recovery and Reinvestment Act of 2009. Except as would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, to the knowledge of the Borrower, neither the Borrower nor any of its Restricted Subsidiaries has violated 18 U.S.C. § 1347 including, but not limited to, knowingly and willfully executing or attempting to execute a scheme or artifice by means of false or fraudulent pretenses (i) to defraud any health care benefit program, or (ii) to obtain any money or property owned by, or under the custody or control of, any health benefit program.
4.18    Agreements. No Loan Party is a party to any agreement or instrument or subject to any corporate or other constitutional restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect. No Loan Party is in default in any manner under any provision of any agreement or instrument to which it is a party or by which it or any of its property is or may be bound, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default, in each case where such default could reasonably be expected to result in a Material Adverse Effect.
4.19    Use of Proceeds. Borrower will use the proceeds of (a) the Tranche A-1 Term Loans and Revolving A-1 Loans on the Third Amendment Effective Date, together with cash on hand, to repay in full all Existing Tranche A Term Loans and Existing Revolving Loans (as each such term is defined in the Third Amendment) then outstanding ~~and~~, (b) the Revolving A-1 Loans and Swingline Loans on and after the Third Amendment Effective Date for working capital and general corporate purposes (including, without limitation, stock repurchases, acquisitions and investments) and (c) the Incremental Extended Tranche B-1 Term Loans on the Fourth Amendment Effective Date to refinance a portion of the Non-Extended Tranche B-1 Term Loans, pay accrued interest on the Tranche B-1 Term Loans outstanding immediately prior to the Fourth Amendment Effective Date and pay fees and expenses incurred in connection with the foregoing.
4.20    Labor Matters. There are no collective bargaining agreements or Multiemployer Plans covering the employees of any Restricted Company as of the Closing Date, and no Restricted Company has suffered any strikes, lockouts or slowdowns within the last five years that would reasonably be expected to have a Material Adverse Effect.
4.21    [Reserved].
4.22    Security Documents. The Security Documents are effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein except as such enforceability may be limited by a Bankruptcy Event and by general principles of equity, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable Requirements of Laws (which filings or recordings shall be made to the extent required by any Security Document) and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Security Document), the Liens created by such Security Documents will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral (other than such Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction or by filing with the United States Copyright Office), in each case subject to no Liens other than Liens permitted pursuant to Section 7.1.
4.23    Anti-Terrorism and Sanctions.
(a)    No Loan Party and, to the knowledge of the Loan Parties, none of its Affiliates is in violation of any Requirement of Law (i) relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “Patriot Act”), or (ii) relating to corruption or bribery (“Anti-Corruption Laws”), including the United States Foreign Corrupt Practices Act of 1977, as amended.
(b)    No Loan Party and, to the knowledge of the Loan Parties, none of their subsidiaries, directors, officers, employees, agents, representatives or Affiliates is any of the following:
(i)    a Person owned or Controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
(ii)    a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;
(iii)    a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or
(iv)    a Sanctioned Person.
(c)    No Loan Party, unless authorized by law, knowingly (i) conducts any business with, or engages in making or receiving any contribution of funds, goods or services to or for the benefit of, any Person described in paragraph (b) above in violation of any Anti-Terrorism Law or Sanctions, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
(d)    No part of the proceeds of the Loans will be used, lent, contributed or otherwise made available, directly or indirectly, by any Loan Party or any of its Subsidiaries (i) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of Anti-Corruption Laws, (ii) for the purpose of financing the activities of any Sanctioned Person, or in any Sanctioned Country, in each case in violation of any Anti-Terrorism Law or Sanctions, or (iii) in any other manner that will result in a violation by any Person participating in the transaction (whether as arranger, lender, investor or otherwise) of applicable Sanctions.

4.24    Beneficial Ownership Certification. As of the Third Amendment Effective Date, the information included in the Beneficial Ownership Certification provided to any Lender on or prior to the Third Amendment Effective Date is true and correct in all respects.
SECTION 5
CONDITIONS PRECEDENT
5.1    Conditions to Initial Credit Extension. The obligation of each Lender and, if applicable, the Issuing Lender to fund the initial Credit Extension requested to be made by it shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1 unless otherwise waived.
(a)    Loan Documents. There shall have been delivered to the Administrative Agent an executed counterpart of each of the Loan Documents.
(b)    Corporate Documents. The Administrative Agent shall have received:
(i)    a certificate of the secretary or assistant secretary of each Loan Party dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of each Constitutive Document of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (i)); and
(ii)    a certificate as to the good standing of each Loan Party (in so-called “long-form” if available) as of a recent date, from such Secretary of State (or other applicable Governmental Authority).
(c)    Officers’ Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by two Responsible Officers of the Borrower, confirming compliance with the conditions precedent set forth in Sections 5.2(b) and (c).
(d)    Financings and Other Transactions, Etc.
(i)    The Refinancing shall have been consummated or shall be consummated on the Closing Date, in each case in accordance with the terms hereof and the terms of the Transaction Documents, without the waiver or amendment of any such terms not approved by the Administrative Agent.
(ii)    All Liens in favor of the existing lenders under the Existing Credit Agreement shall simultaneously with the consummation of the Refinancing be unconditionally released; and the Administrative Agent shall have received from any Person holding any Lien securing any such debt, such UCC termination statements, mortgage releases, releases of assignments of leases and rents, releases of security interests in Intellectual Property and other instruments, in each case in proper form for recording, as the Administrative Agent shall have reasonably requested to release and terminate of record the Liens securing such debt.
(e)    Opinions of Counsel. The Administrative Agent shall have received, on behalf of itself, the other Agents, the Lenders and the Issuing Lender, a favorable written opinion of (i) Sidley Austin, LLP, special counsel for the Loan Parties, (ii) Kathleen Waters, Chief Legal Officer of the Borrower, (iii) Bass, Berry & Sims PLC, special Tennessee counsel for the Loan Parties, (iv) Cole, Scot & Kissane, P.A., special Florida counsel for the Loan Parties, (v) Bailey Kennedy, LLP, special Nevada counsel for the Loan Parties and (vi) Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., special Massachusetts counsel for the Loan Parties, in each case (A) dated the Closing Date, (B) addressed to the Agents, the Issuing Lender and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent.
(f)    Solvency Certificate. The Administrative Agent shall have received a solvency certificate in the form of Exhibit C, dated the Closing Date and signed by the chief financial officer of the Borrower.
(g)    Fees. The arrangers, Administrative Agent and the Lenders shall have received all reasonable fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including the invoiced legal fees and expenses of Cahill Gordon & Reindel LLP, special counsel to the Agents) required to be reimbursed or paid by the Borrower on or prior to the Closing Date hereunder or under any other Loan Document.
(h)    Personal Property Requirements. The Collateral Agent shall have received:
(i)    all certificates, agreements or instruments necessary to perfect the Collateral Agent’s security interest, for the benefit of the Secured Parties, in all Pledged Collateral (as defined in the Security Agreement), in each case, with the exception of those items permitted to be delivered after the Closing Date pursuant to the terms of the Security Agreement;
(ii)    UCC financing statements in appropriate form for filing under the UCC, filings or recordations with the United States Patent and Trademark Office and United States Copyright Office and such other documents under applicable Requirements of Law in each jurisdiction as may be necessary or appropriate or, in the opinion of the Collateral Agent, desirable to perfect the Liens created, or purported to be created, by the Security Documents and with respect to all UCC financing statements required to be filed pursuant to the Loan Documents;
(iii)    copies of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any property of any Loan Party is located and the state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business and such other searches that the Collateral Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Security Documents (other than Liens permitted pursuant to Section 7.1 or any other Liens acceptable to the Collateral Agent);

(iv)    evidence acceptable to the Collateral Agent of payment or arrangements for payment by the Loan Parties of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Security Documents; and
(v)    a Perfection Certificate, duly executed and delivered by the Loan Parties, along with all attachments contemplated thereby.
(i)    USA Patriot Act. The Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act, including, without limitation, the information described in Section 11.17.
(j)    Beneficial Ownership Regulation. At least three days prior to the Closing Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and the Administrative Agent has provided the Borrower the name of each requesting Lender and its electronic delivery requirements at least 10 Business Days prior to the Closing Date, the Administrative Agent and each such Lender requesting a Beneficial Ownership Certification (which request shall be made through the Administrative Agent) shall have received such Beneficial Ownership Certification.
(k)    Master Intercompany Note. The Borrower shall have delivered to the Collateral Agent the Intercompany Note executed by and among the Borrower and each of its Restricted Subsidiaries, accompanied by instruments of transfer undated and endorsed in blank.
(l)    [Reserved].
(m)    Insurance. The Administrative Agent shall receive a copy of, or a certificate as to coverage under (including endorsements thereto), the insurance policies required by Section 6.5 and the applicable provisions of the Security Documents, each of which shall name the Collateral Agent, on behalf of the Secured Parties, as additional insured or loss payee, as applicable, in form and substance satisfactory to the Administrative Agent.
5.2    Conditions to All Credit Extensions. The obligation of each Lender and each Issuing Lender to make any Credit Extension (including the initial Credit Extension) shall be subject to, and to the satisfaction of, each of the conditions precedent set forth below.
(a)    Notice. The Administrative Agent shall have received a notice as required by Section 2.2 or 2.5 if Loans are being requested or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Lender and the Administrative Agent shall have received an Application or notice as required by Section 3.2 or, in the case of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice as required by Section 2.7.
(b)    No Default. At the time of and immediately after giving effect to such Credit Extension and the application of the proceeds thereof, no Default shall have occurred and be continuing on such date.
(c)    Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in Section 4 or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date of such Credit

Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.
(d)    In the case of an Alternative Currency Revolving Loan, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent or the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) would make it impracticable for such extension of credit to be denominated in the relevant Alternative Currency.
Each notice of borrowing or an Application and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in Sections 5.2(b) and (c) have been satisfied.
SECTION 6
AFFIRMATIVE COVENANTS
Each Loan Party warrants, covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document and all other Obligations (excluding Contingent Obligations as to which no claim has been asserted) shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full or have been cash collateralized at 103% of the face amount thereof, unless the Required Lenders shall otherwise consent in writing, each Loan Party will, and will cause each of its Restricted Subsidiaries to:
6.1    Reporting Requirements. The Borrower will furnish to the Administrative Agent (for distribution to the Agents and Lenders):
(a)    Default Notice. Promptly after a Responsible Officer obtains actual knowledge of a Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a written notice setting forth details of such Default or other event, development or occurrence and the action that the Borrower has taken and proposes to take with respect thereto.
(b)    Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year (or such earlier date on which Borrower is required to file Form 10-K under the Exchange Act), a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion of KPMG LLP or other independent public accountants of recognized national standing, which opinion shall be prepared in accordance with Generally Accepted Auditing Standards and shall not be subject to a “going concern” modification (other than an emphasis of matter paragraph and except for any such modification pertaining to impending debt maturities of any Debt occurring within 12 months of such audit or any breach or anticipated breach of any financial covenant under this Agreement or a modification relating to change in accounting principles or practices reflecting a change in GAAP required or approved by such independent public accountants); (provided, that if the independent auditor provides an attestation and a report with respect to management’s report on internal control over financial reporting and its own evaluation of internal control over financial reporting, then such report may include a qualification or limitation due to the exclusion of any acquired business from such report to the extent such exclusion is permitted under rules or regulations promulgated by the SEC or the Public Company Accounting Oversight Board), together with, no later than five Business Days after the delivery of such annual audit report, a Compliance Certificate.
(c)    Quarterly Financials. As soon as available and in any event within 45 days (or such earlier date on which the Borrower is required to file form 10-Q under the Exchange Act) after the end of each of the first three Fiscal Quarters of each Fiscal Year, a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and a Consolidated statement of income for the period commencing at the end of the previous Fiscal Quarter and ending with the end of such Fiscal Quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by a Responsible Officer of the Borrower as having been prepared in accordance with generally accepted accounting principles (except that such financial statements may not contain all required notes and may be subject to year-end audit adjustments) and having been subject to a SAS 100 or equivalent review by KPMG LLP or other independent public accountants of recognized national standing, together with, no later than five Business Days after the delivery of such quarterly financial statements, a Compliance Certificate;
(d)    Unrestricted Subsidiaries. At the time of delivery of the financial statements provided for in Sections 6.1(b) and (c), if there are any Unrestricted Subsidiaries as of the last day of any Fiscal Quarter or Fiscal Year, the Borrower shall deliver related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from such consolidated financial statements.
(e)    Annual Forecasts. As soon as available and in any event no later than 90 days after the end of each Fiscal Year, a reasonably detailed forecast for such Fiscal Year, in form and substance reasonably satisfactory to the Administrative Agent.
(f)    Litigation. Promptly after a Responsible Officer obtains actual knowledge of the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings by on behalf of or before any Governmental Authority or arbitrator affecting any Restricted Company of the type described in Section 4.6.
(g)    [Reserved].
(h)    ERISA.
(i)    ERISA Events and ERISA Reports. (A) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

(ii)    Plan Terminations. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.
(iii)    Plan Annual Reports. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.
(iv)    Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the insolvency or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).
(i)    Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Restricted Company with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect.
(j)    [Reserved].
(k)    Regulatory Notice. Promptly provide notice that any Loan Party knows or has reason to know (A) that Dialysis Facilities have lost their qualification to participate in Government Reimbursement Programs as would have a Material Adverse Effect, (B) of an investigation described in Section 4.17(a) that would have a Material Adverse Effect or (C) of any violation described in Section 4.17(b) that would have a Material Adverse Effect.
(l)    FinCEN. Prompt notice of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.
(m)    Other Information. Such other information respecting the business, financial condition, operations or properties of any Restricted Company as any Agent or any Lender, through the Administrative Agent, may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.1(b) or (c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website or www.sec.gov, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) and (iii) the Lenders shall be deemed to have received such information on the date such information is posted on the applicable website pursuant to clause (i) or (ii) above. The Administrative Agent shall have no obligation to request the delivery of or maintain paper copies of the documents referred to above, and each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

6.2    Compliance with Laws, Etc. Comply, and cause each of its Restricted Subsidiaries to comply, with all applicable Requirements of Law, such compliance to include, without limitation, compliance with (x) ERISA, the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970 and all applicable laws and regulations under the federal Social Security Act and all other applicable federal and state healthcare laws and (y) the Patriot Act and all other laws and regulations relating to money laundering and terrorist activities, in each case of this Section 6.2 other than clause (y), except to the extent that non-compliance could not be reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.
6.3    Payment of Taxes, Etc. Pay and discharge, and cause each of its Restricted Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all Taxes imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Restricted Subsidiaries shall be required to pay or discharge any such Tax, assessment, charge or claim (A) the non-payment or non-discharge of which could not be reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect or (B) that is being contested in good faith and (in the case of clause (i)) by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors and subjects the property to a substantial risk of forfeiture.
6.4    Compliance with Environmental Laws. Except as could not reasonably be expected to result in a Material Adverse Effect, comply, and cause each of its Restricted Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Restricted Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties that are the legal responsibility of the Borrower or such Restricted Subsidiary; and conduct, and cause each of its Restricted Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action required under Environmental Laws to address the presence, or Release or threatened Release of Hazardous Materials at, on, under or from any of its properties, in accordance with the requirements of all applicable Environmental Laws; provided, however, that neither the Borrower nor any of its Restricted Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained in accordance with GAAP requirements with respect to such circumstances.
6.5    Insurance.
(a)    Generally. Keep its insurable property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including insurance with respect to properties material to the business of the Restricted Companies against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations, except, in the case of Foreign Subsidiaries, to the extent that the failure to maintain such insurance with respect to one or more Foreign Subsidiaries could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)    Requirements of Insurance. All such insurance shall name the Collateral Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or additional loss payee (in the case of property insurance), as applicable.
6.6    Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Restricted Subsidiaries to preserve and maintain, its existence, legal entity structure, legal name, corporate powers (or its equivalent) and material franchises except, in each case (other than with respect to the Borrower as to existence), to the extent that failure to do so could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or as otherwise permitted by Section 7.4.
6.7    Visitation Rights. At any reasonable time and from time to time, and, unless an Event of Default shall have occurred and be continuing, not more than two times during any calendar year and upon reasonable notice, permit any of the Agents or any of the Lenders, or any agents or representatives thereof (provided that only the Administrative Agent on behalf of the Agents and Lenders (or any Agent or Lender solely at such Agent’s or Lender’s expense if accompanying the Administrative Agent) may exercise rights under this Section 6.7), to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Restricted Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Restricted Subsidiaries with any of their officers or directors and with their independent certified public accountants (provided that representatives of the Borrower shall be entitled to notice of and to participate in any such discussion). Notwithstanding anything to the contrary in this Section 6.7, none of the Borrower or any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to any Agent or Lender (or their respective representatives or contractors) would be in breach of any confidentiality obligations, fiduciary duty or Law or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product; provided that in the event that the Borrower does not provide information in reliance on the exclusions in this sentence, it shall use its commercially reasonable efforts to communicate, to the extent permitted, the applicable information in a way that would not violate such restrictions. During the course of the above described visits, inspections and examinations and discussions, representatives of the Agents and the Lenders may encounter individually identifiable healthcare information as defined under the “Administrative Simplification” (including privacy and security) regulations promulgated pursuant to HIPAA or other confidential information relating to health care patients (collectively, the “Confidential Healthcare Information”). The Borrower or the Restricted Subsidiary maintaining such Confidential Healthcare Information shall, consistent with HIPAA’s “minimum necessary” provisions, permit such disclosures for their “healthcare operations” purposes. Unless otherwise required by the law, the Agents, the Lenders and their respective representatives shall not require or perform any act that would cause the Borrower or any of its Restricted Subsidiaries to violate any laws, regulations or ordinances intended to protect the privacy rights of healthcare patients, including, without limitation, HIPAA.
6.8    Keeping of Books. Keep, and cause each of its Restricted Subsidiaries to keep, proper books of record and account, in which full and correct entries in all material respects shall be made of all material financial transactions sufficient to permit the preparation of financial statements based thereon in accordance with GAAP.
6.9    Maintenance of Properties, Etc. (i) Maintain and preserve, and cause each of its Restricted Subsidiaries to maintain and preserve, absent events or circumstances leading to a Recovery Event, in all material respects, all of its properties that are material in the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (ii) maintain, renew and preserve, in all material respects, all of its Intellectual Property that are material in the conduct of its business.
6.10    Transactions with Affiliates. Conduct, and cause each of its Restricted Subsidiaries to conduct, all transactions (other than any transaction having a fair market value not in excess of $35,000,000 in a single transaction or series of related transactions) otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Restricted Subsidiary than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate (it being understood that the Transactions are deemed to be on such terms) except (a) transactions between or among the Borrower and the Restricted Subsidiaries, (b) any transaction permitted by Section 7.6(f) or Section 7.7, (c) notional pooling cash management arrangements in the ordinary course of business and tax sharing arrangements upon customary terms and (d) employment and severance arrangements in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements, and equity issuances, repurchases, redemptions, retirements or other acquisitions or retirements of Capital Stock by the Borrower or any of its Restricted Subsidiaries not prohibited under Section 7.5 or Section 7.7.
6.11    Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in Section 4.19.
6.12    Additional Collateral; Additional Guarantors.
(a)    Upon the formation (including without limitation, by Division) or acquisition of any new direct or indirect Domestic Subsidiary that is not an Excluded Subsidiary (or a direct or indirect Domestic Subsidiary ceasing to constitute an Excluded Subsidiary) after the Closing Date promptly, and in any event, within the later of (x) 45 days following the date of such Person becoming a Subsidiary (or ceasing to constitute an Excluded Subsidiary) or (y) 30 Business Days following the end of the Fiscal Quarter in which such Person becomes a Subsidiary that is not an Excluded Subsidiary (or ceases to constitute an Excluded Subsidiary) (or such later date as the Administrative Agent may agree, in its sole discretion) (A) to execute a Joinder Agreement or such comparable documentation to become a Guarantor and a joinder agreement to the applicable Security Agreement, substantially in the form annexed thereto and (B) to take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Security Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent.
(b)    Upon the formation (including without limitation, by Division) or acquisition of any new direct Subsidiary of a Loan Party after the Closing Date promptly, and in any event within the later of (x) 45 days following the date of such Person becoming a Subsidiary or (y) 30 Business Days following the end of the Fiscal Quarter in which such formation or acquisition occurs (or such later date as the Administrative Agent may agree, in its sole discretion), solely to the extent required by the Security Agreement, deliver to the Collateral Agent the certificates, if any, representing all of the Capital Stock of such Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Capital Stock, and all intercompany notes owing from such Subsidiary to any Loan Party that together with undated instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party; provided that (i) the foregoing requirements shall not apply to the Capital Stock of any Immaterial Subsidiary and (ii) the Capital Stock of Controlled Foreign Subsidiaries required to be delivered shall be limited to

(A) Voting Interests of any such Subsidiary representing 65% of the total voting power of all outstanding voting interests of such Subsidiary and (B) 100% of the Capital Stock not constituting Voting Interests of any such Subsidiary, except that any such Capital Stock constituting “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956-2(c)(2) shall be treated as Voting Interests for purposes of this Section 6.12(b).
6.13    Security Interests; Further Assurances.
(a)    Promptly, upon the reasonable request of the Administrative Agent, the Collateral Agent or any Lender, at the Borrower’s expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Administrative Agent or the Collateral Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except as permitted hereunder or by the applicable Security Document, or obtain any consents or waivers as may be reasonably deemed necessary or appropriate in connection therewith.
(b)    Deliver or cause to be delivered to the Administrative Agent and the Collateral Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent as the Administrative Agent and the Collateral Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Security Documents.
(c)     Upon the exercise by the Administrative Agent, the Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Collateral Agent or such Lender may reasonably require.
6.14    Ratings. Use commercially reasonable efforts to cause any two of S&P, Moody’s and Fitch (x) to continue to issue ratings for the Facilities and (y) to continue to issue a corporate family rating or corporate credit rating (or the equivalent thereof) in respect of the Borrower (it being understood, in each case, that such obligation shall not require the Borrower to maintain a specific rating).
6.15    Designation of Subsidiaries. The Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided, that (a) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (b) any Subsidiary of an Unrestricted Subsidiary will automatically be deemed to be an Unrestricted Subsidiary, (c) immediately after giving effect to such designation, the Borrower and the Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis, with the covenant set forth in Section 7.16, (d) the Borrower shall not be designated as an Unrestricted Subsidiary, (e) immediately after giving effect to such designation, the Subsidiary is not party to any transaction or arrangement with the Borrower or any Restricted Subsidiary that would not be permitted under Section 6.10, (f) each of (1) the Subsidiary to be so designated and (2) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee, or otherwise become directly or indirectly liable with respect to any Debt pursuant to which the lender has recourse to any of the assets of the Borrower or any Restricted Subsidiary except for Debt that could otherwise be incurred by the Borrower or such Restricted Subsidiary hereunder and, if such Debt is secured, the Liens securing such

Debt are permitted to be incurred by the Borrower or such Restricted Subsidiary hereunder (provided that any such Debt shall be deemed incurred hereunder by the Borrower or such Restricted Subsidiary, as the case may be), (g) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the 2030 Senior Notes, 2031 Senior Notes, any Permitted Other Debt or any Credit Agreement Refinancing Debt and (h) no Subsidiary may be designated as an Unrestricted Subsidiary if it holds or owns any Material Intellectual Property (other than non-exclusive licenses to such Material Intellectual Property) at the time of such designation. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the applicable Restricted Companies therein at the date of designation in an amount equal to the net book value (or, in the case of any guarantee or similar Investment, the amount) of the Restricted Companies’ Investments therein (and such designation shall only be permitted to the extent such Investment is permitted under Section 7.6). If any Person becomes a Restricted Subsidiary on any date after the Closing Date (including by redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary), the Debt, Liens and Investments of such Person outstanding on such date will be deemed to have been incurred by such Person on such date for purposes of Section 7.2, 7.1 and 7.6, respectively, but will not be considered the sale or issuance of Capital Stock for purposes of Section 7.5. Upon a re-designation of such Unrestricted Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent Investment in the re-designated Restricted Subsidiary in an amount (if positive) equal to (i) the Borrower’s “Investment” in such Person at the time of such re-designation, less (ii) the portion of the fair market value of the net assets of such Person attributable to the Borrower’s equity therein at the time of such re-designation.
6.17    Post-Closing Actions. To the extent not satisfied on the Closing Date and unless such requirement is waived or extended, in the reasonable discretion of the Administrative Agent, the Borrower shall, and shall cause each of its Restricted Subsidiaries to complete each of the actions described on Schedule 6.16 by no later than the date set forth in Schedule 6.16 with respect to such action.
SECTION 7
NEGATIVE COVENANTS
Each Loan Party covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document and all other Obligations (excluding Contingent Obligations as to which no claim has been asserted) have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full or have been cash collateralized at 103% of the face amount thereof, unless the Required Lenders shall otherwise consent in writing, no Loan Party will, nor will they cause or permit any Restricted Subsidiaries to:
7.1    Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character whether now owned or hereafter acquired or assign, or permit any of its Restricted Subsidiaries to assign, any accounts or other right to receive income, except:
(a)    Liens created under the Loan Documents;
(b)    Permitted Liens;
(c)    Liens existing on the Third Amendment Effective Date and described on Schedule 7.1(c) hereto;

(d)    Liens upon or in an asset acquired or held by the Borrower or any of its Restricted Subsidiaries to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such asset to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing; provided, however, that (i) such Liens shall be created not more than 360 days after the date of acquisition or completion of construction or improvement and (ii) no such Lien shall extend to or cover any asset other than the asset being acquired, constructed or improved and any attachments, accessions and additions thereto and improvements thereon and proceeds and products thereof, and no such extension, renewal or replacement shall extend to or cover any asset not theretofore subject to the Lien being extended, renewed or replaced; provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (d) shall not exceed the amount permitted under Section 7.2(e) at any time outstanding;
(e)    Liens arising in connection with Financing Leases permitted under Section 7.2(f); provided that no such Lien shall extend to or cover any assets other than the assets subject to such Financing Leases;
(f)    Liens arising in connection with Debt permitted under Section 7.2(l); provided that no such Lien shall extend to or cover any assets other than the assets of the relevant borrowing entity;
(g)    the replacement, extension or renewal of any Lien permitted by clause (c) above upon or in the same property theretofore subject thereto and any replacements, accessions and additions thereto and products and proceeds thereof and any after-acquired property that is affixed or incorporated into such property, or the replacement, extension or renewal (without increase in the amount (except by an amount equal to accrued and unpaid interest and premium thereon plus fees, original issue discount and expenses incurred in connection with such replacement, extension or renewal) or change in any direct or contingent obligor) of the Debt secured thereby;
(h)    Liens on assets of the Borrower or any of its Restricted Subsidiaries arising in connection with Sale and Leaseback Transactions permitted under Section 7.5(h);
(i)    Liens on assets that are the subject of, or are customarily subject to Liens relating to, Permitted Receivables Financings;
(j)    Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary of the Borrower, in each case after the Closing Date; provided that (A) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary of the Borrower, (B) such Lien does not extend to or cover any other assets or property (other than any replacements, accessions and additions thereto and the proceeds or products thereof and other than after-acquired property to the extent included in the grant of such Lien), and (C) the Debt secured thereby is permitted under Section 7.2(p);
(k)    customary Liens and setoff rights securing obligations in respect of notional pooling cash management arrangements in the ordinary course of business;
(l)    other Liens not otherwise permitted by the other clauses of this Section 7.1 securing an aggregate principal amount at any time outstanding not to exceed $200,000,000;

(m)    Liens on the Collateral to secure Debt permitted under Section 7.2(r); provided that a Senior Representative acting on behalf of the holders of such Debt shall have become party to or otherwise subject to the provisions of (i) a First Lien Intercreditor Agreement if such Debt is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations, or (ii) a Junior Lien Intercreditor Agreement if such Debt is secured by the Collateral on a second priority (or other junior priority) basis to the liens securing the Obligations;
(n)    Liens on the Collateral securing obligations in respect of Permitted First Priority Refinancing Debt or Permitted Second Priority Refinancing Debt and any Permitted Refinancing of any of the foregoing; provided that a Senior Representative acting on behalf of the holders of such Debt shall have become party to or otherwise subject to the provisions of (i) a First Lien Intercreditor Agreement if such Debt is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations, or (ii) a Junior Lien Intercreditor Agreement if such Debt is secured by the Collateral on a second priority (or other junior priority) basis to the liens securing the Obligations;
(o)    Liens on the Collateral to secure Debt permitted under Section 7.2(v) on a pari passu basis (but without regard to the control of remedies) with the Obligations; provided that a Senior Representative acting on behalf of the holders of such Debt shall have become party to or otherwise subject to the provisions of a First Lien Intercreditor Agreement;
(p)    Liens on Collateral to secure Debt permitted under Section 7.2(s); provided that such Debt constitutes a Secured Obligation;
(q)    Liens on NMTC Property securing the NMTC Indebtedness; provided that if such Liens are on property that is (or is required to be) Collateral then such Liens are subordinated to the Liens securing the Obligations pursuant to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent;
(r)    Liens on the Capital Stock of an Unrestricted Subsidiary or Foreign Subsidiary (other than any Foreign Subsidiary whose Capital Stock constitute Collateral) to secure Debt of such Unrestricted Subsidiary or Foreign Subsidiary, as applicable, to the extent such pledge constitutes an Investment permitted under this Agreement;
(s)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(t)    Liens on Capital Stock of joint ventures securing capital contributions to, or obligations of, such Persons pursuant to any joint venture agreement or similar arrangement permitted by the terms of this Agreement; and
(u)    Liens on securities that are the subject of repurchase agreements constituting Investments permitted hereunder; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement.
For purposes of determining compliance with this Section 7.1, (A) a Lien securing an item of Debt need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in Sections 7.1(a) through (u) but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Debt (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in Sections 7.1(a)

through (u), the Borrower may, in its sole discretion, classify or divide such Lien securing such item of Debt (or any portion thereof) in any manner that complies with this Section 7.1 and will be entitled to only include the amount and type of such Lien or such item of Debt secured by such Lien (or any portion thereof) in one of the above clauses and such Lien securing such item of Debt (or portion thereof) will be treated as being incurred or existing pursuant to only such clause or clauses (or any portion thereof).
7.2    Debt. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:
(a)    Debt under the Loan Documents;
(b)     (i) the 2030 Senior Notes and the 2030 Senior Notes Guarantees and, in each case, any Permitted Refinancing thereof; provided that the aggregate principal amount of all such Debt at any one time outstanding pursuant to this Section 7.2(b)(i) shall not exceed $2,750,000,000, (ii) the 2031 Senior Notes and the 2031 Senior Notes Guarantees and, in each case, any Permitted Refinancing thereof; provided that the aggregate principal amount of all such Debt at any one time outstanding pursuant to this Section 7.2(b)(ii) shall not exceed $1,500,000,000, and (iii) Debt existing on the Third Amendment Effective Date and, in the case of any such Debt with an aggregate outstanding principal amount in excess of $25,000,000, described on Schedule 7.2(b) hereto and any Permitted Refinancing thereof;
(c)    Debt of the Borrower in respect of Swap Agreements (A) existing on the Third Amendment Effective Date and, in the case of any such Swap Agreements with a notional amount in excess of $100,000,000, described in Schedule 7.2(b) hereto or (B) entered into from time to time after the Third Amendment Effective Date with any counterparties, including any counterparties that are Lenders at the time such Swap Agreement is entered into (or Affiliates of such Lender at such time); provided that, in all cases under this clause (c), all such Swap Agreements shall be entered into for business, commercial or financial purposes in the ordinary course of business (including, without limitation, with respect to the term and purpose thereof);
(d)    Debt of (A) the Borrower owing to any Restricted Subsidiary, and (B) any of the Restricted Subsidiaries owing to the Borrower or any other Restricted Subsidiary; provided that with respect to any loan or advance by a Loan Party, (i) any such Debt shall be evidenced by an Intercompany Note and pledged by such Loan Party as Collateral pursuant to the Security Documents and (ii) if such loan or advance is to a Non-Guarantor Subsidiary, such loan or advance is permitted by Section 7.6;
(e)    Debt incurred and secured by Liens expressly permitted under Section 7.1(d) (or with respect to NMTC Indebtedness) and any Permitted Refinancing thereof; provided that the aggregate principal amount of all such Debt at any one time outstanding pursuant to this Section 7.2(e), when aggregated with the principal amount of all Debt outstanding at such time under Section 7.2(f) shall not exceed the greater of $1,000,000,000 or 10.0% of the Consolidated Tangible Assets of the Borrower and its Restricted Subsidiaries;
(f)    Attributable Indebtedness (including Financing Leases) incurred and any Permitted Refinancing thereof; provided that the aggregate principal amount of all such Debt at any one time outstanding pursuant to this Section 7.2(f), when aggregated with the principal amount of all Debt outstanding at such time under Section 7.2(e), shall not exceed the greater of $1,000,000,000 or 10.0% of the Consolidated Tangible Assets of the Borrower and its Restricted Subsidiaries;

(g)    Contingent Obligations of (A) the Borrower guaranteeing any obligations of any Restricted Subsidiary or any joint venture and (B) any Restricted Subsidiary of the Borrower guaranteeing any obligations of the Borrower or any other Restricted Subsidiary; provided that each such primary obligation is not otherwise prohibited under the terms of the Loan Documents; and provided, further, that any guaranty of obligations of any Non-Guarantor Subsidiary by a Loan Party is permitted by Section 7.6;
(h)    (i) Debt in an aggregate amount not to exceed $500,000,000 at any time outstanding and (ii) any Permitted Refinancing thereof;
(i)    endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;
(j)    Debt comprised of indemnities given by the Borrower or any of its Restricted Subsidiaries, or guarantees or other similar undertakings by the Borrower or any of its Restricted Subsidiaries entered into in lieu thereof, in favor of the purchaser of property and assets of the Borrower and its Restricted Subsidiaries being sold, leased, transferred or otherwise disposed of in accordance with this Agreement and covering liabilities incurred by the Borrower or its applicable Restricted Subsidiary in respect of such property and assets prior to the date of consummation of the sale, lease, transfer or other disposition thereof, which indemnities, guarantees or undertakings are required under the terms of the documentation for such sale, lease, transfer or other disposition;
(k)    Debt comprised of liabilities or other obligations assumed or retained by the Borrower or any of its Restricted Subsidiaries from Restricted Subsidiaries of the Borrower that are, or all or substantially all of the property and assets of which are, sold, leased, transferred or otherwise disposed of pursuant to Section 7.5(c) or (f); provided that such liabilities or other obligations were not created or incurred in contemplation of the related sale, lease, transfer or other disposition;
(l)    secured and unsecured Debt of Non-Guarantor Subsidiaries (including Foreign Subsidiaries) in an aggregate amount not to exceed $1,000,000,000 at any time outstanding;
(m)    Debt comprised of guarantees given by the Borrower or any of its Restricted Subsidiaries in respect of any Special Purpose Licensed Entity which obligations, when aggregated with the aggregate amount of all Investments made under Section 7.6(i) hereof, shall not exceed $150,000,000 at any time outstanding;
(n)    Debt under Cash Management Agreements and similar arrangements in each case in connection with cash management, financial services and deposit accounts in the ordinary course of business or Debt under notional pooling cash management arrangements or insurance premium financings in the ordinary course of business;
(o)    Debt in connection with Permitted Receivables Financings;
(p)    Debt of any Person that becomes a Restricted Subsidiary of the Borrower (or of any Person not previously a Restricted Subsidiary of the Borrower that is merged or consolidated with or into the Borrower or one of its Restricted Subsidiaries) after the Closing Date as a result of an Investment pursuant to Section 7.6(e) or (h) or Debt of any Person that is assumed by the Borrower or any of its Restricted Subsidiaries in connection with an acquisition of assets by the Borrower or such Restricted Subsidiary in an Investment pursuant to Section 7.6(h), and any Permitted Refinancing thereof; provided that (A) such Debt is not incurred in contemplation of such Investment and (B) the Borrower and the

Restricted Subsidiaries will be in compliance on a Pro Forma Basis with the covenant set forth in Section 7.16; and
(q)    Debt incurred in the ordinary course of business with respect to performance bonds, surety bonds, completion bonds, guaranty bonds, appeal bonds or customs bonds, letters of credit, and other obligations of a similar nature required in the ordinary course of business or in connection with the enforcement of rights or claims of the Borrower or any of its Restricted Subsidiaries or in connection with judgments that do not result in an Event of Default or to secure obligations under workers’ compensation laws, unemployment insurance or similar social security legislation (other than in respect of employee benefit plans subject to ERISA), public, regulatory or statutory obligations or payment of customs duties in connection with the importation of goods.
(r)    Permitted Other Debt and any Permitted Refinancing thereof;
(s)    Debt (other than Debt for borrowed money) incurred by the Borrower or any of its Restricted Subsidiaries supported by any Specified Letter of Credit and any Permitted Refinancing thereof; provided that on a Pro Forma Basis, on the date such Specified Letter of Credit is issued, after giving effect to any such incurrence (and assuming that the maximum amount of any such Specified Letters of Credit are fully drawn), the Senior Secured Leverage Ratio is no more than 3.50:1.00;
(t)    Credit Agreement Refinancing Debt;
(u)    Debt incurred by the Borrower or any of its Restricted Subsidiaries in connection with any Investment permitted by Section 7.6, constituting indemnification obligations or obligations in respect of purchase price (including earnouts) or other similar adjustments;
(v)    Debt incurred by a Restricted Company under a letter of credit facility in an aggregate amount not to exceed $500,000,000 at any time outstanding;
(w)    NMTC Indebtedness, so long as the Borrower and the Restricted Subsidiaries will be in compliance on a Pro Forma Basis with the covenant set forth in Section 7.16;
(x)    Debt representing (i) deferred compensation to current or former directors, officers, employees, members of management, managers, consultants or independent contractors of the Borrower or any Restricted Subsidiary in the ordinary course of business and (ii) deferred compensation or other similar arrangements in connection with any Investment permitted hereunder;
(y)    unfunded pension fund and other employee benefit plan obligations and liabilities incurred by the Borrower or any Restricted Subsidiary in the ordinary course of business;
(z)    Debt of the Borrower or any Restricted Subsidiary incurred in connection with Sale and Leaseback Transactions permitted under Section 7.5(h);
(aa)    [reserved]; and
(bb)    all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (aa) above.

For purposes of determining compliance with this Section 7.2, (A) Debt need not be permitted solely by reference to one category of permitted Debt (or any portion thereof) described in Sections 7.2(a) through (bb) but may be permitted in part under any relevant combination thereof (and subject to compliance, where relevant, with Section 7.1), (B) in the event that an item of Debt (or any portion thereof) meets the criteria of one or more of the categories of permitted Debt (or any portion thereof) described in Sections 7.2(a) through (bb), the Borrower may, in its sole discretion, classify or divide such item of Debt (or any portion thereof) in any manner that complies with this Section 7.2 and will be entitled to only include the amount and type of such item of Debt (or any portion thereof) in one of the above clauses (or any portion thereof) and such item of Debt (or any portion thereof) shall be treated as having been incurred or existing pursuant to only such clause or clauses (or any portion thereof); provided, that all Debt outstanding under this Agreement shall at all times be deemed to have been incurred pursuant to clause (a) of this Section 7.2.
7.3    Change in Nature of Business. Engage, or permit any of its Restricted Subsidiaries to engage, to any material extent in any business other than healthcare services and any businesses incidental, complementary, ancillary or related thereto; provided that a Special Purpose Receivables Subsidiary may engage in any Permitted Receivables Financing.
7.4    Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Restricted Subsidiaries to do so, except that:
(a)    any of the Restricted Subsidiaries may merge into or consolidate with the Borrower; provided that the Borrower is the surviving corporation;
(b)    any Restricted Subsidiary of the Borrower may merge into or consolidate with any other Restricted Subsidiary of the Borrower; provided that, in the case of any such merger or consolidation involving a Wholly Owned Subsidiary, the Person formed by or surviving such merger or consolidation shall be a Wholly Owned Subsidiary of the Borrower; provided, further, that, in the case of any such merger or consolidation to which a Guarantor is a party, the Person formed by such merger or consolidation shall be a Guarantor;
(c)    in connection with any purchase or other acquisition of Capital Stock of, or property and assets of, any Person permitted under Section 7.6(e), the Borrower may permit any other Person to merge into or consolidate with it (provided that (i) the Borrower is the surviving entity or (ii) the surviving entity (x) is a Domestic Person and (y) simultaneously with such merger or consolidation agrees to be bound by the terms hereof and of the Loan Documents and assume the Borrower’s obligations hereunder and thereunder pursuant to an agreement or instrument satisfactory in form and substance to the Administrative Agent (and shall thereafter be the Borrower hereunder), and any of the Restricted Subsidiaries of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person with which such Restricted Subsidiary is merging or consolidating (i) shall be engaged in a business permitted by Section 7.3, (ii) shall take all actions required under Section 6.12 and (iii) shall be a Guarantor if the merging Restricted Subsidiary was a Guarantor prior to such transaction; and
(d)    in connection with any sale, transfer or other disposition of all or substantially all of the Capital Stock of, or the property and assets of, any Person permitted under Sections 7.5(c) or (f), any of the Restricted Subsidiaries of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it;

provided, however, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes an Event of Default.
7.5    Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Restricted Subsidiaries to sell (including sales and issuances of Capital Stock of any Restricted Subsidiary (other than sales and issuances that do not decrease the percentage ownership of the Borrower and its Restricted Subsidiaries in each class of Capital Stock of such Restricted Subsidiary)), lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except (provided that the issuance and sale of stock by the Borrower shall not be subject to this Section 7.5):
(a)    the Borrower and its Restricted Subsidiaries may sell or dispose of inventory, equipment or immaterial assets in the ordinary course of business;
(b)    (A) the Borrower may sell, lease, transfer or otherwise dispose of any of its property or assets to any of the Restricted Subsidiaries, and (B) any of the Restricted Subsidiaries may sell, lease, transfer or otherwise dispose of any of its property or assets to the Borrower or any of the other Restricted Subsidiaries; provided that, in each case (other than in connection with Intercompany Receivables), (x) if the transferor in such transaction is a Domestic Subsidiary and the transferee in such transaction is a Domestic Subsidiary, on a pro forma basis, the Borrower and its Restricted Subsidiaries would be in compliance with Section 7.16 and (y) if the transferee in such transaction is a Foreign Subsidiary (or any other Non-Guarantor Subsidiary), such transaction is permitted by Section 7.6;
(c)    any Restricted Subsidiary of the Borrower may be wound up, liquidated or dissolved so long as such winding up, liquidation or dissolution is determined in good faith by management of the Borrower to be in the best interests of the Borrower and its Restricted Subsidiaries, is not materially disadvantageous to the Lenders, and the Borrower or any Restricted Subsidiary receives any assets of the relevant wound up, liquidated or dissolved Restricted Subsidiary;
(d)    the Borrower and its Restricted Subsidiaries may sell, lease, transfer or otherwise dispose of any obsolete, damaged or worn out or surplus equipment or any other assets or property that is otherwise no longer useful in the conduct of their businesses or economically impracticable to maintain;
(e)    the Borrower and its Restricted Subsidiaries may lease, sublease, license or sublicense Real Property or other assets in the ordinary course of business so long as such lease, sublease, license or sublicense is not otherwise prohibited under the terms of the Loan Documents;
(f)    the Borrower and its Restricted Subsidiaries may sell, lease, transfer or otherwise dispose of property and assets not otherwise permitted to be sold, leased, transferred or disposed of pursuant to this Section 7.5 so long as the aggregate book value of all of the property and assets of the Borrower and its Restricted Subsidiaries sold, leased, transferred or otherwise disposed of pursuant to this clause (f) does not exceed $1,500,000,000 in the aggregate since the Third Amendment Effective Date; provided that:
(A)    the gross proceeds received from any such sale, lease, transfer or other disposition shall be at least equal to the fair market value of the property and assets so sold, leased, transferred or otherwise disposed of, determined at the time of such sale, lease, transfer or other disposition;

(B)    with respect to any disposition under this Section 7.5(f) that exceeds $50,000,000 (in the good faith determination of the Borrower) at least 75% of the value of the aggregate consideration received from any such sale, lease, transfer or other disposition shall be in cash or Cash Equivalents; provided that (i) up to one-third of such 75% may consist of notes or other obligations received by the Borrower or such Restricted Subsidiary that are due and payable or otherwise converted by the Borrower or such Restricted Subsidiary into cash within 365 days of receipt, which cash (to the extent received) shall constitute Net Cash Proceeds attributable to the original transaction; (ii) any unsubordinated Debt of the Borrower or any of its Restricted Subsidiaries (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet) that is assumed by the transferee of any such assets shall constitute cash for purposes of this Section 7.5(f), so long as the Borrower and all of its Restricted Subsidiaries are fully and unconditionally released therefrom; and (iii) any Designated Non-Cash Consideration received by the Borrower or any of its Restricted Subsidiaries, having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (B) after the Third Amendment Effective Date not to exceed $200,000,000 at the time of receipt of such Designated Non-Cash Consideration shall be deemed to be cash for purposes of this Section 7.5(f) (it being understood that the fair market value of each item of Designated Non-Cash Consideration is measured at the time of receipt without giving effect to subsequent changes in value); provided that if such Designated Non-Cash Consideration is sold for, or otherwise converted into, cash, such cash shall constitute Net Cash Proceeds attributable to the original transaction;
(C)    immediately before and immediately after giving pro forma effect to any such sale, lease, transfer or other disposition, no Event of Default shall have occurred and be continuing; and
(D)    if and to the extent that the Net Cash Proceeds of any transaction effected pursuant to this Section 7.5(f) shall not have been reinvested (pursuant to a Reinvestment Notice), such Net Cash Proceeds shall be applied to prepay Loans to the extent, and in accordance with, Section 2.11;
(g)    the Borrower and its Restricted Subsidiaries may exchange assets and properties with another Person; provided that:
(A)    the assets or properties received by the Borrower or its Restricted Subsidiaries shall be used in a business permitted by Section 7.3 as conducted immediately prior to such transaction, or in an incidental or related business;
(B)    the total consideration received by the Borrower or such Restricted Subsidiary for such assets or property shall have been determined by the Borrower or such Restricted Subsidiary to be of comparable or greater value or usefulness to the business of the Borrower and the Restricted Subsidiaries as a whole as the assets or property exchanged; and
(C)    immediately before and immediately after giving pro forma effect to any such exchange, no Default shall have occurred and be continuing.

(h)    the Borrower and its Restricted Subsidiaries may enter into Sale and Leaseback Transactions (i) with respect to the Denver Headquarters, Denver Headquarters II or Federal Way Property and (ii) with respect to any other property; provided that the aggregate value of property sold or transferred under this subclause (ii) shall not exceed $225,000,000 since the Third Amendment Effective Date;
(i)    the Borrower and its Restricted Subsidiaries may purchase, sell or otherwise transfer (including by capital contribution) Receivables Assets pursuant to Permitted Receivables Financings;
(j)    the Restricted Subsidiaries may sell, lease, transfer or otherwise dispose of assets or property (i) in anticipation of any Investment pursuant to Section 7.6(e), (f), (h), (i), and (k) (including as a result of discussion with antitrust regulators in connection with such Investment) or (ii) as reasonably expected to be required pursuant to any consent decree or similar order or agreement, which decree, order or agreement is issued or entered into prior to the consummation of such Investment and in connection therewith by the Antitrust Division of the U.S. Department of Justice, the Bureau of Competition of the U.S. Federal Trade Commission and/or any similar state or foreign regulatory agency or body;
(k)    within 545 days of the acquisition by the Borrower or any Restricted Subsidiary of any Real Property after the Closing Date the Borrower or such Restricted Subsidiary may sell or otherwise transfer such Real Property in connection with a Sale and Leaseback Transaction so long as the Borrower shall be in compliance with Section 7.2 after giving effect to such Sale and Leaseback Transaction; provided that the Net Cash Proceeds from such transaction are applied in accordance with Section 2.11(b) (other than any Net Cash Proceeds from a transaction permitted under Section 7.5(h);
(l)    the Borrower and its Restricted Subsidiaries may issue additional Capital Stock to directors, management or employees and physicians under contract with the Borrower or any of its Restricted Subsidiaries in an amount not in excess of $100,000,000 in the aggregate in any twelve month period (with any unused amounts in any such twelve month period being carried over to the immediately succeeding twelve month period), and in connection with option plans of Restricted Subsidiaries pursuant to which options are granted at a strike price of fair market value (as determined in good faith of the Borrower or the applicable Restricted Subsidiary) together with any subsequent exercise of such options;
(m)    the Borrower and its Restricted Subsidiaries may enter into any transfer or disposition of property or assets constituting an Investment pursuant to Section 7.6;
(n)    the Borrower and its Restricted Subsidiaries may trade, sell, transfer or dispose of cash and Cash Equivalents and/or other assets that were Cash Equivalents when the relevant original Investment was made;
(o)    the Borrower and its Restricted Subsidiaries may transfer or dispose of Investments and/or issue Capital Stock to the extent required by, or made pursuant to, customary buy/sell arrangements between the parties to any joint venture or shareholders of any non-Wholly Owned Subsidiaries set forth in the shareholder agreements, joint venture agreements, organization documents or binding agreements relating to such joint venture or non-Wholly-Owned Subsidiary;
(p)    the Borrower and its Restricted Subsidiaries may transfer, discount, sell or dispose of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof;

(q)    the unwinding of any Swap Agreement;
(r)    the Borrower and its Restricted Subsidiaries may surrender or waive contractual rights and leases and settle or waive contractual or litigation claims in the ordinary course of business;
(s)    any sale of Capital Stock in, or Debt or other securities of, an Unrestricted Subsidiary (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents) or a Restricted Subsidiary which owns an Unrestricted Subsidiary (so long as such Restricted Subsidiary owns no assets other than the Capital Stock of such an Unrestricted Subsidiary);
(t)    the Borrower and its Restricted Subsidiaries may sell or transfer property to an Unrestricted Subsidiary; provided that such transaction is permitted under Section 7.6;
(u)    any disposition or conveyance the sole purpose of which is to reincorporate or reorganize (i) any Domestic Subsidiary in another jurisdiction in the United States or (ii) any Foreign Subsidiary in the United States or any other jurisdiction; and
(v)    dispositions of property subject to foreclosure, casualty, eminent domain or condemnation proceedings (including in lieu thereof or any similar proceeding).
Notwithstanding anything to the contrary in this Agreement (including this Section 7.5, Section 7.6, Section 7.7 or otherwise), neither the Borrower nor any of its Restricted Subsidiaries shall contribute, sell, transfer or otherwise dispose of (including by any exclusive license but not restricting any non-exclusive license of) any Material Intellectual Property to any Unrestricted Subsidiary.
7.6    Investments in Other Persons. Make or hold, or permit any of its Restricted Subsidiaries to make or hold, any Investment in any Person, except:
(a)    Investments by the Borrower and its Restricted Subsidiaries in Cash Equivalents including Investments that were Cash Equivalents at the time made;
(b)    Investments existing or contractually committed to on the Third Amendment Effective Date and, in the case of any such Investment with a fair market value in excess of $25,000,000, described on Schedule 7.6 hereto;
(c)    Investments by the Borrower in Swap Agreements permitted under Section 7.2(c);
(d)    Investments in accounts receivable in the ordinary course of business or Investments received as non-cash consideration in transactions permitted by Sections 7.5(f) and (j);
(e)    the purchase or other acquisition of (1) Capital Stock of any Person that, upon the consummation thereof, will be more than 50% owned by the Borrower or one or more of its Wholly Owned Subsidiaries (including, without limitation, as a result of a merger or consolidation) or (2) all or substantially all the property and assets of a Person or consisting of a line of business or business unit of a Person; provided that, with respect to each purchase or other acquisition made pursuant to this clause (e):
(A)    the lines of business of the Person to be (or the property and assets of which are to be) so purchased or otherwise acquired shall be permitted by Section 7.3;

(B)    (1) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Event of Default shall have occurred and be continuing and (2) immediately after giving effect to such purchase or other acquisition, the Borrower and its Restricted Subsidiaries shall be in compliance on a Pro Forma Basis with Section 7.16;
(C)    the aggregate amount of consideration paid or provided by the Borrower and its Restricted Subsidiaries after the Third Amendment Effective Date pursuant to this Section 7.6(e)(C) (under clause (i) below) for the purchase or acquisition for Persons that will be Foreign Subsidiaries, when taken together with any Investments made in Foreign Subsidiaries pursuant to Section 7.6(h)(ii)(y)(A), shall not exceed (i) $2,000,000,000 or (ii) if the Leverage Ratio for the most recent Measurement Period is less than 4.00:1.00 (both before and after giving effect to such transaction (including any use of cash with respect thereto) on a Pro Forma Basis), consideration in an unlimited amount; provided that if the amount of all such cash payments exceeds the limitation set forth in clause (i) of this clause (C) during any period during which the Leverage Ratio test in clause (ii) of this clause (C) is met, such excess cash payments shall not constitute an Event of Default if such Leverage Ratio test is not met in any subsequent Measurement Period; and
(D)    Sections 6.12 and 6.13 are complied with;
(f)    Investments by the Borrower or any Restricted Subsidiary in 50% or less of the Capital Stock of another Person (the “Minority Investment”); provided that (i) the aggregate outstanding amount of Minority Investments made by the Borrower and any Restricted Subsidiary shall not exceed $500,000,000 at any one time outstanding, (ii) the Borrower or any Restricted Subsidiary shall control or act as the managing general partner of such Person if such Person is a partnership and if the Borrower or any Restricted Subsidiary is the largest holder of Voting Interests of such Person, and (iii) immediately before and after giving effect thereto, no Event of Default shall exist;
(g)    loans or advances to present or former officers, directors, managers, partners, consultants, independent contractors and employees of the Borrower or its Restricted Subsidiaries and/or joint ventures (i) in connection with such Person’s payment for Capital Stock of the Borrower or representing payment of the exercise price of options to purchase Capital Stock of the Borrower, (ii) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate amount outstanding at the time made not to exceed $50,000,000;
(h)    Investments by (i) any Restricted Subsidiary of the Borrower in the Borrower and (ii) the Borrower or any of its Restricted Subsidiaries in any Restricted Subsidiary of the Borrower; provided that (x) no Investment in any Non-Guarantor Domestic Subsidiary shall be made unless, after giving pro forma effect thereto, the Borrower and its Restricted Subsidiaries shall be in compliance with Section 7.16 and (y) no Investment in any Foreign Subsidiary shall be made unless the aggregate amount of Investments by the Borrower and its Restricted Subsidiaries in Foreign Subsidiaries after the Third Amendment Effective Date pursuant to this Section 7.6(h)(ii)(y) (under clause (A) below), when taken together with any Investments made in Foreign Subsidiaries pursuant to Section 7.6(e)(C)(i) shall not exceed (A) $2,000,000,000 or (B) if the Leverage Ratio for the most recent Measurement Period is less than 4.00:1.00 (as of the date of such Investment (or, with respect to Investments in existence on the Third Amendment Effective Date, as of the Third Amendment Effective Date)), both before and after giving effect to such transaction (including any use of cash with respect thereto) on a Pro Forma Basis), an unlimited amount; provided that if the amount of all such cash payments exceeds the limitation set forth in clause (x) of this clause (ii) during any period during which the Leverage Ratio test in clause (y)(B) of this clause (ii) is met, such excess cash payments shall not constitute an Event of Default if such Leverage Ratio test is not met in any subsequent Measurement Period;
(i)    Investments of the Borrower or any of its Restricted Subsidiaries in any Special Purpose Licensed Entity which, when aggregated with the aggregate amount of all obligations guaranteed under Section 7.2(m), shall not exceed $150,000,000 at any time;
(j)    Investments arising as a result of Permitted Receivables Financings;
(k)    Investments by the Borrower or any of its Restricted Subsidiaries (i) in an aggregate amount outstanding not to exceed the sum of (x) $500,000,000 plus (y) $1,000,000,000 minus the aggregate amount of purchases, redemptions, acquisitions, dividends and distributions pursuant to Section 7.7(d)(i) and payments, prepayments, redemptions or acquisitions of Debt pursuant to Section 7.9(a)(ii)(x) since the Third Amendment Effective Date, (ii) in an aggregate amount not to exceed the Available Amount on the date of such Investment or (iii) if the Leverage Ratio for the most recent Measurement Period is less than 4.00:1.00 (as of the date of such Investment (or, with respect to Investments in existence on the Third Amendment Effective Date, as of the Third Amendment Effective Date)), both before and after giving effect to such transaction (including any use of cash with respect thereto) on a Pro Forma Basis), in an unlimited amount; provided that if the amount of all such Investments exceeds the limitation set forth in clauses (i) and (ii) of this Section during any period during which the Leverage Ratio test in clause (iii) of this Section is met, such excess Investments shall not constitute an Event of Default if such Leverage Ratio test is not met in any subsequent Measurement Period;
(l)    guarantees by the Borrower of any operating lease (other than any Financing Lease Obligation) of any joint venture entered into in the ordinary course of business;
(m)    Investments by the Borrower or any Restricted Subsidiary in Unrestricted Subsidiaries after the Third Amendment Effective Date in an aggregate amount for all such Investments (less an amount equal to the book value of all Unrestricted Subsidiaries that, after the Third Amendment Effective Date, are redesignated by the Borrower to be Restricted Subsidiaries, calculated as of the date of such redesignation) not to exceed for all Unrestricted Subsidiaries, at the time such Investment is made and after giving effect to such Investment, shall not exceed (A) $250,000,000 or (B) if the Leverage Ratio for the most recent Measurement Period is less than 4.00:1.00 (as of the date of such Investment (or, with respect to Investments in existence on the Third Amendment Effective Date, as of the Third Amendment Effective Date)), both before and after giving effect to such transaction (including any use of cash with respect thereto) on a Pro Forma Basis), an unlimited amount;
(n)    (i) Investments by the Borrower or any Restricted Domestic Subsidiary in an NMTC Subsidiary in the form of NMTC Indebtedness and any related capital contribution and (ii) NMTC Investments by an NMTC Subsidiary in an aggregate amount not to exceed the portion of the related NMTC Indebtedness and any related capital contribution received by such NMTC Subsidiary;
(o)    Investments of the Borrower or any of its Restricted Subsidiaries in Mozarc Medical LLC which shall not exceed $750,000,000 at any time outstanding;

(p)    Investments by any Foreign Subsidiary in Equity Interests in any other Foreign Subsidiary;
(q)    Investments in Restricted Subsidiaries in connection with internal reorganizations and/or restructurings and activities related to tax planning; provided that, after giving effect to any such reorganization, restructuring or activity, (i) the security interest of the Collateral Agent in the Collateral, taken as a whole, is not materially impaired and (ii) the value of the guarantees of the Obligations, and the enforceability thereof, is not materially impaired;
(r)    Investments received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment in default or (iv) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates;
(s)    Investments consisting of the licensing or contribution of Intellectual Property pursuant to joint marketing or other similar arrangements with other Persons in the ordinary course of business; and
(t)    Investments consisting of licenses from the Borrower or a Restricted Subsidiary to the Borrower or a Restricted Subsidiary of rights to a drug or other pharmaceutical products, diagnostics, delivery technologies, medical devices or biotechnology businesses.
For purposes of determining compliance with this Section 7.6, (A) an Investment need not be permitted solely by reference to one category of permitted Investments (or any portion thereof) described in Sections 7.6(a) through (t) but may be permitted in part under any relevant combination thereof and (B) in the event that an Investment (or any portion thereof) meets the criteria of one or more of the categories of permitted Investments (or any portion thereof) described in Sections 7.6(a) through (t), the Borrower may, in its sole discretion, classify or divide such Investment (or any portion thereof) in any manner that complies with this Section 7.6 and will be entitled to only include the amount and type of such Investment (or any portion thereof) in one or more (as relevant) of the above clauses (or any portion thereof) and such Investment (or any portion thereof) shall be treated as having been made or existing pursuant to only such clause or clauses (or any portion thereof); provided, that all Investments described in Schedule 7.6 shall be deemed outstanding under Section 7.6(b).
7.7    Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Capital Stock now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Capital Stock, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, or permit any of its Restricted Subsidiaries to do any of the foregoing, or permit any of its Restricted Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Capital Stock of the Borrower (collectively, “Restricted Payments”), except that, so long as no Event of Default shall have occurred and be continuing at the time of any action described below or would result therefrom:
(a)    the Borrower may (A) declare and pay dividends and distributions payable in its common Capital Stock, (B) except to the extent the Net Cash Proceeds thereof are required to be applied to the prepayment of the Loans pursuant to Section 2.11, purchase, redeem, retire, defease or otherwise acquire Capital Stock with the proceeds received contemporaneously from the issue of new Capital Stock with equal or inferior voting powers, designations, preferences and rights, and (C) repurchase its Capital Stock owned by directors, management or employees and physicians under contract with the Borrower or any of its Restricted Subsidiaries in an amount not in excess of $50,000,000 in the aggregate in any twelve month period;
(b)    any Restricted Subsidiaries of the Borrower that are Wholly Owned Subsidiaries may make Restricted Payments to the Borrower or to other Restricted Subsidiaries of the Borrower;
(c)    any of the Restricted Subsidiaries of the Borrower that are not Wholly Owned Subsidiaries may make Restricted Payments so long as the Borrower and each of the Restricted Subsidiaries that own any of the Capital Stock thereof receive at least their respective proportionate shares of any such dividend or distribution (based upon their relative holdings of the Capital Stock thereof and taking into account the relative preferences, if any, of the various classes of the Capital Stock thereof);
(d)    so long as no Default is continuing or will be continuing after such transaction, the Borrower may (A) purchase, redeem or otherwise acquire for value any of its Capital Stock or (B) declare and pay dividends and distributions payable in either (i) cash (in the aggregate for both clauses (A) and (B)), when taken together with the aggregate amount of payments, prepayments, redemptions or acquisitions of Debt pursuant to Section 7.9(a)(ii)(x) and Investments pursuant to Section 7.6(k)(i)(y) not to exceed $1,000,000,000, (ii) cash (in the aggregate for both clauses (A) and (B)), in an amount not to exceed the Available Amount on the date of each such purchase, redemption, acquisition, dividend and distribution or (iii) if the Leverage Ratio for the most recent Measurement Period is less than 4.00:1.00 (as of the date of such transaction, both before and after giving effect to such transaction (including any use of cash with respect thereto) on a Pro Forma Basis), cash in any amount; provided that if the amount of all such cash payments exceeds the limitation set forth in clauses (i) and (ii) of this Section during any period during which the Leverage Ratio test in clause (iii) of this Section is met, such excess cash payments shall not constitute an Event of Default if such Leverage Ratio test is not met in any subsequent Measurement Period;
(e)    so long as no Default is continuing or will be continuing after such transaction, the Borrower may repurchase its common stock from its then existing shareholders in one or more transactions for an aggregate purchase price not to exceed $1,500,000,000;
(f)    the Borrower may undertake the purchase of Capital Stock deemed to occur due to “netting” upon an exercise of stock options, stock appreciation rights, restricted stock units, warrants or other convertible or exchangeable securities or, upon the vesting of any restricted Capital Stock, the redemption of a portion of such restricted Capital Stock to fund any applicable tax withholding obligations in respect of such vesting, and any related tax withholding payments on behalf of employees in connection with any exercise of stock options or other rights to purchase Capital Stock or the vesting of restricted Capital Stock; and
(g)    the Borrower and its Restricted Subsidiaries may purchase or acquire Capital Stock to the extent required by, or made pursuant to, customary buy/sell arrangements between the parties to any joint venture or shareholders of any non-Wholly Owned Subsidiaries set forth in the shareholder agreements, joint venture agreements, organization documents or binding agreements relating to such joint venture or non-Wholly-Owned Subsidiary, and may otherwise purchase or acquire Capital Stock from parties to any joint venture or shareholders of any non-Wholly Owned Subsidiaries to the extent such purchase or acquisition is permitted by Section 7.6.
Notwithstanding anything herein to the contrary, the foregoing provisions of Section 7.7 will not prohibit the consummation of any irrevocable redemption, purchase, defeasance, distribution or other payment if at the date of such irrevocable notice or declaration, such payment would have complied with the provisions of this Agreement.
For purposes of determining compliance with this Section 7.7, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described above, the Borrower shall, in its sole discretion, classify or divide such Restricted Payment (or any portion thereof) in any manner that complies with this covenant.
7.8    Fiscal Year. Make or permit any change (other than any Restricted Subsidiary acquired after the Closing Date, and in such case only to the extent necessary to conform to the Fiscal Year of the Borrower or a Restricted Subsidiary) in Fiscal Year; provided that, the Borrower may, with the consent of the Administrative Agent, change a fiscal year-end to another date reasonably acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting, which adjustments shall become effective when the Administrative Agent posts the amendment reflecting such changes to the Platform, and the Required Lenders have not objected to such amendment within seven (7) Business Days.
7.9    Prepayments of Other Debt; Modifications of Constitutive Documents and Other Documents, etc. Directly or indirectly:
(a)    make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Debt outstanding under the 2030 Senior Notes, the 2031 Senior Notes, any Debt that is secured on second priority (or other junior priority) basis (including any Permitted Second Priority Refinancing Debt or any Permitted Other Debt that is secured on second priority (or other junior priority) basis), any unsecured Permitted Other Debt or any subordinated Debt (collectively, “Junior Financing”); except for (i) any Permitted Refinancing of any Junior Financing and (ii) so long as no Event of Default is continuing or will be continuing after such transaction, the voluntary or optional payment or prepayment or redemption or acquisition for value of Junior Financing (x) in an aggregate amount for this clause (ii), when taken together with the aggregate amount of purchases, redemptions, acquisitions, dividends and distributions pursuant to Section 7.7(d)(i) and Investments pursuant to Section 7.6(k)(i)(y), not to exceed $1,000,000,000, (y) in an aggregate amount not to exceed the Available Amount, on the date of each such payment, prepayment, redemption or acquisition of Debt or (z) if the Leverage Ratio for the most recent Measurement Period is less than 4.00:1.00 (as of the date of such transaction, both before and after giving effect to such transaction (including any use of cash with respect thereto) on a Pro Forma Basis), cash in any amount; provided that if the amount of all such cash payments exceeds the limitation set forth in clauses (ii)(x) and (y) of this Section during any period during which the Leverage Ratio test in clause (ii)(z) of this Section is met, such excess cash payments shall not constitute an Event of Default if such Leverage Ratio test is not met in any subsequent Measurement Period;

(b)    amend or modify, or permit the amendment or modification of, any provision of any Junior Financing, any NMTC Indebtedness or any Permitted Receivables Documents in any manner that is adverse in any material respect to the interests of the Lenders; or
(c)    terminate, amend, modify or change any of its Constitutive Documents (including by the filing or modification of any certificate of designation) or any agreement to which it is a party with respect to its Capital Stock (including any stockholders’ agreement), or enter into any new agreement with respect to its Capital Stock, other than any such amendments, modifications or changes or such new agreements which are not adverse in any material respect to the interests of the Lenders or are pursuant to Requirements of Law; provided that the Borrower and the Restricted Subsidiaries may issue such Capital Stock, so long as such issuance is not prohibited by this Agreement, and may amend their Constitutive Documents to authorize any such Capital Stock.
7.10    Negative Pledge. Enter into or suffer to exist, or permit any Loan Party to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets in favor of the Secured Parties except (i) in favor of the Secured Parties, (ii) which (x) exist on the Third Amendment Effective Date and (y) to the extent restrictions permitted by clause (x) are set forth in an agreement evidencing Debt, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Debt so long as such renewal, extension or refinancing does not expand the scope of such restrictions, (iii) in connection with (A) any Debt permitted by Section 7.2(e) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt, or (B) any Financing Lease permitted by Section 7.2(f) solely to the extent that such Financing Lease prohibits a Lien on the property subject thereto, or (C) any Debt outstanding on the date any Restricted Subsidiary of the Borrower becomes such a Restricted Subsidiary (so long as such agreement was not entered into solely in contemplation of such Restricted Subsidiary becoming a Restricted Subsidiary of the Borrower), or (D) any Debt permitted by Section 7.2(l) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property of the relevant borrowing entity or (E) the 2030 Senior Notes, or (F) the 2031 Senior Notes, or (G) Permitted Other Debt, or (H) any Debt permitted by Sections 7.2(o)-(q), (s) and (u) or (I) any NMTC Documents; provided that any such restriction relates only to related NMTC Property, or (J) any Debt of a Restricted Subsidiary that is not a Loan Party that is permitted by Section 7.2, (or) (K) any Cash Management Agreement or similar agreement permitted by Section 7.2(n) solely to the extent such Debt prohibits a Lien on the property subject thereto, (iv) customary restrictions in leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (v) customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business, (vi) restrictions set forth in any agreement relating to any Liens permitted under Section 7.1 that limit the right of the Borrower or any Restricted Subsidiary to encumber the assets subject thereto, (vii) customary restrictions that arise in connection with any Disposition permitted by Section 7.5 solely to the assets subject to such Disposition, or (viii) pursuant to any Requirements of Law.
7.11    Payment Restrictions Affecting Restricted Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Restricted Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Restricted Subsidiaries to declare or pay dividends or other distributions in respect of its Capital Stock or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Restricted Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents; (ii) which (x) exist on the Third Amendment Effective Date and (y) to the extent restrictions permitted by clause (x) are set forth in an agreement evidencing Debt, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Debt so long as such renewal, extension or refinancing does not expand the scope of such restrictions, (iii) any agreement in effect at the time such Restricted Subsidiary becomes a Restricted Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Borrower; (iv) restrictions on transfer contained in Debt incurred pursuant to Sections 7.2(e) and (f); provided that such restrictions relate only to the transfer of the property financed with such Debt; (v) in connection with and pursuant to any Permitted Refinancing, replacements of restrictions that are not more restrictive than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Debt so refinanced; (vi) restrictions contained in any Permitted Receivables Document with respect to any Special Purpose Receivables Subsidiary; (vii) solely with respect to Restricted Subsidiaries that are not Guarantors, restrictions under the Constitutive Documents governing such Subsidiary: (A) with respect to existing Restricted Subsidiaries, existing on the Third Amendment Effective Date; and (B) with respect to Restricted Subsidiaries created or acquired after the Third Amendment Effective Date: (1) prohibiting such Restricted Subsidiary from guaranteeing Debt of the Borrower or another Restricted Subsidiary; (2) restricting dividend payments and other distributions solely to permit pro rata dividends and other distributions in respect of any Capital Stock of such Restricted Subsidiary; (3) limiting transactions with the Borrower or another Restricted Subsidiary to those with terms that are fair and reasonable to such Restricted Subsidiary and no less favorable to such Restricted Subsidiary than could have been obtained in an arm’s length transaction with an unrelated third party; and (4) limiting such Restricted Subsidiary’s ability to transfer assets or incur Debt without the consent of the holders of the Capital Stock of such Restricted Subsidiary; provided that all restrictions permitted by this clause (vii) shall no longer be permitted in the event any such Restricted Subsidiary becomes a Guarantor; (viii) restrictions contained in Debt incurred pursuant to Section 7.2(l) with respect to the borrowers thereunder; (ix) encumbrances or restrictions (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract entered into in the ordinary course of business, or the assignment or transfer of any lease, license or contract entered into in the ordinary course of business, (B) arising by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Borrower or any Restricted Subsidiary, (C) imposed by any agreement governing Debt entered into on or after the Third Amendment Effective Date and permitted under Section 7.2 that are, taken as a whole, in the good faith judgment of the Borrower, no more restrictive with respect to the Borrower or any Restricted Subsidiary than customary market terms for Debt of such type (and, in any event, are no more restrictive than the restrictions contained in this Agreement, taken as a whole), so long as the Borrower shall have determined in good faith that such restrictions will not affect its obligation or ability to make any payments required hereunder or (D) pursuant to any Requirement of Law, (x) encumbrances or restrictions that are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.6 and applicable solely to such joint venture entered into in the ordinary course of business, (xi) encumbrances or restrictions that are contained in any employment, compensation or separation agreement or arrangement entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business and (xii) any encumbrances or restrictions on a Captive Insurance Subsidiary.
7.12    [Reserved].
7.13    [Reserved].

7.14    Anti-Terrorism Law; Anti-Money Laundering.
(a)    Directly or indirectly, (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Section 4.23(b), (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Loan Parties’ compliance with this Section 7.14).
(b)    Cause or permit any of the funds of such Loan Party that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of any Anti-Terrorism Law.
7.15    Sanctioned Person. Knowingly (a) cause or permit any of the funds or properties of the Loan Parties that are used to repay the Loans to constitute property of, or be beneficially owned, directly or indirectly by, any Sanctioned Person, (b) cause or permit any Sanctioned Person to have any direct or indirect interest, of any nature whatsoever in the Loan Parties, that is prohibited by a Requirement of Anti-Terrorism Law or Sanctions or causes the Loans to be in violation of a Requirement of Anti-Terrorism Law or Sanctions or (c) use all or any part of the proceeds of the Loans to fund or finance any business activities or transactions of or with any Sanctioned Person, or in any Sanctioned Country, in each case of clauses (a) through (c), in violation of Sanctions, or in any other manner that will result in a violation by any Person participating in the transaction (whether as arranger, lender, investor or otherwise) of applicable Sanctions.
7.16    Financial Covenant. Permit the Leverage Ratio, measured as of (x) the end of any Measurement Period through the Measurement Period ending June 30, 2026 to exceed 5.00:1.00 and (y) the end of any Measurement Period thereafter to exceed 4.50:1.00; provided that, in the case of clause (y) only, the Leverage Ratio with respect to any Measurement Period ending on the last day of an Acquisition Period shall not exceed 5.00:1.00.
SECTION 8
EVENTS OF DEFAULT
8.1    Events of Default. If any of the following events (“Events of Default”) shall occur on or after the Closing Date:
(a)    the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) of this Section) payable under this Agreement when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c)    any representation or warranty made or deemed made by or on behalf of any Restricted Company in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(d)    any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Sections 6.1(a), 6.6 (solely with respect to the Borrower’s existence) or 6.11 or in Section 7;
(e)    any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);
(f)    any Restricted Company shall (i) default in making any payment of any Debt (including any Contingent Obligation, but excluding the Loans) beyond the period of grace, if any, provided in the instrument or agreement under which such Debt was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Debt (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Debt to become due prior to its stated maturity; provided that a default, event or condition described in clause (i) or (ii) of this paragraph (f) shall not at any time constitute an Event of Default (a) unless, at such time, one or more defaults, events or conditions of the type described in clauses (i) and (ii) of this paragraph (f) shall have occurred and be continuing with respect to Debt the outstanding principal amount of which exceeds in the aggregate $250,000,000 or (b) if (i) any secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt, if such sale or transfer is permitted hereunder and under the documents providing for such Debt, (ii) any Debt which is convertible into Capital Stock and converts to Capital Stock in accordance with its terms and such conversion is not prohibited hereunder or (iii) such breach or default is (I) remedied by the applicable Restricted Company or (II) waived (including in the form of amendment) by the required holders of such Debt, in either case, prior to the acceleration of Loans pursuant to this Section 8;
(g)    (i) the Borrower or any direct or indirect Subsidiary that is not an Excluded Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any direct or indirect Subsidiary that is not an Excluded Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any direct or indirect Subsidiary that is not an Excluded Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any direct or indirect Subsidiary that is not an Excluded Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any direct or indirect Subsidiary that is not an Excluded Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any direct or indirect Subsidiary that is not an Excluded Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;
(h)    an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, has resulted or could reasonably be expected to result in liabilities of the Loan Parties in an aggregate amount exceeding $250,000,000 or in the imposition of a Lien or security interest on any assets of a Loan Party;
(i)    (A) one or more final judgments or decrees shall be entered against any Restricted Company involving in the aggregate a liability against such Restricted Company, and not including any dollar amount of liability in such judgement or decree assessed against or attributable to a third-party (not paid or fully covered by insurance as to which the relevant insurance company does not dispute coverage) of $250,000,000 or more, and such judgments or decrees are not paid, discharged, vacated, stayed, bonded pending an appeal, or otherwise satisfied for a period of 60 consecutive days after payment is required to be made, or any action shall be legally taken by a judgment creditor (other than pursuant to a pre-negotiated settlement or payment arrangement) to attach or levy upon any assets of any Restricted Company to enforce any such judgment or (B) any Restricted Company shall enter into any settlement of a claim (including claims by Governmental Authorities for violations or alleged violations of Requirements of Law) and the unpaid amount of such settlements at any time, individually or in the aggregate, amount to $250,000,000 or more and any Restricted Company fails to make any payment required to be made in accordance with the terms of the settlements, or any action shall be legally taken by a creditor (other than pursuant to a pre-negotiated settlement or payment arrangement) to attach or levy upon any assets of any Restricted Company to enforce any such settlement;
(j)    any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby (other than, in any case under this clause (j), as permitted pursuant to the terms hereof or thereof or solely as a result of acts by the Collateral Agent or omissions to take action by the Collateral Agent, in each case, that are within the sole control of the Collateral Agent (including as a result of the Collateral Agent’s failure to file a UCC continuation statement));
(k)    other than as expressly permitted hereunder, the guarantee pursuant to Section 10 of any Guarantor shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert (other than pursuant to the terms hereof), except, in the case of any such cessation that is attributable to an event of a type contemplated by Section 8.1(g), this provision shall apply only to the Borrower or a Guarantor;
(l)    a Change of Control shall occur; or
(m)    the Borrower or any Restricted Subsidiary, in each case to the extent it is engaged in the business of providing services for which Medicare or Medicaid reimbursement is sought, shall for any reason, including, without limitation, as the result of any finding, designation or decertification, lose its right or authorization, or otherwise fail to be eligible, to participate in Medicaid or Medicare programs or to accept assignment of or rights to reimbursements under Medicaid or Medicare regulations, or the Borrower or any Restricted Subsidiary has, for any reason, had its right to receive reimbursements under Medicaid or Medicare regulations suspended, and such loss, failure or suspension (together with all such other losses, failures and suspensions continuing at such time) shall have resulted in (x) a Material Adverse Effect or (y) Consolidated net operating revenues for the immediately preceding four Fiscal Quarter period of the Borrower constituting less than 95% of Consolidated net operating revenues for any preceding four Fiscal Quarter period of the Borrower;
then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may with the consent of the Required Lenders, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in paragraph (g) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
8.2    Application of Proceeds. The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, in full or in part, together with any other sums then held by the Collateral Agent pursuant to this Agreement, promptly by the Collateral Agent as follows:
(a)    First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Administrative Agent, the Collateral Agent and their respective agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent and/or the Collateral Agent in connection therewith and all amounts for which the Administrative Agent and/or Collateral Agent is entitled to indemnification pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;
(b)    Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;
(c)    Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the indefeasible payment in full in cash, pro rata, of interest, premium and other amounts constituting Obligations (other than principal and Reimbursement Obligations), any fees, premiums and scheduled periodic payments due under Specified Swap Agreements constituting Secured Obligations and any interest accrued thereon (other than to the extent payable in clause Fourth) and any fees and interest due under any Secured Cash Management Agreements constituting Secured Obligations and any reimbursement or other payment obligations, interest and obligations to provide cash collateral in respect of any Specified Letter of Credit constituting Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing;
(d)    Fourth, to the indefeasible payment in full in cash, pro rata, of the principal amount of the Obligations (including Reimbursement Obligations) and any breakage, termination or other payments under Specified Swap Agreements constituting Secured Obligations and any interest accrued thereon and the principal amount owing under Secured Cash Management Agreements constituting Secured Obligations; and
(e)    Fifth, the balance, if any, to the Person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.
In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (e) of this Section 8.2, the Loan Parties shall remain liable, jointly and severally, for any deficiency.
SECTION 9
THE AGENTS
9.1    Appointment and Authority. Each of the Lenders and the Issuing Lender hereby irrevocably appoints Wells Fargo Bank, National Association to act on its behalf as the Administrative Agent and the Collateral Agent hereunder and under the other Loan Documents and authorizes such Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agents by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto. With the exception of the second and fifth sentences of Section 9.6, the provisions of this Section are solely for the benefit of the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Lender, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. The Lenders hereby authorize the Administrative Agent to enter into any First Lien Intercreditor Agreement, any Junior Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement and any such intercreditor agreement is binding upon the Lenders. The Administrative Agent may effect any amendment or supplement to any First Lien Intercreditor Agreement, any Junior Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement that is for the purpose of adding the holders of Permitted First Priority Refinancing Debt, or Permitted Second Priority Refinancing Debt or Permitted Other Debt permitted to be incurred under this Agreement, as expressly contemplated by the terms of such First Lien Intercreditor Agreement, such Junior Lien Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable.
9.2    Rights as a Lender. Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.
9.3    Exculpatory Provisions. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, no Agent:
(i)    shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)    shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that such Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law; and
(iii)    shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity.
No Agent shall be liable for any action taken or not taken by it (x) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.1) or (y) in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by the Borrower, a Lender or the Issuing Lender.
No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the validity, perfection and priority of any Lien purported to be created by the Loan Documents or the value or sufficiency of the Collateral or (vi) the satisfaction of any condition set forth in Section 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.
9.4    Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper

Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.5    Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.
9.6    Resignation of Agent. Each Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through an Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 9 and Section 11.5 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.
9.7    Non-Reliance on Agent and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
9.8    No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the bookmanagers, arrangers, Syndication Agents or Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent, a Lender or the Issuing Lender hereunder.
9.9    Withholding Tax. To the extent required by any applicable Requirement of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other authority of the United States or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), such Lender shall, within 10 days after written demand therefor, indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Loan Parties pursuant to Section 2.19 and without limiting or expanding the obligation of the Loan Parties to do so) from and against all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.9. The agreements in this Section 9.9 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. For purposes of this Section 9.9, the term “Lender” shall include any Issuing Lender and any Swingline Lender.
9.10    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)     the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
9.11    Erroneous Payments.
(a)    Each Lender, each Issuing Lender, each other Secured Party and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Lender or any other Secured Party (or the Affiliate of a Secured Party) or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender, Issuing Lender or other Secured Party (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates)

with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 9.11(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(b)    Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.
(c)    In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in Same Day Funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the Overnight Rate.
(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with the immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 11.6 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.
(e)    Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 9.11 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Credit Party for the purpose of making a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.
(f)    Each party’s obligations under this Section 9.11 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
(g)    Nothing in this Section 9.11 will constitute a waiver or release of any claim of the Administrative Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.
SECTION 10
GUARANTEE
10.1    The Guarantee. The Guarantors hereby jointly and severally guarantee, as a primary obligor and not as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the Loans made by the Lenders to, and the Notes held by each Lender of, Borrower, and all other Secured Obligations from time to time owing to the Secured Parties by any Loan Party under or in respect of any Loan Document, Specified Swap Agreement, Specified Letter of Credit or Secured Cash Management Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”; provided that Guaranteed Obligations shall exclude any Excluded Swap Obligations). The Guarantors hereby jointly and severally agree that if Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the

Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
10.2    Obligations Unconditional. The obligations of the Guarantors under Section 10.1 shall constitute a guaranty of payment and to the fullest extent permitted by applicable Requirements of Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:
(i)    at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
(ii)    any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;
(iii)    the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;
(iv)    any Lien or security interest granted to, or in favor of, the Issuing Lender or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected;
(v)    the release of any other Guarantor pursuant to Section 10.9;
(vi)    any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party; or
(vii)    any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party.
The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other Person at any time of any right or remedy against Borrower or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time since the Closing Date there may be no Guaranteed Obligations outstanding.
10.3    Reinstatement. The obligations of the Guarantors under this Section 10 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.
10.4    Subrogation; Subordination. Each Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall not assert or exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 10.1, whether by subrogation or otherwise, against Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Debt of any Loan Party permitted pursuant to Section 7.2(d) shall be subordinated to such Loan Party’s Secured Obligations in the manner set forth in the Intercompany Note evidencing such Debt.
10.5    Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.1 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.1) for purposes of Section 10.1, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 10.1.
10.6    Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Section 10 constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.
10.7    Continuing Guarantee. Subject to Section 11.14, the guarantee in this Section 10 is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.
10.8    General Limitation on Guaranteed Obligations. If in any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer law or regulation, or other law affecting the rights of creditors generally, the obligations of any Guarantor under Section 10.1 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 10.1, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors.
10.9    Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, (x) all of the Capital Stock of any Guarantor is sold or otherwise transferred (a “Transferred Guarantor”) to a Person or Persons, none of which is Borrower or a Restricted Subsidiary or (y) such Guarantor becomes an Excluded Subsidiary, then such Transferred Guarantor or Excluded Subsidiary shall, upon the consummation of such sale or transfer or the Transferred Guarantor would qualify as an Excluded Subsidiary upon the consummation of such sale or transfer or upon becoming an Excluded Subsidiary, as applicable, be released from its obligations under this Agreement (including under Section 11.5 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document and the pledge of such Capital Stock of such Transferred Guarantor to the Collateral Agent pursuant to the Security Agreement shall be released, and the Collateral Agent shall take such actions as are necessary to effect each such release in accordance with the relevant provisions of the Security Documents within no more than 30 days from notice to the Collateral Agent of such transfer.
10.10    Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time the guaranty or the grant of the security interest hereunder and under the other Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under its guarantee and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 10 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 10.10 shall remain in full force and effect until the Guaranteed Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section 10.10 to constitute, and this Section 10.10 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.
SECTION 11
MISCELLANEOUS
11.1    Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.1. Amendments prior to the completion of the syndication of the Commitments (as determined by the Administrative Agent) shall, in addition to the other consents required by this Section 11.1, require the consent of the Administrative Agent. Subject to the preceding sentence, the Required Lenders and each Loan Party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent or the Collateral Agent, as applicable, and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent or Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default and its consequences; provided, however, pursuant to Section 2.25, the Commitments and the Total Revolving Extensions of Credit of a Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder; provided, further, that no such waiver and no such amendment, supplement or modification shall (i) reduce or forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest, premium or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Revolving A-1 Commitment under the applicable Revolving A-1 Facility or increase the maximum duration of Interest Periods hereunder or alter the provisions of Section 8.2 (it being understood that if additional Classes of Term Loans or additional Loans under this Agreement consented to by the Required Lenders or additional Loans pursuant to Section 2.24 are made, such new Loans being included on a pro rata basis within Section 8.2 shall not be considered an alteration thereof), in each case without the written consent of each Lender directly affected thereby (but without requiring the consent of the Required Lenders); (ii) [reserved]; (iii) reduce any percentage specified in the definition of “Required Lenders,” consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their guarantee under Section 10, in each case without the written consent of all Lenders (it being understood that lenders added pursuant to Section 2.24 or lenders under additional Classes of Term Loans or additional Loans under this Agreement consented to by the Required Lenders being included in such definition shall not be deemed to require the written consent of all Lenders); (iv) amend, modify or waive any provision of Section 2.17 without the written consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby; (v) reduce the percentage specified in the definition of “Majority Facility Lenders” with respect to any Facility without the written consent of all Lenders under such Facility; (vi) change the application of prepayments as among or between Facilities under Section 2.11(d), without the written consent of the Majority Facility Lenders of each Facility that is being allocated a lesser prepayment as a result thereof (it being understood that if additional Classes of Term Loans or additional Loans under this Agreement consented to by the Required Lenders or additional Loans pursuant to Section 2.24 are made, such new Loans may be included on a pro rata basis in the various prepayments required pursuant to Section 2.11(d)); (vii) expressly change or waive any condition precedent in Section 5.2 to any borrowing under the Revolving A-1 Facility without the written consent of the Majority Facility Lenders with respect to the applicable Revolving A-1 Facility (but without requiring the consent of the Required Lenders); (viii) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; (ix) amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of the Swingline Lender; (x) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender; (xi) amend Section 1.7 or the definition of “Alternative Currency” without the written consent of each Alternative Currency Revolving A-1 Lender, or (xii) amend, modify or waive any provision of this Section 11.1 without the written consent of each Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default, or impair any right consequent thereon. Notwithstanding the foregoing, amendments to or waivers of any other terms or provisions relating solely to the Revolving A-1 Facility (including, without limitation, the waiver of conditions to borrowings, amendments and waivers related to pricing and other modifications affecting only the Revolving A-1 Facility, but not increases in the amount of Revolving A-1 Commitments) will require only the written approval of the Majority Facility Lenders with respect to the Revolving A-1 Facility (or each Revolving A-1 Lender to the extent the applicable amendment, waiver or modification would otherwise require more than the consent of the Required Lenders), the Administrative Agent, the Swingline Lender (if applicable pursuant to clause (x) of this paragraph), the Issuing Lender (if applicable pursuant to clause (xi) of this paragraph) and the Borrower.
Without the consent of any other Person, the applicable Loan Party or Parties and the Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect, any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable Requirements of Law.
If, in connection with any proposed change, waiver, discharge or termination of the provisions of this Agreement as contemplated by this Section that requires the consent of all of the Lenders affected, the consent of more than 50% of the Lenders whose consent is required is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right to replace all, but not less than all, of such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more Persons pursuant to Section 2.22 so long as at the time of such replacement each such new Lender consents to the proposed change, waiver, discharge or termination.
Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) solely with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as such term is defined below) to permit the refinancing of all or any portion of any Class of Term Loans outstanding as of the applicable date of determination (the “Refinanced Term Loans”) with a replacement term loan tranche hereunder (the “Replacement Term Loans”); provided that (i) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans plus premiums, accrued interest, fees and expenses in connection therewith, (ii) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, unless any such higher Applicable Margin applies after the Maturity Date for the Refinanced Term Loans, (iii) the Weighted Average Life to Maturity and final maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity and final maturity of such Refinanced Term Loans at the time of such refinancing (without giving effect to nominal amortization for periods where amortization has been eliminated as a result of a prepayment of the applicable Refinanced Term Loans), (iv) the mandatory prepayment and optional prepayment provisions of the Replacement Term Loans shall not require more than pro rata payments and may permit optional prepayments and mandatory prepayments to be paid in respect of the Term Loans not constituting Refinanced Term Loans and (v) the covenants, events of default and guarantees shall be not materially more restrictive (taken as a whole) (as determined in good faith by the Borrower) to the Lenders providing such Replacement Term Loans than the covenants, events of default and guarantees applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants, events of default and guarantees applicable to any period after the maturity date in respect of the Refinanced Term Loans in effect immediately prior to such refinancing.
11.2    Notices.
(a)    Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(i)    if to a Loan Party, to the Borrower at DaVita Inc., 2000 16th Street, Denver, Colorado 80202, Attention of Chief Financial Officer (Telecopy No. (303) 876-0963), with a copy to DaVita Inc., 2000 16th Street, Denver, Colorado 80202, Attention of Chief Legal Officer (Telecopy No. (303) 876-0963);
(ii)    if to the Administrative Agent, Collateral Agent, Issuing Lender, Swingline Lender or with respect to Alternative Currency Revolving Facility, Wells Fargo Bank, National Association, 550 South Tryon Street, Charlotte, North Carolina 28202 (Email: agencyservices.requests@wellsfargo.com);
(iii)    if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
(b)    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
(c)    Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may (subject to Section 11.2(d)) be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender pursuant to Section 2 if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent, the Collateral Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it (including as set forth in Section 11.2(d)); provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d)    Posting. Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Loan or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications, collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at agencyservices.requests@wellsfargo.com or at such other e-mail address(es) provided to the Borrower from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. In addition, each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. Nothing in this Section 11.2 shall prejudice the right of the Agents, any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent shall require.
To the extent consented to by the Administrative Agent in writing from time to time, Administrative Agent agrees that receipt of the Communications by the Administrative Agent at its e-mail address(es) set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents; provided that the Borrower shall also deliver to the Administrative Agent an executed original of each Compliance Certificate required to be delivered hereunder.
Each Loan Party further agrees that Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” The Agents do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties have any liability to the Loan Parties, any Lender or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through the Internet, except to the extent the liability of such Person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Person’s gross negligence or willful misconduct.
11.3    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
11.4    Survival. All covenants, agreements, representations and warranties made by the Loan Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Collateral Agent, the Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.18, 2.19, 2.20 and 11.5 and Section 9 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
11.5    Expenses; Indemnity; Damage Waiver.
(a)    The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and their respective Affiliates, including the reasonable fees, charges and disbursements of one primary outside counsel, and one local counsel in each applicable jurisdiction, for the Administrative Agent and the Collateral Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement, the Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Issuing Lender or any Lender, including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent, the Issuing Lender or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that in the case of counsel such fees, charges and disbursement shall be limited to the reasonable and documented out-of-pocket fees, charges and disbursements of one primary outside counsel, and one local counsel in each applicable jurisdiction, for the Administrative Agent and one outside counsel, and one local counsel in each applicable jurisdiction, for the Lenders taken as a group (unless there is an actual or perceived conflict of interest in which case each such other Lender may retain its own counsel); provided further that the Borrower shall not be obligated to pay legal fees and expenses incurred pursuant to clauses (i) and (ii) above in connection with the syndication of the credit facilities or the preparation of the Loan Documents prior to the initial Credit Extension.
(b)    The Borrower shall indemnify the Administrative Agent (or any sub-agent thereof), the Collateral Agent (or any sub-agent thereof), the Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented out-of-pocket fees, charges and disbursements of counsel for any Indemnitee (limited to the reasonable and documented out-of-pocket fees, charges and disbursements of one primary outside counsel for all Indemnitees taken as a group (unless there is an actual or perceived conflict of interest in which case each such other Indemnitee may retain its own counsel)), incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the execution or delivery of this Agreement, any Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release or threatened Release of Hazardous Materials at, on, under or from any property owned or operated by any Restricted Company, any Environmental Liability related in any way to any Restricted Company or any violation of healthcare laws related in any way to any Restricted Company, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, regardless of whether brought by a third party or by a Loan Party and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (a) are determined by a court of competent jurisdiction by final and nonappealable judgment (i) to have arisen from the material breach by such Indemnitee or of any Affiliate of such Indemnitee of this Agreement or any other Loan Document or (ii) to have been incurred primarily by reason of the gross negligence, bad faith or willful misconduct of such Indemnitee or of any Affiliate of such Indemnitee or (b) resulted from any dispute solely among Indemnitees; provided further that that if any Indemnitee shall receive indemnification that is later disallowed by this proviso, it shall promptly repay to the Borrower any such funds. This Section 11.5(b) shall not apply to Taxes, other than Taxes that represent liabilities, losses, damages, etc., resulting from a non-Tax claim.
(c)    To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof), the Collateral Agent (or any sub-agent thereof), the Issuing Lender or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, the Issuing Lender or the Swingline Lender, as the case may be, such Lender’s Aggregate Exposure Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, the Issuing Lender or the Swingline Lender in its capacity as such.
(d)    To the extent permitted by applicable law, no Loan Party or Indemnitee shall assert, and each hereby waives, any claim against any other party to this Agreement or any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)    All amounts due under this Section shall be payable promptly after written demand therefor (together with backup documentation supporting such reimbursement request).
11.6    Successors and Assigns; Participations and Assignments.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Lender that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than the Borrower or any of its Affiliates or a natural person) (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)    the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 8.1(a), 8.1(b) or 8.1(g) has occurred and is continuing, any other Person (other than a Disqualified Lender); provided, further, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;
(B)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an affiliate of a Lender or an Approved Fund; and
(C)    the Issuing Lender and the Swingline Lender; provided that no consent of the Issuing Lender or the Swingline Lender shall be required for an assignment of all or any portion of a Term Loan.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, in the case of the Tranche B-1 Term Facility or Extended Tranche B-1 Term Facility, $1,000,000) unless each of the Borrower and the Administrative Agent otherwise consents; provided that (1) no such consent of the Borrower shall be required if an

Event of Default under Sections 8.1(a), (b) or (g) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Facility;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (provided that the Administrative Agent may waive such fee in its sole discretion);
(D)    the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and
(E)    the Assignee shall not be a natural person or Defaulting Lender.
For the purposes of this Section 11.6, the term “Approved Fund” has the following meaning:
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 11.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)    The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and interest amounts) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Agents, the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.7(b) or (c), 2.17(e), 3.4, 3.5 or 11.5, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)    (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Lender or the Swingline Lender, sell participations to one or more banks or other entities (other than a Disqualified Lender) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the second proviso to the third sentence of Section 11.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20 (subject to the requirements and limitations of such Sections, including Section 2.19(e)), and shall be subject to Section 2.21, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section (provided that any documentation required to be provided pursuant to Section 2.19(e) shall be provided solely to the participating Lender). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.7(b) as though it were a Lender; provided such Participant shall be subject to Section 11.7(a) as though it were a Lender. Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility to determine the compliance of any Lender with the requirements of this Section 11.6(c) (it being understood that each Lender shall be responsible for ensuring its own compliance with the requirements of this Section).
(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.18 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent, which shall not be unreasonably withheld or delayed.
(iii)    Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a register on which it enters the names and addresses of each Participant and the principal amounts (and interest amounts) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, and such Lender shall treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or similar central banking authority, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.
(e)    Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 11.6(b). Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.
(f)    The Borrower, at its sole expense and upon receipt of written notice from the relevant Lender, agrees to issue Note(s) to any Lender requiring Note(s) to facilitate transactions of the type described in this Section 11.6.
11.7    Adjustments; Set-off.
(a)    Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8.1(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.
(b)    If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
(c)    Notwithstanding the provisions of this Agreement, if at any time any Lender, any Issuing Lender or any of their respective Affiliates maintains one or more deposit accounts for the Borrower or any Guarantor into which Medicare and/or Medicaid receivables are deposited, such Lender or Issuing Lender or their applicable Affiliate hereby waives the right of setoff set forth herein.
11.8    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
11.9    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
11.10    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
11.11    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION,

SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF).
11.12    Submission to Jurisdiction; Waivers. Each party hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, New York County, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
11.13    Acknowledgments. Each of the Loan Parties hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
(b)    neither the Administrative Agent or the Collateral Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent, the Collateral Agent and Lenders, on one hand, and the Loan Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders.

11.14    Releases of Guarantees and Liens.
(a)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Collateral Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 11.1) to take any action requested by the Borrower having the effect of releasing any Collateral or any Guarantor (i), if such Person becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder or in accordance with Section 10.9; provided that, no such release shall occur if such Guarantor continues to be a guarantor in respect of the 2030 Senior Notes, 2031 Senior Notes, any Permitted Other Debt or any Credit Agreement Refinancing Debt, (ii) with (A) the sale of such Collateral, in each case, to a Person or Persons, none of which is the Borrower or a Guarantor, in compliance with the terms and provisions of the Loan Documents or (B) a transaction that has been consented to in accordance with Section 11.1 or (iii) under the circumstances described in paragraph (b) below.
(b)    At such time as the Loans, the LC Disbursements and the Obligations (other than obligations under or in respect of Swap Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.
11.15    Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Issuing Lender and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, including by any self-regulatory body having jurisdiction over such Lender, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any pledgee or prospective pledgee referred to in Section 11.6(d) or (iii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, the Collateral Agent, the Issuing Lender or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Collateral Agent, the Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

11.16    Headings. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
11.17    USA PATRIOT Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.
11.18    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
11.19    Third Party Beneficiary. None of the provisions contained in this Agreement are intended by the parties hereto, nor shall they be deemed, to confer any benefit on any Person not a party to this Agreement other than, to the extent provided herein, any Indemnitee or Secured Party. The representations and warranties of the Loan Parties contained herein are provided for the benefit of the Administrative Agent, the Collateral Agent, the Issuing Lender and each of the Lenders and their respective successors and permitted assigns in accordance herewith, and are not being provided for the benefit of any other Person (which other Person shall include, for this purpose, without limitation, any shareholder of any Loan Party).
11.20    Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
11.21    Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support
(b)    As used in this Section 11.21, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
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Annex B
Exhibit N-5
[See attached]

EXHIBIT N-5
[Form of]
EXTENDED TRANCHE B-1 TERM LOAN NOTE
$____________    New York, New York
    [Date]
FOR VALUE RECEIVED, the undersigned, DaVita Inc., a Delaware corporation (“Borrower”), hereby promises to pay to [                                    ] or its registered assigns (the “Lender”) on the Extended Tranche B-1 Term Loan Maturity Date, in lawful money of the United States and in immediately available funds, the principal amount of ________ DOLLARS ($______), or if less, the aggregate unpaid principal amount of all Extended Tranche B-1 Term Loans of the Lender outstanding under the Credit Agreement referred to below, which sum shall be due and payable in such amounts and on such dates as are set forth in the Credit Agreement. Borrower further agrees to pay interest in like money at such office specified in Section 2.17(d) of the Credit Agreement on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, specified in Section 2.14 of such Credit Agreement.
The holder of this Note may endorse and attach a schedule to reflect the date, Type and amount of each Extended Tranche B-1 Term Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.12 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement.
This Note is one of the Notes referred to in the Credit Agreement, dated as of August 12, 2019 (as amended by the First Amendment, dated as of February 13, 2020, as amended by the Second Amendment, dated as of April 3, 2023, as amended by the Third Amendment, dated as of April 28, 2023, as amended by the Fourth Amendment, dated as of May 9, 2024, and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the Guarantors, the Lenders, Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent and Swingline Lender, and the other agents party thereto, is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.
This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.
Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable as provided therein.
All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.
THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.
THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTY UNDER THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF).
[Signature Page Follows]

DAVITA INC.

By:
Name:
Title: